As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-269438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	809913	82-2726719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7887 East Belleview Avenue, Suite 500

Denver, Colorado 80111

Telephone: 720-287-3093

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Trust Company of Nevada

701 S Carson Street, Suite 200

Carson City, NV 89701

Telephone: 888-724-9870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq.

Sudeep Simkhada, Esq.

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

Telephone: (303) 352-1133

Fax Number: (303) 629-3450

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 14, 2023

PRELIMINARY PROSPECTUS

ASSURE HOLDINGS CORP.

Shares of Common Stock

We are offering           shares of our common stock at an offering price of $           per share.

Our common stock is listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbol “IONM”. On April 13, 2023 the closing price per share of our common stock as quoted on the NASDAQ was $3.15 per share. In this offering, the actual public offering price per share will be determined between us and the underwriter in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our shares involves risks. You should carefully read the “Risk Factors” beginning on page 5 of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriter for certain expenses and issue warrants to the underwriter in an amount equal to % of the aggregate number of shares issued in this offering. For more information, see “Underwriting.”

The offering is being underwritten on a firm commitment basis. We have granted the underwriter a        -day option from the date of this prospectus to purchase up to         shares of our common stock from us solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about       , 2023.

April    , 2023

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Assure” and “our Company” refer to Assure Holdings Corp., a Nevada corporation, and its subsidiaries.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “C$” or “Cdn$” refer to Canadian dollars and all references to “common shares” and “shares” refer to the common shares in our capital stock, unless otherwise indicated. All references to the number of common shares and price per common share have been adjusted to reflect the five-for-one reverse stock split effectuated during September 2021.

Assure Holdings Corp., the Assure logo and other trademarks or service marks of Assure appearing in this prospectus are the property of Assure or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

i

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may, and intend to, take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

EXCHANGE RATE INFORMATION

Unless stated otherwise, all dollar amounts are in United States dollars. Certain dollar amounts are expressed in Canadian dollars (“Cdn$”).

The annual average exchange rates for Canadian dollars in terms of the United States dollar for each of the two-year periods ended December 31, 2022 and 2021, as quoted by the Bank of Canada, were as follows:

Year ended December 31
2022	2021
Cdn$1.3011	Cdn$1.2535

On April 13, 2023, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was US $1.00 = Cdn$1.3359.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents that are incorporated herein by reference contain certain forward-looking statements within the meaning of Canadian and United States securities laws, including the Private Securities Limitation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words including, but not limited to the following; “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are based on the Company’s current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated.

You should read this prospectus completely and with the understanding that actual future results may materially differ from expectations set forth in forward looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, when evaluating the information presented in this registration statement or our other disclosures because current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors set forth in the section entitled “Risk Factors” in this prospectus.

SUMMARY OF RISK FACTORS

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 5 of this prospectus. These risks can be summarized as follows:

Business Related Risks

●	We have incurred operating losses in some of our historical periods and we could incur additional losses until we successfully integrate acquired practices, improve collections for managed cases and reduce operating expenses.
●	We may need to raise additional funds to finance our operations and our expansion and growth plans; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.
●	Our business is not highly diversified and approximately 75% of our case volume is currently concentrated in Colorado and Texas where we are susceptible to local and regional fluctuations in demand for our service, downturns in the economy, adverse weather conditions, changes in local or state regulations, and other localized market changes.
●	Assure is expanding its offering beyond our legacy provision of the Technical Component of IONM to provide the Professional Component by delivering tele- neurology services provided as part of IONM. We face significant competition from other health care providers for patients, physicians, nurses and technical staff. Some of our competitors are larger and have longstanding and well-established relationships with physicians and third-party payors in the community.
●	Assure founder Preston Parsons remains our single largest stockholders and beneficially owns approximately 183 thousand shares or 17% of our issued and outstanding shares of common stock. Mr. Parsons has the ability to influence the outcome of matters submitted to our stockholders for approval.
●	Our development will depend on the efforts of key management, key personnel and our relationships with medical partners in the surgical industry, and the loss of any of these people and partnerships, particularly to competitors, could have a material adverse effect on our business.
●	We depend on payments from third-party payors, including private insurers, managed care organizations and hospitals, which may cause fluctuations in our revenue and delays and uncertainties in the reimbursement rate and the timing of reimbursement.
●	State and Federal surprise billing legislation could lead to lower reimbursement rates.
●	Value-based purchasing initiatives of both governmental and private payors tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of hospitals and other health care facilities where we operate and may negatively impact our revenues.
●	Public scrutiny of the intraoperative neuromonitoring industry in general could have a material adverse effect on our business and results of operations.
●	Accounting adjustments due to changes in circumstances or estimates may require us to write-off accounts receivables or write-down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.
●	Our business strategy has been to grow through expansion. Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition transactions on acceptable terms.
●	Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources.
●	We may be involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims.
●	We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business.
●	We are reliant on Software-as-a-Service (Saas) technologies from third parties, which could adversely affect our business.
●	Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.
●	Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.
●	We rely on 3rd party software-as-a-service vendors for certain operational and administrative functions.
●	There is currently a shortage of certified, interoperative neurophysiologists in the United States. Any significant loss of interoperative neurophysiologists could disrupt business operations and adversely impact our reputation and results of operations.

v

Health Care Industry Regulatory Risks

●	The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. These regulations include:
o	Anti-Kickback Statute, a provision of the Social Security Act of 1972
o	Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law
o	Health Insurance Portability and Accountability Act of 1996
o	Affordable Care Act
o	Health Care and Education Reconciliation Act of 2010
o	Health Insurance Portability and Accountability Act of 1996 (“HIPAA”)
●	If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.
●	As a health care provider, we are subject to professional liability claims both directly via our neurophysiologic INP staff and indirectly through the malpractice of our supervising practitioners and surgical partners.
●	Political and regulatory changes, including insurance options, billing restrictions, patient rights and reimbursement regulation, may have a negative impact on the health care industry and our business.

Risk Related to our Debenture

●	Restrictive covenants in our loan agreements with Centurion Financial Trust may restrict our ability to pursue our business strategies. We anticipate the Company will not meet these covenants and will need to negotiate the impact of noncompliance with Centurion Financial Trust.
●	Our obligations to Centurion Financial Trust are secured by a security interest in substantially all of our assets, if we default on those obligations, the lender could foreclose on our assets.
●	We are dependent on Centurion Financial Trust granting us certain add-backs and other one-time adjustments in the calculation of our financial covenants related to EBITDA and if we are not granted such allowances we may not meet our financial covenants which could result in a default on our obligations and the lender could foreclose on our assets.

Risk Related to our Stock

●	We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.
●	Broad market and industry factors may affect the price of our common shares, regardless of our actual operating performance.
●	Our common stock is listed in the U.S. on the NASDAQ Capital Markets.
●	The issuance of shares of common stock upon exercise of outstanding warrants or options or conversion of convertible notes could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Risks Related to This Offering

●	Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
●	If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering.
●	If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.
●	This offering may cause the trading price of our common stock to decrease.
●	A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.
●	We do not intend to pay dividends in the foreseeable future.
●	Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the recently enacted Inflation Reduction Act of 2022, may adversely impact the Company and the value of the shares of common stock.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Caution Regarding Forward-Looking Statements,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and notes thereto.

In this prospectus, unless we indicate otherwise or the context requires, “Assure,” “company,” “our company,” “the company,” “we,” “our,” “ours” and “us” refer to Assure Holdings Corp. and its consolidated subsidiaries.

Our Business

Overview

Assure is a best-in-class provider of outsourced Intraoperative Neurophysiological Monitoring (“IONM”) and an emerging provider of remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive surgical procedures. IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat (“ENT”), and other surgical procures that place the nervous system at risk. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and help make invasive surgeries safer. Our strategy focuses on utilizing best of class personnel and partners to deliver outcomes that are beneficial to all stakeholders including patients, surgeons, hospitals, insurers, and shareholders.

During each procedure, Assure provides two types of services, the Technical Component and Professional Component of IONM. Our in-house Interoperative Neurophysiologists (“INP”) provide Technical Component IONM services from the operating room throughout the procedure, while telehealth-oriented supervising practitioners provide a level of redundancy and risk mitigation in support of the onsite INPs and surgical team. In addition, Assure offers a comprehensive suite of IONM services, including scheduling the INP and supervising practitioner, real time monitoring, patient advocacy and subsequent billing and collecting for services provided.

Clinical leadership, surgeon support and patient care are Assure’s cornerstones. We make substantial ongoing investments in our training and development of clinical staff and have created a fellowship program to rigorously train new INPs to cost-effectively join the Assure team. In addition, we have partnered with the internationally renowned Texas Back Institute on clinical research relating to IONM safety and efficacy. Isador Lieberman, M.D., the director of the scoliosis and spine tumor program at the Texas Back Institute, is a member of Assure’s Medical Advisory Committee.

Our Strategy

Current Strategy

Our strategy is to build a telehealth tele-neurology services company with exceptional capabilities in IONM and numerous adjacent markets.

Assure has a history of providing industry-leading IONM services with an emphasis on clinical excellence and patient well-being, and are in the midst of a significant transformation to position for growth. With a focus on execution and providing a high level of patient care, the Company is transforming from being a provider of the Technical Component of IONM utilizing a one-to-one business model of INPs in the operating room to a business that also provides the Professional Component of IONM via off-site tele-neurology services in a far more scalable one-to-many business model. The next step in our development will relate to opportunities to expand into adjacent tele-neurology services while utilizing Assure’s platform and employees. This will extend our reach and redefine Assure’s position in the industry. We are thoughtfully deploying capital and focusing our investment in high potential growth initiatives including: organically expanding within existing states and into new states, growing our tele-neurology platform, signing new IONM outsourcing agreements with hospitals and medical facilities, as well as opportunistic M&A. In addition, we are investing to make our revenue cycle management function more automated, improving the velocity of our cash collections. The data and analytics-driven Company we are building will play a bigger role in the success of our key stakeholder groups: surgeons, hospitals, insurance companies and patients, as we seek to deliver attractive returns to our stockholders.

Assure has made substantial investments to make its revenue cycle management function more data-driven, analytical and automated. This modernization facilitated successful state-level arbitrations in 2022. Success in arbitration supported improving cash flow. There is currently a backlog of claims awaiting federal arbitration that we anticipate will begin in earnest in 2023. Many IONM competitors, particularly smaller peers that remain reliant on third-party billing companies lack the analytics and transparency to similarly leverage opportunities presented by the arbitration process.

As we look forward, Assure is focused on aligning our costs with updated managed case revenue expectations. The Company expects to continue adding scale in favorable markets while fixing the cost of delivering for its services. Further, Assure wants to take advantage of an opportunistic M&A environment in IONM as the industry moves toward a near-term consolidation. Another catalyst for improving financials is moving away from Assure’s legacy Managed Service Agreement (“MSA”) model in order to keep all collections generated from services provided by the Professional Component of IONM. In addition, supported by a data-driven revenue cycle management function, the Company anticipates leveraging state and federal arbitration programs to maximize reimbursement per case. It is our expectation that consistent success in arbitrations will ultimately lead to new in-network contractual agreements with commercial insurance payors, which in turn will speed up cash flow and improve participation rates. Lastly, Assure remains entirely committed to maintaining its clinical leadership, providing surgeon partners and hospitals with clinical excellence and our patients with enhanced safety. Delivering industry-leading quality of service has long anchored the Company’s very strong surgeon retention rates and driven our referral network for winning new business.

IONM Market in the United States

Overview

A key factor driving growth in the market is the increasing number of surgeries for which IONM is required. Advances in technology, the growth of the geriatric population in the US and a rising incidence of chronic diseases are other factors increasing the number of spinal, musculoskeletal, and cardiovascular surgeries, which in turn is expected to drive market growth in IONM. Renowned medical institutions such as the Mayo Clinic are advocating greater adoption of IONM including requiring medical professionals to complete comprehensive neurophysiology training courses and hosting international IONM conferences.

Market Landscape

The IONM market is bifurcated into in-house and outsourced providers. The end user segment is categorized into hospital and ambulatory surgical centers. IONM finds its application in spinal, neurosurgery, cardiovascular, ENT, orthopedic and other surgeries related to the central or peripheral nervous system. IONM modalities include motor evoked potential, somatosensory evoked potential, electroencephalography, electromyography, brainstem auditory evoked potential, and visual evoked potential.

There has been a substantial increase in the use of IONM services by hospitals and ambulatory surgical centers during complex surgeries. Moreover, the market is moving toward outsourced monitoring to provide advanced treatment options for patients suffering from chronic diseases.

With no dominant players in the industry, the intraoperative neuromonitoring market in the U.S. is highly fragmented. Providers can generally be categorized into three groups: 1) IONM-specific companies, including a limited number of relatively larger players such as Assure and a much larger group of small local and regional providers, 2) In-house providers such as hospitals, and 3) Bundled product companies offering neuromonitoring as part of a broader suite of services including SpecialtyCare, Inc. and NuVasive, Inc. These bundled product companies are believed to be the largest IONM providers in the US, although each is estimated to individually comprise approximately 10% of the overall U.S. IONM market.

Competition

The IONM industry is highly competitive. We face significant competition from other IONM and tele-neurology providers for patients, physicians, INPs and supervising practitioners. Some of our competitors are larger and have longstanding and well-established relationships with physicians and third-party payors. We also compete with other health care providers in our efforts to hire and retain experienced professionals. As a result, we may have difficulty attracting or retaining key personnel or securing clinical resources.

Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Assure also has significantly larger competitors, some of which have access to greater marketing, financial and other resources and may be better known in the general community. As a result of these factors, the Company may not be able to compete effectively against current and future competitors. See “Risk Factors” beginning on page 5 of this prospectus.

Corporate Structure

Assure Holdings Corp.

Assure Holdings Corp., formerly Montreux Capital Corp, a Canadian Capital Pool Company (“Montreux”), was formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017. A Canadian Capital Pool Company is a special purpose acquisition company organized for the purposes of completing acquisition transactions, known as “qualifying transactions,” with operating companies for the purposes of taking the operating companies public in Canada. Qualifying transactions are subject to Canadian securities laws and exchange listing requirements.

Our Common Stock

Our common stock is listed on the NASDAQ under the symbol “IONM”.

Available Information

Our executive office address is 7887 E. Belleview Ave., Suite 500, Denver, Colorado 80111. The telephone number for our executive office is (720) 287-3093.

We make available, free of charge, on or through our Internet website, at www.assureneuromonitoring.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our Internet website and the information contained therein or connected thereto are not intended to be, and are not, incorporated into this prospectus.

Recent Developments

Effective April 11, 2023, Martin Burian voluntarily resigned from his position as a member of the Company’s Board of Directors. Mr. Burian did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 11, 2023, Baker Tilly US, LLP (“Baker Tilly”) informed Assure Holdings Corp. (the “Company”) and the Audit Committee of the Company that Baker Tilly would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023.

THE OFFERING

Issuer	Assure Holdings Corp.

Shares Offered by Us:	shares on a “firm commitment” basis at a price of $ per share.

Common Stock Outstanding Before this offering:	shares of common stock.

Common Stock Outstanding After this offering (1):	shares of common stock (or, shares if the underwriter exercises its over-allotment option in full).

Over-Allotment Option	We have granted the underwriter a -day option from the date of this prospectus to purchase up to (i) shares of our common stock from us solely to cover over-allotments, if any.

Use of Proceeds:

We intend to use the net proceeds from this offering for general corporate purposes, including servicing our ongoing debt obligations under our notes, working capital, marketing, product development and capital expenditures. See “Use of Proceeds” in this prospectus.

Dividend Policy:	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends in the foreseeable future.
Nasdaq Capital Market Trading Symbol:	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “IONM.”

Risk Factors:

Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

(1)	The number of shares of common stock shown above to be outstanding after this offering is based on 1,101,098 shares outstanding as of April 13, 2023, and excludes the following:
●	195,603 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $81.81;
●	58,790 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $13.82;
●	19,044 shares of common stock issuable upon conversion of convertible notes.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Caution Regarding Forward-Looking Statements,” beginning on page iv of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward-looking statements. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Related to Our Business

Meaningful decrease in underlying commercial insurance reimbursement for IONM services provided.

In recent years, the IONM industry including Assure has seen a meaningful compression in reimbursement for IONM services provided. This trend has been more pronounced for the Technical Component relative to the Professional Component, driven in part by a shift in perceived benefit.

In addition, in October 2022, Assure and other IONM providers experienced a meaningful decrease in the Texas reimbursement benchmark, which had been utilized in state arbitration claims to great success from January 2022 through September 2022. In October 2022, Texas state arbitration reimbursement was realigned to a level much closer to the state average across the Company’s operational footprint. As a reminder, Texas is Assure’s largest market and represents approximately 60% of our patient volume. The company is focused on improving margin and increasing participation rates for state arbitrations in Texas. This change does not affect the larger pool of federal arbitrations associated with the No Surprises Act, both in Texas and other states within Assure’s operational footprint still to come. This pool is anticipated to be much larger than the pool of state arbitration claims.

Effective January 1, 2022, the No Surprises Act (enacted as part of the Consolidated Appropriations Act, 2021), was intended to protect patients from receiving balance bills or “surprise bills”, the difference between what the provider charged and what insurance paid. This new law also provides for negotiation and independent dispute resolution (“IDR”) processes to resolve disputed claim payment amounts for federally regulated insurance plans. Assure has filed several hundred negotiation requests and IDR cases, although decisions for those cases are still pending. Health and Human Services has acknowledged that there is a substantial backlog of IDR case decisions due to a larger than expected demand for dispute resolutions. If we are unsuccessful in arbitrating, or if the arbitration process is delayed, we may not collect for our services or experience delays in collecting for our services and our business and financial results could be materially adversely affected.

The Consolidated Appropriations Act of 2023 enacted a 2.08% payment cut in Medicare physician fee schedule rates for 2023. The updating of Medicare physician fee schedule rates will be threatened by budget neutrality requirements for the foreseeable future. Any future cuts to rates for professional physician services under the Medicare program, other public health care programs in which we may choose to participate, or commercial payor reimbursement could materially and adversely impact our financial results.

Assure management has made strategic and tactical decisions to stay ahead of these reimbursement trends. This includes the Company launching its own remote neurology business in 2021 to realign Assure toward the Professional Component. More recently, Assure has focused on fixing the cost of delivery for IONM services it provides while maintaining a high standard of clinical care. Additional mitigating strategic initiatives include increasing scale through organic growth and M&A in a consolidating IONM market and moving away from the MSA model of revenue sharing.

If we are unable to be reimbursed for our services at expected levels, our business and financial results could be materially adversely affected.

Historical negative operating results

In 2015, we launched our business as a neuromonitoring service company. Since its initial launch, the Company has experienced operating losses. Our net loss was $30.1 million and $2.8 million for the years ended December 31, 2022 and 2021, respectively. Although we plan to be profitable in the future, there is no guarantee when profitability will occur. Furthermore, our independent registered public accountants have expressed that substantial doubt exists as to the Company’s ability to continue as a going concern. See Note 2 to the Consolidated Financial Statements included in this Form S-1 Registration statement for further discussion.

Our plan is to grow our business through expansion, and we anticipate that we will be required to raise additional funds to finance our operations; however, we may not be able to do so when necessary and/or on terms advantageous or acceptable to us.

We have financed our capital and cash requirements primarily from revenues generated from services, using a bank facility and line of credit, issuing convertible debentures, common stock and warrants in private placement offerings, and more recently using our debt arrangement with Centurion Financial Trust. Our ability to maintain the carrying value of our assets and become profitable is dependent on successfully marketing our services, maintaining future profitable operations, improving our billing and collections processes, successfully negotiating pricing and payment arrangements with payors and maintaining our network of providers, the outcome of which cannot be predicted at this time. We intend to grow our operations by developing additional relationships with Provider Network Entities (“PEs”), which are professional IONM entities, and directly contracting with hospitals and surgery centers for services. In the future, we anticipate that it may be necessary for us to raise additional funds for the continuing development of our business strategy.

Our operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We anticipate that we will require future additional capital, including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition, and results of operations.

Our business strategy is to grow through expansion and acquisitions; however, our business is currently not highly diversified.

Our business strategy has been to grow through expansion. Although we operate in numerous states, approximately 75% of our case volume is currently concentrated in Colorado and Texas, where we are susceptible to local and regional fluctuations in demand for our service, downturns in the economy, adverse weather conditions, changes in local or state regulations, and other localized market changes.

Efforts to expand and execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition transactions.

Our loan agreement subjects us to covenants that affect the conduct of business. In the event that our shares of common stock do not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept our common stock as all or part of the purchase consideration, we may be required to use more of our cash resources, if available, or to rely solely on additional financing arrangements to pursue our acquisition and development strategy. We may not have sufficient capital resources or be able to obtain financing on terms acceptable to us for our acquisition and development strategy, which would limit our growth. Without sufficient capital resources to implement this strategy, our future growth could be limited and operations impaired. There can be no assurance that additional financing will be available to fund this growth strategy or that, if available, the financing will be on terms that are acceptable to us.

The business is expanding beyond our legacy provision of the Technical Component of IONM to offer the Professional Component via tele-neurology services.

Historically, our business has provided the Technical Component of IONM. While it remains a core part of our business and we expect it to remain so in the future, Assure has begun providing the Professional Component via off-site tele-neurology services for IONM. In some cases, this is done directly via our own supervising practitioners. In other instances, these services are provided by and through subsidiaries, which own interest in entities that either (i) directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians. Assure employs supervising practitioners and has created a structure deploying them as reading physicians.

Providing the Professional Component of IONM subjects the Company to additional legal and government regulations as well as risk of billing and collecting for these services.

The Termination of Managed Service Agreements.

In instances in which the Professional Component is provided via MSA’s with surgeons or through agreements with PEs, Assure engages in a revenue share based on our percentage ownership of the PE. Assure disclosed during its third quarter 2022 earnings call in November 2022 that the Company was moving away from the MSA model so that it can keep all collections from the Professional Component. Assure’s goal is to entirely terminate its MSA relationships by the middle of 2023. This process may lead to the loss of some surgeon relationships and as a result our business, reputation, and financial results could be materially adversely affected.

We face significant competition from other health care providers.

We compete with other IONM service providers for patients, surgeons, neurologists and INPs. Some of our competitors have longstanding and well-established relationships with physicians and third-party payors in the community. Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Some of our competitors are also significantly larger than us, may have access to greater marketing, financial and other resources and may be better known in the general community.

The competition among service providers, facilities and hospitals for surgeons, neurologists, professional staff, and patients has intensified in recent years. We face competition from other providers that perform similar services, both inside and outside of our primary service areas. Some of our competitors are owned by non-profit or governmental entities, which may be supported by endowments and charitable contributions or by public or governmental support. These competitors can make capital expenditures without paying sales tax, may hold the property without paying property taxes and may pay for the equipment out of earnings not burdened by income taxes. This competitive advantage may affect our ability to compete effectively with these non-profit or governmental entities.

There are several large, publicly traded companies, divisions or subsidiaries of large publicly held companies, and several private companies that develop and acquire specialty services, which may include neuromonitoring, and these companies compete with us in the acquisition of additional businesses. Further, many surgeon groups develop groups that provide ancillary services, using consultants who typically perform these services for a fee and who may take a small equity interest in the ongoing operations of a business. We can give no assurance that we can compete effectively in these areas. If we are unable to compete effectively to recruit new surgeons, neurologists, attract patients, enter into arrangements with managed care payors or acquire new facilities, our ability to implement our growth strategies successfully could be impaired. This may have an adverse effect on our business, results of operations and financial condition.

Reliance on key personnel, industry partners and our ability to hire experienced employees and professionals.

Our development will depend on the efforts of key management, key personnel and our relationships with medical partners in the surgical industry and our ability to hire experienced employees and professionals. Loss of any of these people and partnerships, particularly to competitors, could have a material adverse effect on our business. Further, with respect to the future development of our business, it is necessary to attract additional partners and personnel for such development.

The marketplace for key skilled personnel is becoming more competitive, which means the cost of hiring, training and retaining such personnel may increase. Our business is dependent on our ability to hire and retain employees who have advanced clinical and other technical skills. Employees who meet these high standards are in great demand and are likely to remain a limited resource in the foreseeable future. If we are unable to recruit and retain a sufficient number of these employees, the ability to maintain and grow the business could be negatively impacted. A limited supply of qualified applicants may also contribute to wage increases which outpace the rate of inflation.

Factors outside our control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect our ability to employ the specific personnel required. Due to our relatively small size, the failure to retain or attract a sufficient number of key skilled personnel and partnerships could have a material adverse effect on our business, results of future operations and financial condition.

The intraoperative neuromonitoring industry is relatively new and is subject to risk associated with public scrutiny and gaps in technician oversight and formal board reviews.

The intraoperative neuromonitoring industry is relatively new and many of service providers are small privately held providers of intraoperative neuromonitoring that lack quality assurance programs. Our competitors may be more susceptible to adverse patient outcomes, thus raising public scrutiny of the industry as a whole. Such public scrutiny could impact our ability to maintain and grow the business.

INPs within the intraoperative neuromonitoring industry are not subject to oversight or formal board reviews. Lack of oversight and reviews could lead to declining quality among providers who lack self-governed internal programs designed to ensure high-quality standards. Given the fragmented competitive landscape of the neuromonitoring industry, such gaps in appropriate clinical oversight could impact our ability to maintain or grow the business.

We are subject to fluctuations in revenues and payor mix.

We depend on payments from third-party payors, including private insurers, managed care organizations and government health care programs. We are dependent on private and, to a lesser extent, governmental third- party sources of payment for the managed cases performed in Procedure Facilities. Our competitive position has been, and will continue to be, affected by reimbursement and co-payment initiatives undertaken by third- party payors, including insurance companies, and, to a lesser extent, employers, and Medicare and Medicaid.

As an increasing percentage of patients become subject to health care coverage arrangements with managed care payors, our success may depend in part on our ability to negotiate favorable contracts on behalf of Procedure Facilities with managed care organizations, employer groups and other private third-party payors. There can be no assurances that we will be able to enter into these arrangements on satisfactory terms in the future. Also, to the extent that Procedure Facilities have managed care contracts currently in place, there can be no assurance that such contracts will be renewed, or the rates of reimbursement held at current levels.

Managed care plans often set their reimbursement rates based on Medicare and Medicaid rates and consequently, although only a small portion of our revenues are from Medicare and Medicaid, the rates established by these payors may influence our revenues from private payors. As with most government reimbursement programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect our revenues and results of operations.

The Centers for Medicare and Medicaid Services introduced substantial changes to reimbursement and coverage related to ambulatory surgical centers (“ASC”). Under these ASC rules, reimbursement levels decreased and remain subject to change. Consequently, our operating margins may continue to be under pressure as a result of changes in payor mix and growth in operating expenses in excess of increases in payments by third-party payors. In addition, as a result of competitive burdens, our ability to maintain operating margins through price increases to privately insured patients is limited. This could have a material adverse effect on our business, operating results and financial condition. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered and is recognized upon performance of the patient service. In determining net patient service revenue, management periodically reviews and evaluates historical payment data, payor mix and current economic conditions and adjusts, as required, the estimated collections as a percentage of gross billings in subsequent periods based on final settlements and collections. Management continues to monitor historical collections and market conditions to manage and report the effects of a change in estimates. While we believe that the current reporting and trending software provides us with an accurate estimate of net patient service revenues, any changes in collections or market conditions that we fail to accurately estimate or predict could have a material adverse effect on our operating results and financial condition.

We depend on reimbursement from a small group of third-party payors which could lead to delays and uncertainties in the reimbursement rate and process.

Approximately 57% of our accrued revenue for the year ended December 31, 2022 relates to 30 third-party payors. The loss or disruption of any one of these payors could have an adverse effect on our business, results of operations and financial condition. Additionally, about 53% of our cash collections during the year ended December 31, 2022 was concentrated among these same third-party payors. Greater diversification of payors is dependent on expansion into new markets.

Our performance is greatly dependent on decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

One of the complexities of our business is navigating the increasingly hostile environment for entities that are not participants in the health insurance companies’ (“Third-Party Payors”) provider networks (also referred to as an out-of-network provider or facility). Third-Party Payors negotiate discounted fees with providers and facilities in return for access to the patient populations which those Third-Party Payors cover. The providers and facilities that contractually agree to these rates become part of the Third-Party Payor’s “network”. We are currently out-of-network as to most Third-Party Payors.

There are several risks associated with not participating in Third-Party Payor networks. First, not all Third- Party Payors offer coverage to their patients for services rendered by non-participants in that Third-Party Payor’s network. Further, it is typically the case that patients with so-called “out-of-network benefits” will be obliged to pay higher co-pays, higher deductibles, and a larger percentage of co-insurance payments. In addition, because the out-of-network coverage often mandates payment at a “usual and customary rate”, the determination of the amounts payable by the Third-Party Payor can fluctuate.

Health care providers and facilities that choose not to participate in a Third-Party Payor’s network often face longer times for their claims to be processed and paid. Further, many Third-Party Payors aggressively audit claims from out-of-network providers and facilities and continuously change their benefit policies in various ways that restrict the ability of beneficiaries to access out of network benefits, and to restrict out-of-network providers from treating their beneficiaries. Consequently, it may become necessary for us to change our out- of-network strategy and join Third-Party Payor networks. This may require us to negotiate and maintain numerous contracts with various Third-Party Payors. In either case, our performance is greatly dependent upon decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

If it becomes necessary for us to convert entirely to in-network, there is no guarantee that we will be able to successfully negotiate these contracts. Further, we may experience difficulty in establishing and maintaining relationships with health maintenance organizations, preferred provider organizations, and other Third-Party Payors. Out-of-network reimbursement rates are typically higher than in network reimbursement rates, so our revenue would likely decline if we move to an in-network provider strategy and fail to increase our volume of business sufficiently to offset reduced in-network reimbursement rates. These factors could adversely affect our revenues and our business.

Historically, all privately insured cases were billed on an out-of-network basis. Over the past three years, the Company has shifted some of the business to direct and indirect contracts with the payors and related parties. However, as of December 31, 2022, approximately 85% of our privately insured cases remain out of network basis, without any reimbursement rate protection or consistent in-network patient enrollments typically seen from an in-network agreement. Accordingly, we are susceptible to changes in reimbursement policies and procedures by Third-Party Payors and patients’ preference of using their out-of-network benefits which could have an adverse effect on our business, results of operations and financial condition.

The industry trend toward value-based purchasing may negatively impact our revenues.

We believe that value-based purchasing initiatives of both governmental and private payors tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of Procedure Facilities and may negatively impact our revenues if we are unable to meet expected quality standards.

We may be affected by the Patient Protection and Affordable Care Act (“ACA”), which contains several provisions intended to promote value-based purchasing in federal health care programs. Medicare now requires providers to report certain quality measures in order to receive full reimbursement increases for inpatient and outpatient procedures that were previously awarded automatically. In addition, hospitals that meet or exceed certain quality performance standards will receive increased reimbursement payments, while hospitals that have “excess readmissions” for specified conditions will receive reduced reimbursement. There is a trend among private payors toward value-based purchasing of health care services, as well. Many large commercial health insurance payors require hospitals to report quality data, and several of these payors will not reimburse hospitals for certain preventable adverse events.

We expect value based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common, to involve a higher percentage of reimbursement amounts and to spread to reimbursement for ancillary services. Although we are unable to predict how this trend will affect our future results of operations, it could negatively impact our revenues if we are unable to meet quality standards established by both governmental and private payors.

State and Federal surprise billing legislation could lead to lower reimbursement rates.

In December 2020, federal legislation called the No Surprises Act was passed by Congress and signed by the President. Beginning in 2022, the law was implemented with the intended effect to prohibit surprise billing. Another feature of the No Surprise Act relevant to Assure is that it will for the first time allow companies like Assure to arbitrate disputed claims where we are not being paid in every state. While each arbitration case is treated like an individual lawsuit with unpredictable outcomes, we believe this dispute resolution process has the potential to help us get paid on a greater proportion of our claims.

The majority of U.S. states have laws protecting consumers against out-of-network balance billing or “surprise billing”. While consumer collections represent a negligible amount of our total revenue, most state surprise billing laws have established payment standards based on the median in-network rate or a multiplier of what Medicare would pay. These payment standards are often less than the average out-of-network payment and could therefore have an adverse effect on reimbursement rates. Although we have already experienced lower reimbursement rates from such laws, additional impact may be experienced as more states and/or federal legislation is adopted. Today, approximately 15% of our third-party payor revenue is contracted with in- network rate agreements and we are actively pursuing more in-network agreements to further mitigate this risk.

Our revenues will depend on our customers’ continued receipt of adequate reimbursement from private insurers and government sponsored health care programs.

Political, economic, and regulatory influences continue to change the health care industry in the United States. The ability of hospitals to pay fees for our products partially depends on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from private health coverage insurers and other similar organizations. We may have difficulty gaining market acceptance for the products we sell if third-party payors do not provide adequate coverage and reimbursement to hospitals. Major third- party payors of hospitals, such as private health care insurers, periodically revise their payment methodologies based, in part, upon changes in government sponsored health care programs. We cannot predict these periodic revisions with certainty, and such revisions may result in stricter standards for reimbursement of hospital charges for certain specified products, potentially adversely impacting our business, results of operations, and financial conditions.

Changes in accounting estimates due to changes in circumstances may require us to write off accounts receivables or write down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.

We have made updates to estimates resulting from changes in circumstances. For example, during the year ended December 31, 2022, we decreased the useful of intangible assets related to doctor agreements from 10 years to one year as one year more accurately represents our current useful life of such agreements.  As a result of this change in estimate, the amortization of historical doctor agreements was accelerated brining the balance as of December 31, 2022 to nil. There will be no amortization in future periods related to historical capitalized doctor agreements.  Any agreements entered into after December 2022, will be amortized over one year. Future changes in estimates may cause us to write off accounts receivable, intangible assets, such as goodwill, based on changes in circumstances which may have a negative impact on our consolidated financial statements.

Accounts Receivable

In order to more precisely estimate and our accounts receivable reserves, in January 2021 the Company modified its accounting estimate procedures to update its technical and professional collection experience monthly. This change in estimate procedures will not eliminate additional reserves being recorded for fluctuation in the technical and professional collection experience in future periods. However, our change in policy is expected to reduce the magnitude of future reserves that are recorded as a result of fluctuations in the Company’s collection experience.

Goodwill and Intangible Assets

As a result of purchase accounting for our acquisition transactions, our consolidated balance sheet at December 31, 2021 contains intangible assets designated as either goodwill or intangibles totaling approximately $4.4 million in goodwill and approximately $3.6 million in intangibles. Additional acquisitions that result in the recognition of additional intangible assets would cause an increase in these intangible assets. On an ongoing basis, we evaluate whether facts and circumstances indicate any impairment of the value of intangible assets. As of December 31, 2022, we determine that a significant impairment had occurred, which required us to write-off $3.4 million of goodwill and $117 thousand of other intangible assets for a total impairment charge of $3.5 million. Future impairment charges could have a material adverse effect on our results of operations in the period in which the write-off occurs.

We depend on referrals.

Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources. Physicians who use Procedure Facilities and those who refer patients are not our employees and, in many cases, most physicians have admitting privileges at other hospitals and (subject to any applicable non-competition arrangements) may refer patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with our physicians and their referral sources, the number of managed cases performed at Procedure Facilities may decrease and cause revenues to decline. This could adversely affect our business, results of operations and financial condition.

We may be subject to professional liability claims.

As a health care provider, we are subject to professional liability claims both directly and indirectly through the malpractice of members of our medical staff. We are responsible for the standard of care provided in Procedure Facilities by staff working in those facilities. We have legal responsibility for the physical environment and appropriate operation of our equipment used during surgical procedures. In addition, we are subject to various liability for the negligence of its credentialed medical staff under circumstances where we either knew or should have known of a problem leading to a patient injury. The physicians credentialed at Procedure Facilities are involved in the delivery of health care services to the public and are exposed to the risk of professional liability claims. Although we neither control the practice of medicine by physicians nor have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and their services, as a result of the relationship between us and the physicians providing services to patients in Procedure Facilities, we or our subsidiaries may become subject to medical malpractice claims under various legal theories.

Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of available insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. We maintain and require the physicians on the medical staff of Procedure Facilities to maintain liability insurance in amounts and coverages believed to be adequate, presently $1 million per claim to an aggregate of $3 million per year.

Most malpractice liability insurance policies do not extend coverage for punitive damages. While extremely rare in the medical area, punitive damages are those damages assessed by a jury with the intent to “punish” a tortfeasor rather than pay for a material loss resulting from the alleged injury. We cannot assure you that we will not incur liability for punitive damage awards even where adequate insurance limits are maintained. We also believe that there has been, and will continue to be, an increase in governmental investigations of physician-owned facilities, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Investigation activity by private third-party payors has also increased with, in some cases, intervention by the states’ attorneys general. Also possible are potential non-covered claims, or “qui tam” or “whistleblower” suits. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on our financial condition.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our operations may subject us, as well as our officers and directors to whom we owe certain defense and indemnity obligations, to litigation and liability for damages. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope or limits of coverage of any applicable insurance coverage, including claims related to adverse patient events, contractual disputes, professional and general liability, and directors’ and officers’ duties. We currently maintain insurance coverage for those risks we deem are appropriate. However, a successful claim, including a professional liability, malpractice or negligence claim which is in excess of any applicable insurance coverage, or not covered by insurance, could have a material adverse effect on our earnings and cash flows. In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of these.

We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business.

The costs of providing our services have been rising and are expected to continue to rise at a rate higher than that anticipated for consumer goods as a whole. These increased costs may arise from adverse risk management claims against us or increases in the rates for medical malpractice insurance. As a result, our business, operating results or financial condition could be adversely affected if we are unable to implement annual private pay increases due to changing market conditions or otherwise increase our revenues to cover increases in labor and other costs.

We may incur unexpected, material liabilities as a result of acquisitions.

Although we intend to conduct due diligence on any future acquisition, we may inadvertently invest in acquisitions that have material liabilities arising from, for example, the failure to comply with government regulations, medical claims or other past activities. Although we have professional and general liability insurance, we do not currently maintain and are unlikely to acquire insurance specifically covering every unknown or contingent liability that may have occurred prior to our investment in Procedure Facilities, particularly those involving prior civil or criminal misconduct (for which there is no insurance). Incurring such liabilities as a result of future acquisitions could have an adverse effect on our business, operations and financial condition.

Our reliance on software-as-a-service (“SaaS”) technologies from third parties may adversely affect our business and results of operations.

We rely on SaaS technologies from third parties in order to operate critical functions of our business, including financial management services, customer relationship management services, supply chain services and data storage services. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, or for any other reason, our expenses could increase, our ability to manage our finances could be interrupted, our processes for managing sales of our offerings and supporting our customers could be impaired, our ability to communicate with our suppliers could be weakened and our ability to access or save data stored to the cloud may be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could harm our business, financial condition, and results of operations.

Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.

We depend on the development and maintenance of the internet and mobile infrastructure. This includes maintenance of reliable internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet and mobile access. We also use and rely on services from other third parties, such as our telecommunications services and credit card processors, and those services may be subject to outages and interruptions that are not within our control. Failures by our telecommunications providers may interrupt our ability to provide phone support to our customers and Distributed denial-of-service (“DDoS”) attacks directed at our telecommunication service providers could prevent customers from accessing our website. In addition, we have in the past and may in the future experience down periods where our third-party credit card processors are unable to process the online payments of our customers, disrupting our ability to receive customer orders. Our business, financial condition, and results of operations could be materially and adversely affected if for any reason the reliability of our Internet, telecommunications, payment systems and mobile infrastructure is compromised.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We are dependent on the proper function, availability, and security of our information systems, including without limitation those systems utilized in our scheduling and collection operations. We have undertaken measures to protect the safety and security of our information systems and the data maintained within those systems. As part of our efforts, we may be required to expend significant capital to protect against the threat of security breaches or to alleviate problems caused by breaches, including unauthorized access to patient data and personally identifiable information stored in our information systems and the introduction of computer malware to our systems. However, there can be no assurance our safety and security measures will detect and prevent security breaches in a timely manner or otherwise prevent damage or interruption of our systems and operations. We may be vulnerable to losses associated with the improper functioning, security breach or unavailability of our information systems.

If we fail to successfully maintain an effective internal control over financial reporting, the integrity of our financial reporting could be compromised, which could result in a material adverse effect on our reported financial results.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law and the recently enacted Inflation Reduction Act of 2022, may adversely impact us and the value of our common stock.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of shares of our common stock. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us or our investors is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or investors in our common stock.

Risks Related to the Regulation of the Healthcare Industry

Our business is subject to substantial government regulation.

The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. A number of these laws specifically relate to the provision of Medicare and Medicaid billing.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of health care items or services paid for by federal health care programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal anti-kickback statute could result in felony conviction, administrative penalties, civil liability (including penalties) under the False Claims Act and/or exclusion from federal health care programs.

A number of states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored health care programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. Enforcement of state anti-kickback laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of such anti-kickback laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with hospitals, surgical facilities, physicians, or other referral sources violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self- Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. §1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential civil liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by a physician to a health care entity in which the physician has an ownership interest). Such physician self-referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. Enforcement of state physician self-referral laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of physician self-referral laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment to a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,803 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and qui tam plaintiffs to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

State Licensure and Accreditation

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. For example: (1) many states have implemented laws and regulations related to so-called “tele-health,” but whether those laws apply to our operations, and the obligations they impose, vary significantly; (2) some states have so-called corporate practice of medicine prohibitions, and such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies; and (3) some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have a material adverse effect on our business, financial condition or results of operations.

In addition, our partners’ health care facilities and professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Health Information Privacy and Security Standards

The privacy and data security regulations under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”); (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties. In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

Our management carefully considers the importance of compliance with patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Our ongoing civil investigation by the U.S. Department of Justice could result in significant civil penalties.

In April 2022, the U.S. Department of Justice (“DOJ”) issued Civil Investigative Demands to the Company which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act. We voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions. While our policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company we used at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies. We have worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and we believe we have returned substantially all such payments that we have discovered to date, totaling approximately $450,000. The DOJ has not made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing, or outcome of this investigation. As a result, we are unable to estimate the amount or range of any potential loss, if any, arising from this investigation, however, if the DOJ alleges that violations of law occurred and we are not successful in defending ourselves in relation to such allegations, we may be required to pay a significant civil penalty.

Our operations are subject to the nation’s health care laws, as amended, repealed, or replaced from time to time.

The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) mandated changes specific to benefits under Medicare. Several bills have been, and are continuing to be, introduced in U.S. Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law. The likelihood of repeal currently appears low given the failure of the Senate’s multiple attempts to repeal various combinations of such ACA provisions. There is no assurance that any future replacement, modification or repeal of the ACA will not adversely affect our business and financial results. The full effects of the ACA may be unknown until all outstanding legal issues are resolved, the statutory provisions are fully implemented, and CMS, the FDA, and other federal and state agencies issue final applicable regulations or guidance. These developments could potentially alter coverage and marketing requirements, thereby affecting our business. The continued implementation of provisions of the ACA, the adoption of new regulations thereunder and ongoing challenges thereto, also added uncertainty about the current state of U.S. health care laws and could negatively impact our business, results of operations and financial condition. Health care providers could be subject to federal and state investigations and payor audits.

The amounts we receive for services provided to patients are determined by a number of factors, including the payor mix of our patients and the reimbursement methodologies and rates utilized by our patients’ plans. Reimbursement rates and payments from payors may decline based on renegotiations, and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers. As a result, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care.

Many private payors base their reimbursement rates on the published Medicare rates or, in the case of MA plans, are themselves reimbursed by Medicare for the services we provide. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs. Any changes that limit or reduce general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, change or elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Changes that could adversely affect our business include:

●	administrative or legislative changes to base rates or the bases of payment;
●	limits on the services or types of providers for which Medicare will provide reimbursement; and
●	changes in methodology for coding services.
●	The Consolidated Appropriations Act of 2023 enacted a 2.08% payment cut in Medicare physician fee schedule rates for 2023. The updating of Medicare physician fee schedule rates will be threatened by budget neutrality requirements for the foreseeable future. Any future cuts to rates for professional physician services under the Medicare program, other public health care programs in which we may choose to participate, or commercial payor reimbursement could materially and adversely impact our financial results.

A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.

We rely extensively on our information technology (“IT”) systems to manage scheduling and financial data, communicate with customers and their patients, vendors, and other third parties, and summarize and analyze operating results. In addition, we have made significant investments in technology, including the engagement of a third-party IT provider. A cyber-attack that bypasses our IT security systems could cause an IT security breach, a loss of protected health information, or other data subject to privacy laws, a loss of proprietary business information, or a material disruption of our IT business systems. This in turn could have a material adverse impact on our business and result of operations. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information. See discussion of HIPAA, above. Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry and may occur on our systems in the future. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

As cyber-security threats develop and grow, it may be necessary to make significant further investments to protect data and infrastructure. If an actual or perceived breach of our security occurs, (i) we could suffer severe reputational damage adversely affecting customer or investor confidence, (ii) the market perception of the effectiveness of our security measures could be harmed, (iii) we could lose potential sales and existing customers, our ability to deliver our services or operate our business may be impaired, (iv) we may be subject to litigation or regulatory investigations or orders, and (v) we may incur significant liabilities. Our insurance coverage may not be adequate to cover the potentially significant losses that may result from security breaches.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to among other things:

●	Insurance: the collapse or insolvency of our insurance carriers; further increases in premiums and deductibles; increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; an inability to obtain one or more types of insurance on acceptable terms, if at all; insurance carriers deny coverage of our claims; or our insurance coverage is not adequate.
●	Billing and Collections: billing and coding for services, including documentation of care, appropriate treatment of overpayments and credit balances, and the submission of false statements or claims; relationships and arrangements with physicians and other referral sources and referral recipients, including self-referral restrictions, and prohibitions on kickbacks and other non-permitted forms of remuneration and prohibitions on the payment of inducements to Medicare and Medicaid beneficiaries in order to influence their selection of a provider.
●	Governmental Regulation: licensure, certification, enrollment in government programs and certificate of need approval, including requirements affecting the operation, establishment and addition of services and facilities; the necessity, appropriateness, and adequacy of medical care, equipment, and personnel and conditions of coverage and payment for services; quality of care and data reporting; restrictions on ownership of surgery centers; operating policies and procedures; qualifications, training and supervision of medical and support personnel; and fee-splitting and the corporate practice of medicine;
●	Patient Care: screening of individuals who have emergency medical conditions; workplace health and safety; consumer protection; anti-competitive conduct; and confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and other personal information and medical records.

Because of the breadth of these laws and the narrowness of available exceptions and safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws. For example, failure to bill properly for services or return overpayments and violations of other statutes, such as the federal Anti-Kickback Statute or the federal Stark Law, may be the basis for actions under similar state laws. Under HIPAA, criminal penalties may be imposed for health care fraud offenses involving not just federal health care programs but also private health benefit programs. Enforcement actions under some statutes may be brought by the government as well as by a private person under a qui tam or “whistleblower” lawsuit. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including bringing civil actions under the Civil Monetary Penalty Law, which has a lesser burden of proof than criminal statutes.

If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including fines, damages, recoupment of overpayments, loss of licenses needed to operate, and loss of enrollment and approvals necessary to participate in Medicare, Medicaid and other government sponsored and third-party health care programs. Federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed health care fraud. Many of these laws and regulations have not been fully interpreted by regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or require us to make changes in our operations, facilities, equipment, personnel, services, capital expenditure programs or operating expenses to comply with the evolving rules. Any enforcement action against us, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The laws and regulations governing the provision of health care services are frequently subject to change and may change significantly in the future. We cannot assure you that current or future legislative initiatives, government regulation or judicial or regulatory interpretations thereof will not have a material adverse effect on us. We cannot assure you that a review of our business by judicial, regulatory or accreditation authorities will not subject us to fines or penalties, require us to expend significant amounts, reduce the demand for our services or otherwise adversely affect our operations.

Risks Related to Our Debenture

Restrictive covenants in our loan agreements with Centurion Financial Trust may restrict our ability to pursue our business strategies.

The operating and financial restrictions and covenants in our loan agreements with Centurion Financial Trust may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to:

●	incur additional indebtedness or encumber our assets;
●	sell, assign or otherwise dispose of our assets;
●	sell shares of our subsidiaries;
●	change our collection practices;
●	change the nature of our business or re-organize our corporate structure;
●	make loans to third parties;
●	engage in sale-leaseback transactions;
●	engage in certain related party transactions;
●	create or adopt a defined benefit pension plan;
●	make or commit to any form of distribution or reduction in profits, including declaring dividends, share buy backs or redemptions, payment on account loans or payment of management bonuses (other than in the ordinary course); and
●	make or commit to capital expenditures in excess of 110% of the budget approved by Centurion Financial Trust.

Additionally, we have agreed to financial covenants whereby, beginning with the fiscal quarter ended December 31, 2021, we will maintain:

●	a minimum working capital ratio of 1.20:1 (defined as current assets to current liabilities);
●	a fixed charge coverage of 1.25:1 (defined as the ratio of EBITDA less cash taxes and unfunded capital expenditures divided by all scheduled lease payments and payments on all debt including funded debt); and
●	a maximum funded debt to EBITDA Ratio of 4.50:1 (defined as the ratio of the total outstanding balances of all indebtedness including the outstanding balances all credit facilities including capital leases, term loans, bank indebtedness etc. plus the balances of any non-postponed related party credit facilities, if applicable, divided by EBITDA).

A breach of any of these covenants could result in an event of default under our loan agreements and permits the lender to cease making loans to us, demand immediate payment of all amounts due and payable under the loan agreements and to seek to foreclose on our assets if we can’t make such payments. Management believes the Company will not be in compliance with the covenants in 2023.

If our operating performance declines, we may be required to obtain waivers from the lender under the loan agreements to avoid defaults thereunder. If we are not able to obtain such waivers, our creditors could exercise their rights upon default.

Our obligations to Centurion Financial Trust are secured by a security interest in substantially all of our assets, if we default on those obligations, the lender could foreclose on our assets.

Our obligations under the loan agreements with Centurion Financial Trust and the related transaction documents are secured by a security interest in substantially all of our (the Company and all its subsidiaries) assets. As a result, if we default on our obligations under such loan agreements, the collateral agent on behalf of the lender could foreclose on the security interests and liquidate some or all of our assets, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations and investors may lose all or part of their investment.

Events of default under the loan agreements include: (a) if default occurs in payment when due of any principal amount payable under the debenture; (b) if default occurs in payment when due of any interest, fees or other amounts payable under the debenture and remains unremedied for a period of five business days after the receipt by the Company of notice of such default; (c) if default occurs in payment or performance of any other obligation (whether arising herein or otherwise) and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (d) if default occurs in performance of any other covenant of the Company or any guaranteeing subsidiary (a “Guarantor”) in favor of the lender under the debenture and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (e) if an event of default occurs in payment or performance of any obligation in favor of any person from whom the Company or any Guarantor has borrowed in excess of $250,000 which would entitle the holder to accelerate repayment of the borrowed money, and such default is not remedied or waived in writing within sixty days of the occurrence of such default; (f) if the Company or any Guarantor commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Company or any Guarantor is filed or instituted and remains undismissed or unstayed for a period of sixty days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; (g) if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Company, or any Guarantor, whether by winding‒up, surrender of charter or otherwise; (h) if the Company or any Guarantor ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business unless expressly permitted herein or otherwise by the lender in writing; (i) if any proposal is made or any petition is filed by or against the Company or any Guarantor under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of such Company or any Guarantor or other reorganization or arrangement respecting its or any Guarantor’s liabilities or if the Company or any Guarantor gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition; (j) if any receiver, administrator or manager of the property, assets or undertaking of the Company or any Guarantor or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court; (k) if any balance sheet or other financial statement provided by the Company to the lender pursuant to the provisions hereof is false or misleading in any material respect; (l) if any proceedings are taken to enforce any encumbrance affecting any of the secured property or if a distress or any similar process be levied or enforced against any of the secured property; (m) if any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Company or any Guarantor and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period of sixty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (n) if any action is taken or power or right be exercised by any governmental body which would have a material adverse effect; (o) if any representation or warranty made by the Company or any Guarantor herein or in any other instrument to which it is a party or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; (p) if a change of control occurs with respect to the Company, without the lender’s prior written consent; or (q) if there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of the Company or any Guarantor which, in the judgment of the lender, acting reasonably, would have a material adverse effect.

We are dependent on Centurian Financial Trust granting us certain add-backs and other one-time adjustments in the calculation of our financial covenant related to adjusted EBITDA and if we are not granted such allowances we may not meet our financial covenants which could result in a default on our obligations and the lender could foreclose on our assets.

As noted above, certain of our financial covenants under the debt with Centurion Financial Trust is measured against EBITDA including our fixed charge ratio and our ratio of debt to EBITDA.  In past quarters, including the quarter ended December 31, 2022, we have relied upon certain allowances from Centurion Financial Trust in making add-backs and one-time adjustments to our calculation of EBITDA in order to meet these financial covenants.  The letter of commitment from Centurion Financial Trust permits Centurion Financial Trust to grant these allowances to us and they deem appropriate. For the quarter ended December 31, 2022, these allowances included adjustments to Goodwill and Intangible Asset Carrying Values and also adjustments made to Accounts Receivable carrying balances and Excess Revenue accounting treatment as at fiscal year-end.  If Centurion Financial Trust does not grant such allowances in future quarters, we may fail to meet our financial covenants under the debt which may result in an event of default and Centurion Financial Trust foreclosing on our assets.

Risks Related to Our Stock

If our common stock is delisted from Nasdaq, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

On October 11, 2022, we received a notification letter from The Nasdaq Stock Market stating that we are not in compliance with the Minimum Bid Price Requirement, which requires our listed securities to maintain a minimum bid price of $1.00 per share. The notification stated that we have a compliance period of 180 calendar days, or until April 10, 2022, to regain compliance with the Minimum Bid Price Requirement. If at any time during this 180-day compliance period the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days, then the Nasdaq Stock Market will provide us with written confirmation of compliance and the matter will be closed. During March 2023, the Company completed a 20:1 reverse split in order to comply with the Minimum Bid Price Requirement. See Note 11 to the consolidated financial statements for a complete discussion.

If we are unable to maintain our listing on The Nasdaq Stock Market, the liquidity and price of our stock could decrease. Further, our ability to raise capital through equity or convertible debt financings would be negatively impacted and result in us curtailing our plan of continued growth which could negatively impact our operating results and financial condition.

Our Former Founder, Preston Parsons, has a controlling interest in Assure.

As of March 23, 2023, our former founder, Preston Parsons, directly or indirectly, owns 181,317 shares of common stock and warrants to acquire 1,563 shares of common stock, which in aggregate totals 182,880 shares of common stock (assuming full exercise of his warrants) or beneficial ownership of 16.6% of our issued and outstanding shares of common stock. Of the shares of common stock beneficially owned by Mr. Parsons 33,000 shares were issued under a restricted stock grant agreement and are subject to forfeiture; such shares are fully vested. Mr. Parsons is our single largest stockholder and a control person for the purposes of Canadian and U.S. securities law. As a result, Mr. Parsons has the ability to influence the outcome of matters submitted to our stockholder for approval, which could include the election and removal of directors, amendments to our corporate governing documents and business combinations. In addition to his ability to influence matters submitted to our stockholders, the concentration of ownership in the hands of a single stockholder may discourage an unsolicited bid for our common stock and this may adversely impact the value and trading price of our common stock. In addition, sales of common stock by Mr. Parsons may adversely affect the trading price of our common stock.

The price of our common stock is subject to volatility.

Broad market and industry factors may affect the price of our common stock, regardless of our actual operating performance. Factors unrelated to our performance that may have an effect on the price of our securities include the following: the extent of equity research coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; speculation about our business in the press or the investment community; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our securities; additions or departures of key personnel; sales of our common stock, including sales by our directors, officers or significant stockholders; announcements by us or our competitors of significant acquisitions, strategic partnerships of divestitures; and a substantial decline in the price of our securities that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity. If an active market for our securities does not continue, the liquidity of an investor’s investment may be limited and the price of our securities may decline. If an active market does not exist, investors may lose their entire investment. As a result of these factors, the market price of our securities at any given point in time may not accurately reflect our long-term value. Securities class-action litigation often has been brought against companies in periods of volatility in the market price of their securities and following major corporate transactions or mergers and acquisitions. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our bylaws designate the state and federal courts located in Denver, Colorado as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes arising with Assure Holdings Corp.

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”), which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

(i)	a derivative action;
(ii)	an application for an oppression remedy, including an application for leave to commence such a proceeding;
(iii)	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any stockholder;
(iv)	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any stockholder;
(v)	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
(vi)	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

There is uncertainty as to whether a Court will enforce these forum selection clauses. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to the specified actions and not to apply to actions arising under the

Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

If a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

There is a limited trading market for our common stock.

Our common stock is listed in the U.S. on the Nasdaq and was historically traded in Canada on the TSX-V, but was voluntarily delisted on February 7, 2022. Historically, the trading volume for our common stock has been limited. Accordingly, investors may find it more difficult to buy and sell our shares. These factors may have an adverse impact on the trading and price of our common stock.

Our issuance of common stock upon exercise of warrants or options or conversion of convertible notes may depress the price of our common stock.

As of March 23, 2023, Assure had 1,101,098 shares of common stock issued and outstanding, outstanding warrants to purchase 206,000 shares of common stock; outstanding options to purchase 49,040 shares of common stock; outstanding convertible notes convertible into 19,044 shares of common stock. The issuance of shares of common stock in connection with convertible securities and obligations could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

In addition, our articles authorize the issuance of 9,000,000 shares of common stock. We may issue additional common stock in the future in connection with a future financing or acquisition.

We qualify as an “emerging growth company” under the JOBS Act.

As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm;
●	rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on- frequency”; and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period or (iv) the last day of the fiscal year in which we celebrate the fifth anniversary of our first sale of registered common equity securities pursuant to the Securities Act of 1933, as amended. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share being offered may be higher than net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2022 was approximately $18.2 million, or $0.98 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page 26 of this prospectus for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, either by us or by our current stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

Upon completion of this offering, based on our shares outstanding as of April      , 2023, we will have           shares of common stock outstanding based on the issuance and sale of          shares in this offering. Of these shares,          are subject to a contractual lock-up

with the underwriter for this offering for a period of                days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the             -day lock-up period. The balance of our outstanding shares of common stock, including any shares of common stock purchased in this offering, other than shares acquired by our current stockholders who are also subject to the contractual lock-up, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

As of December 31, 2022, there were an aggregate of 206,000 shares subject to outstanding warrants, many of which shares we have registered under the Securities Act. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates to the extent applicable.

As of December 31, 2022, there were 49,040 shares subject to outstanding options units that are issuable under our equity incentive plan, all of which shares we have registered under the Securities Act on a registration statement on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates, to the extent applicable.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the recently enacted Inflation Reduction Act of 2022, may adversely impact the Company and the value of the shares of common stock.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the shares of common stock. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the shares of common stock. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and investors who purchase the shares of common stock.

In addition, the Inflation Reduction Act of 2022 was recently signed into law and includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or holders of the shares of common stock.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $      million (or $       if the underwriter exercises the over-allotment option in full), assuming a public offering price of $       per share, which represents approximately a         % discount to $       , the last reported sale price for the shares of our common stock on          , 2023, as reported by the Nasdaq Capital Market, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including servicing our ongoing debt obligations, working capital, marketing, product development and capital expenditures. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” and elsewhere in this prospectus. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted, net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of December 31, 2022 was approximately $4.05 million, or approximately $3.85 per share based on approximately 1.051 million shares of our common stock issued and outstanding as of December 31, 2022. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding.

After giving further effect to the assumed sale of             shares of our common stock at the public offering price of       $       per share, the closing sale price per share of our common stock on the Nasdaq Capital Market on April        , 2023, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value per share as of April     , 2023 would have been approximately $        million, or approximately $           per share. This represents an immediate increase in net tangible book value per share of $         to existing stockholders and an immediate dilution of approximately $           per share to new investors purchasing shares of our common stock in this offering.

Dilution per share to new investors is determined by subtracting the pro forma, as adjusted, net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Historical net tangible book value per share as of	$
Pro forma net tangible book value per share as of	$
Increase in pro forma net tangible book value per share attributable to this offering	$
As adjusted pro forma net tangible book value per share after giving effect to this offering	$
Dilution in net tangible book value per share to new investors	$

The number of shares of common stock used in the table above is based on 1,101,098 shares of common stock outstanding as of April 13, 2023 and         shares on an as adjusted basis after giving effect to the issuance of        shares of common stock offered by this prospectus. Except as otherwise indicated herein, all information in this prospectus assumes no exercise of the underwriter’s over-allotment option and no exercise of the underwriter’s warrants to be issued in connection with this offering.

The number of shares of common stock outstanding excludes:

●	195,603 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $81.81;
●	58,790 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $13.82;
●	19,044 shares of common stock issuable upon conversion of convertible notes.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MARKET PRICE AND DIVIDENDS

Market Price for our Common Stock

Our common stock commenced quotation on the OTCQB under the symbol “ARHH” on February 25, 2019. On September 29, 2021, our common stock ceased trading on the OTCQB and commenced trading on the NASDAQ under the symbol “IONM.”

On April 13, 2023 the closing price per share of our common stock as quoted on the NASDAQ was $3.15.

Holders

As of April 13, 2023 there were approximately 58 stockholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name through depositaries, including CDS & Co and CEDE & Co. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors (the “Board”) and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

OUR BUSINESS

Our Business

Overview

Assure is a best-in-class provider of outsourced Intraoperative Neurophysiological Monitoring (“IONM”) and an emerging provider of remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive surgical procedures. IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat (“ENT”), and other surgical procures that place the nervous system at risk. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and help make invasive surgeries safer. Our strategy focuses on utilizing best of class personnel and partners to deliver outcomes that are beneficial to all stakeholders including patients, surgeons, hospitals, insurers, and stockholders.

During each procedure, Assure provides two types of services, the Technical Component and Professional Component of IONM. Our in-house Interoperative Neurophysiologists (“INP”) provide the Technical Component IONM services from the operating room throughout the procedure, while telehealth-oriented supervising practitioners provide a level of redundancy and risk mitigation in support of the onsite INPs and the surgical team. In addition, Assure offers a comprehensive suite of IONM services, including scheduling the INP and supervising practitioner, real time monitoring, patient advocacy and subsequent billing and collecting for services provided.

Clinical leadership, surgeon support and patient care are Assure’s cornerstones. We make substantial ongoing investments in our training and development of clinical staff and have created a training program to rigorously train new INPs to cost-effectively join the Assure team. In addition, we have partnered with the internationally renowned Texas Back Institute on clinical research relating to IONM safety and efficacy. Isador Lieberman, M.D., the director of the scoliosis and spine tumor program at the Texas Back Institute, is a member of Assure’s Medical Advisory Committee.

Historically, the foundation of Assure’s business has been providing the Technical Component of IONM via our INP staff. We employ highly trained INPs, which provide a direct point of contact in the operating room during the surgeries to relay critical information to the surgical team. In this one-to-one business model, Assure pairs a team of INPs with third-party surgeons to promote a level of familiarity, comfort and efficiency between the surgeon and the INP. Each INP can support approximately 200 cases annually. Our INPs monitor the surgical procedure using state of the art, commercially available, diagnostic medical equipment. Assure INP’s are certified by a third-party accreditation board, ABRET Neurodiagnostic Credentialing and Accreditation (“ABRET”). The success of our service depends upon the timely recognition and successful interpretation of the data signals by our INPs and remote supervisors to quickly determine if the patient is experiencing a deficiency and advise the surgeon to determine if surgical intervention is required to positively impact the patient and surgery. While, employing this model, Assure has rapidly expanded its business, supporting approximately 1,600 managed cases in 2017 to approximately 21,600 in 2022. For the year December 31, 2022, the Company operated in 12 states with the majority of our managed cases in Texas and Colorado.

Beginning in the second quarter of 2021, Assure began executing on its long-term vertical integration plan by expanding into tele-neurology services. This includes delivering remote neurology services in support of the surgical team and INPs. Supervising practitioners are utilizing equipment and training to monitor electroencephalographic (“EEG”) and electromyography (“EMG”) and several other complex modalities during surgical procedures to pre-emptively notify the surgeon of any nerve related issues as they are identified. Assure has utilized employee and third-party contractors, working from remote locations as supervising practitioners supporting surgical teams and our INPs.

The Professional Component of IONM is provided via tele-neurology services under a one-to-many business model, and as a result, has a different financial profile than the Technical Component. Supervising practitioners provide tele-neurology services from an off-site location and maintain the ability to monitor multiple surgical cases simultaneously. As a result, each supervising practitioner has the ability to monitor approximately 2,500 or more cases annually. In 2022, Assure performed approximately 21,600 total managed cases including managing approximately 2,500 remote neurology cases.

Expanding our role in the Professional Component of IONM generates several positives for Assure. First, the Company is better positioned to oversee quality of service for providing tele-neurology services. This commitment to quality supports our efforts to sign new in-network agreements with insurance payors and facility-wide agreements with hospitals. Second, Assure is able to significantly reduce cost of delivery, allowing the Company to improve profitability on every case we perform. Assure’s objective is to significantly cut the cost of delivery for tele-neurology services going forward. Additional scale will serve as a catalyst for margin expansion in the future. Third, for most cases performed, tele-neurology services represent the creation of a new revenue stream. Fourth, providing tele-neurology services for IONM creates opportunities in adjacent markets where similar tele-neurology services are utilized. Accelerating the Company’s shift to providing remote neurology was straightforward. Assure had already built the platform and maintained the patient volume. Management expects the result will be higher margins, a new revenue stream and turning cash over more quickly.

Collectively, support from Assure’s high quality Technical and Professional IONM services results in:

Patients	Hospitals / Surgeons
Efficient achievement of better clinical outcomes Abbreviated patient hospital stays	Decreased facility and surgeon liability Reduced hospital costs
Fewer patient readmissions	Enhanced overall patient satisfaction

Over the past three years, Assure has built a platform to support our future growth and development. The attributes of our platform include: maintaining exceptional clinical operations, automating our revenue cycle management function and collecting cash faster, boosting managed care through the signing of in-network agreements with insurance payors, minimizing operational bottlenecks, particularly around onboarding and credentialing, instituting an ongoing training and development program for clinical staff to ensure we maintain industry-leading skills and performance, and successful execution of an M&A strategy in a highly fragmented market that has led to four accretive transactions over the past three years. This platform was built with the intent of having these key functional areas support IONM in our key surgical verticals including within IONM: spine, neurosurgery, vascular, ENT and orthopedic. As we transition to becoming a provider of tele-neurology services, we believe our expertise in IONM will assist us in entering adjacent markets in which Assure supervising practitioners can also provide patient services. The Company plans to provide services in new verticals including EEG, epilepsy, sleep study and stroke by leveraging key competencies we have built over the past three years.

In 2022, Assure provided IONM services for approximately 215 surgeons in 129 hospitals and surgery centers (which we refer to as “Procedure Facilities”) across the Company’s operational footprint. Our continued organic geographic expansion initiatives, including facility-wide outsourcing agreements with medical facilities and hospital networks, potential for selective acquisitions, and the extension of our platform into tele-neurology services, is expected to generate substantial growth opportunities going forward.

2022 in review

Assure performed a record number of managed cases in 2022. Overall, the Company performed approximately 21,600 managed cases and generated gross revenue of $28.9 million offset by $17.9 million of implicit price concessions.  The Company reported net loss of $30.7 million for the year ended December 31, 2022.

Factors Impacting 2022 Results

●	Downward trend in reimbursement for IONM services, particularly the Technical Components, which is expected to continue.
●	In October 2022, IONM companies, including Assure, experienced a meaningful decrease in the Texas reimbursement benchmark for the state arbitrations. Texas, Assure’s largest market, had delivered reimbursement well above the Company’s state average across its operational footprint in the period from January through September 2022.

2022 Areas of Progress

●	Expanded case volume to 21,600 in 2022, an increase of 24% from the year-earlier period.
●	Began converting MSA to 100% service.
●	Fixed cost of delivery for tele-neurology on a per case basis.
●	Increased utilization of techs.

Looking Forward

●	Anticipates leveraging M&A to expand managed case volume in 2023.
●	The Company is focused on improving margin and increasing participation rates for state arbitrations in Texas.
●	Assure is also seeking to maximize impact among the larger pool of federal arbitrators in Texas and elsewhere still to come.

Our Strategy

Current Strategy

Our strategy is to build a telehealth tele-neurology services company with exceptional capabilities in IONM and numerous adjacent markets.

Assure has a history of providing leading IONM services with an emphasis on clinical excellence and patient well-being, and are in the midst of a significant transformation to position for growth. With a focus on execution and providing a high level of patient care, the Company is transforming from being a provider of the Technical Component of IONM utilizing a one-to-one business model of INPs in the operating room to a business that also provides the Professional Component of IONM via off-site tele-neurology services in a far more scalable one-to-many business model. The next step in our development will relate to opportunities to expand into adjacent tele-neurology services while utilizing Assure’s platform and employees. This will extend our reach and redefine Assure’s position in the industry. We are thoughtfully deploying capital and focusing our investment in high potential growth initiatives including: organically expanding within existing states and into new states, growing our tele-neurology platform, signing new IONM outsourcing agreements with hospitals and medical facilities, as well as opportunistic M&A. In addition, we are investing to make our revenue cycle management function more automated, improving the velocity of our cash collections. The data and analytics-driven Company we are building will play a bigger role in the success of our key stakeholder groups: surgeons, hospitals, insurance companies and patients, as we seek to deliver attractive returns to our stockholders.

Assure has made substantial investments to make its revenue cycle management function more data-driven, analytical, and automated. This modernization facilitated successful state-level arbitrations in 2022. Success in arbitration supported improving cash flow. There is currently a backlog of claims awaiting federal arbitration that we anticipate will begin in earnest in 2023. Many IONM competitors, particularly smaller peers that remain reliant on third-party billing companies lack the analytics and transparency to similarly leverage opportunities presented by the arbitration process.

As we look forward, Assure is focused on aligning our costs with updated managed case revenue expectations. The Company expects to continue adding scale in favorable markets while fixing the cost of delivering for its services. Further, Assure wants to take advantage of an opportunistic M&A environment in IONM as the industry moves toward a near-term consolidation. Another catalyst for improving financials is moving away from Assure’s legacy Managed Service Agreement (“MSA”) model in order to keep all collections generated from services provided by the Professional Component of IONM. In addition, supported by a data-driven revenue cycle management function, the Company anticipates leveraging state and federal arbitration programs to maximize reimbursement per case. It is our expectation that consistent success in arbitrations will ultimately lead to new in-network contractual agreements with commercial insurance payors, which in turn will speed up cash flow and improve participation rates. Lastly, Assure remains entirely committed to maintaining its clinical leadership, providing surgeon partners and hospitals with clinical excellence and our patients with enhanced safety. Delivering industry-leading quality of service has long anchored the Company’s very strong surgeon retention rates and driven our referral network for winning new business.

Legacy Strategy

At the Company’s inception, the delivery of the Technical Component and Professional Component of IONM were reimbursed at nearly identical rates. For several years Assure was primarily focused on collecting and keeping proceeds from the Technical Component while splitting a significant portion of the proceeds from the Professional Component via MSAs in a manner that benefitted surgeons financially. In recent years, the IONM market has changed dramatically and now the Technical Component is perceived by commercial insurance payors to have limited reimbursement value whereas the Professional Component has considerable reimbursement value. Given the changing dynamics in market reimbursement, the Company will no longer be pursuing MSA arrangements and instead focus on collecting and keeping all proceeds from both the Technical and Professional Components of IONM.

Our Priorities

As we look ahead to 2023, we are pursuing the following objectives:

Expand Scale	Managing Costs	Drive Collections	Clinical Leadership
Increase managed cases in 2023	Aligning costs with updated managed case revenue expectations	Leverage data-driven revenue cycle management function to maximize reimbursement in state and federal arbitration programs	Continue providing surgeon partners and hospitals with clinical excellence and our patients with enhanced safety

Adding density in favorable markets with existing operations	Fixing the cost of delivery for IONM services performed	Sign new in-network contractual agreements with commercial insurance payors	Clinical leadership supports very strong surgeon retention rates and drives referral network for winning new business

Pursue M&A and consolidate highly fragmented industry	Accelerate transition from legacy MSA model to keep all Professional Component collections

Continuing to expand, scale and grow our managed case volume. Assure expects to expand managed case volume in 2023. One potential driver for growth in 2023 is a 3-year agreement the Company was awarded in November 2021 to become the sole contracted provider of IONM services for Premier, Inc., the second largest group purchasing organization in the U.S.

Opportunistic acquisitions. The Company expects to continue to be a consolidator in the highly fragmented IONM industry. The four acquisition transactions completed by Assure over the past three years have been highly accretive.

Expand our tele-neurology capabilities. Assure will focus on providing higher quality service at a lower cost. We believe this will support margin expansion as we scale, benefit revenue growth, and assist us in penetrating adjacent markets.

Set a greater proportion of our commercial insurance volume in contractual rates by signing in-network agreements with insurance payors. This helps Assure reduce risk, minimize complexity, accelerate the timing of payments, and protect our liquidity. Overall, across all markets, Assure has approximately 15% of our total commercial volume in contractual rates with payors, either directly or indirectly. This percentage was cut in half during 2022 as indirect contract utilization fell with the implementation of the federal No Surprises Act. By the end of 2023, our goal is to drive over 50% of our commercial insurance volume in-network. Very few of our intraoperative neuromonitoring peers have the scale in terms of managed case volume nor the organizational expertise to strike similar deals. We will also be aggressive in utilizing the dispute resolution process authorized by state and federal legislation, such as the No Surprises Act, which went into effect in 2022. For the first time, this legislation provides companies like Assure with the ability to arbitrate claims in every U.S. state where we have performed service but were not paid. While federal arbitrations have been backlogged in 2022 due to operational challenges, we expect this process to accelerate in 2023.

Accelerate digital transformation and automation to add predictability and transparency to cash flows. Cash collection has been a focus over the last three years as we invested in an internal revenue cycle management team. We have improved cash collections significantly, but there is substantial room for further automation, as well as incorporating artificial intelligence and analytics to improve collections and cash flow.

Extend clinical leadership. We have invested heavily in research and continuing education. This includes establishing our own training program to cost effectively train new INPs. Being seen as an industry leader helps Assure win new business and bring more surgeons onto our platform.

Taking into account Assure’s scale and managed case volume, the increasing sophistication of our revenue cycle management team, the Company’s shift to providing Professional Component IONM services and collecting all of the associated revenue, as well as maintaining a very high level of patient care in support of exceptional surgeons, the Company believes it will be able to drive higher margin and positive cash flow in 2023.

Our Service Offering

INPs

Assure offers a turnkey full suite of IONM services including scheduling of the INP and supervising practitioner, real time monitoring and subsequent billing for services provided.

Prior to a patient’s procedure, Assure will coordinate with the surgeon’s office to obtain the necessary information and documentation to provide IONM services, such as the patients’ insurance information, patients’ demographic information and office/clinic notes. We provide educational materials to the surgeon’s office for inclusion in each surgical patient’s pre-operative packets to educate and provide comfort to the patient about IONM services. Prior to the surgery, an Assure patient advocate connects with the patient to explain our role during the surgery, the benefits of IONM and billing issues that may affect the patient. Assure’s INP will arrive at the hospital with an IONM machine and disposable supplies/electrodes. The INP meets with the patient to explain their role during the surgery, discuss the patients’ pertinent past medical history, explain the risks and benefits associated with IONM and have the patient sign a consent form for IONM to be utilized on their procedure.

All IONM procedures include both technical services (performed by INPs) and professional services (performed by supervising practitioners). During the surgery, the INP will continuously monitor the functional integrity of the peripheral and/or central nervous system by recording, troubleshooting, documenting, and communicating activity arising from the brain, spinal cord, peripheral nerves, somatosensory or motor nerve systems using the IONM machine provided by Assure and communicating the physiologic results in real-time to the surgeon. The INP and surgeon are supported by an off-site supervising practitioner providing tele-neurology oversight services. The supervising practitioner also monitors the functional integrity of the peripheral or central nervous system throughout the procedure communicating in real-time with the surgeon and INP throughout the procedure. In some cases, remote neurology is performed directly by Assure’s supervising practitioners. In other instances, these tele-neurology services are provided by and through subsidiaries, which owns interest in entities that either directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians.

Assure Interoperative Neurophysiologists

Assure currently employs specialized IONM INPs that are board certified Certification Examination in Neurophysiologic Intraoperative Monitoring (“CNIM”) or board eligible CNIM by ABRET. ABRET seeks to encourage, establish and maintain standards of clinical EEG, Evoked Potential Technology, and Neurophysiologic Intraoperative and long-term monitoring, by offering credentialing exams to evaluate the skills and knowledge of technologists, and by supporting lab accreditation.

Assure has developed an Intraoperative Neurophysiologist Training program. This training program trains new INPs from start to board certification, allowing for consistently high caliber well-trained professional INPs for placement into emerging and growing markets. Training and developing our own talent pool allow for more flexible scalability.

Assure Supervising Practitioners

Assure utilizes supervising practitioners performing remote neurology services. These physicians are highly trained and specialized in providing off-site tele neurology services. Multiple Assure supervising practitioners have already received the training necessary to provide remote neurology services in targeted expansion markets including EEG.

IONM Market in the United States

Overview

A key factor driving growth in the market is the increasing number of surgeries for which IONM is required. Advances in technology, the growth of the geriatric population in the US and a rising incidence of chronic diseases are other factors increasing the number of spinal, musculoskeletal, and cardiovascular surgeries, which in turn is expected to drive market growth in IONM. Renowned medical institutions such as the Mayo Clinic are advocating greater adoption of IONM including requiring medical professionals to complete comprehensive neurophysiology training courses and hosting international IONM conferences.

Market Landscape

The IONM market is bifurcated into in-house and outsourced providers. The end user segment is categorized into hospital and ambulatory surgical centers. IONM finds its application in spinal, neurosurgery, cardiovascular, ENT, orthopedic and other surgeries related to the central or peripheral nervous system. IONM modalities include motor evoked potential, somatosensory evoked potential, electroencephalography, electromyography, brainstem auditory evoked potential, and visual evoked potential.

There has been a substantial increase in the use of IONM services by hospitals and ambulatory surgical centers during complex surgeries. Moreover, the market is moving toward outsourced monitoring to provide advanced treatment options for patients suffering from chronic diseases.

With no dominant players in the industry, the intraoperative neuromonitoring market in the U.S. is highly fragmented. Providers can generally be categorized into three groups: 1) IONM-specific companies, including a limited number of relatively larger players such as Assure and a much larger group of small local and regional providers, 2) In-house providers such as hospitals, and 3) Bundled product companies offering neuromonitoring as part of a broader suite of services including SpecialtyCare, Inc. and NuVasive, Inc. These bundled product companies are believed to be the largest IONM providers in the US, although each is estimated to individually comprise approximately 10% of the overall U.S. IONM market.

Market Segmentation by Application

Current market breakdown as relating to the current IONM utilization by procedure classification is approximately:

●	70% Spinal Surgery
●	12% Neurosurgery
●	10% Vascular Surgery
●	8% ENT, Orthopedic and Other

Surgical neurophysiology continues to progress, with the improvement of new applications such as brainstem mapping, spinal cord mapping, and proving the utilization of IONM in surgeries where the nervous system is not at primary risk but a secondary risk of the surgery (such as reducing post-operative deficits caused by malposition).

IONM utilization is also highly regional, with the eastern portions of the United States having higher utilization of IONM as compared to the central and western portions of the country, especially for orthopedic and vascular surgery verticals. This regional nature is partly associated with the regional medico-legal issues, but also the training of the surgeons. If surgeons train with effective IONM they are more likely to continue to use it in their practice in comparison to surgeons who either were not exposed to IONM or exposed to ineffective IONM.

There are large opportunities that Assure is working to capitalize on with respect to growing the use of IONM monitoring in the underutilized verticals. Assure aims to expand in this market by investing in research, correlating improved outcomes in procedures that are not traditionally monitored or where IONM is underutilized. There are also many surgical disciplines that have not been explored with respect to whether IONM could support improved patient outcomes.

Drivers of the IONM Market

The US IONM market is expected to expand, driven by growth in procedures related to an aging population, increase in prevalence of chronic disorders, adoption of IONM in new surgeries, and increased interest in risk mitigation.

High volume of surgeries

Physicians use IONM during many surgeries. IONM is vital in obtaining real-time status of the nervous system. An increase in the volume of neurosurgeries, spinal surgeries, and orthopedic surgeries has fueled the demand for IONM services.

Advances in technology

With the improvement in health care facilities and advances in technology, vendors are developing innovative and efficient IONM devices. Companies such as Cadwell Industries and Natus Medical invest extensively in R&D to develop advanced IONM devices.

Certain service providers offer advanced IONM services for various surgeries including neurosurgeries and ENT, cardiovascular, orthopedic and spinal surgeries. These companies provide IONM devices such as EEG systems for real time monitoring of the nervous system. Advanced IONM devices help physicians to monitor and record complex patterns of neural activities.

Focus on patient safety

Surgeons use IONM as an additional line of safety during surgeries. IONM systems are used to monitor the nervous system and alert the surgeons prior to the threshold for injury. The IONM systems play a vital role during critical surgeries such as spinal surgeries that involve the insertion of instruments near the nerves or the spinal area and may cause damage to the nervous system. IONM also helps surgeons avoid or minimize common complications such as paraparesis, quadriplegia, and paraplegia that occur during surgeries.

Selected reasons for the rising deployment of IONM include:

●	Patient Safety: IONM helps decrease the risk of surgeries IONM systems are also widely accepted, as they are devices approved by the U.S. Food and Drug Administration (“FDA”).
●	Medico-legal Obligations: End-users and hospitals use IONM systems to reduce medico-legal lawsuits from people that have undergone surgeries.
●	Growth in Surgeries: The rising volume of technically demanding surgeries increases the need for advanced IONM tools.
●	Cost Savings: Accurate IONM alerts help save operating room time, facilitating high margin surgeries for the hospital, while reducing length of stay and readmission rates for patients.

IONM Market Challenges

Cost of surgery with IONM

The cost of surgeries with IONM is more than those without IONM. Surgeries with IONM involve the expenses of IONM devices, intraoperative neurophysiologists, supervising practitioners, and disposable materials. The cost of surgeries restricts the adoption of IONM. Though IONM systems play a crucial role in invasive surgeries such as spinal, neurological, orthopedic, and cardiovascular surgeries, it has not been proven to be a cost-effective therapy in all procedures.

Payor payments

Beginning in 2020 and through 2022, Assure faced an increase in third-party insurance claim payment denials for our technologist services that we believe will continue in the foreseeable future. The increase in technical claim denials is primarily attributable to a shift in third-party insurance company policies to bundle the technologist service payment into the surgical procedure payment made to the facility in which our services are rendered. In response to this change Assure has been renegotiating its facility contracts to obtain reimbursement directly from the facility for technologist services paid through this type of bundling technique.

Limited interoperative neurophysiologists

Though the number of surgeries that need IONM continues to increase in the US, only a limited number of INPs with expertise in IONM are available. INPs with high levels of expertise are required to effectively use IONM devices to record data and diagnose patient alerts. There is also the risk of false recordings due to physiological artifacts arising from other sites. Only highly skilled INPs can perform IONM in hospitals, surgical centers, and neurophysiological laboratories and provide the greatest levels of service to the surgeons they support.

Complications of IONM

Though the popularity of IONM is growing rapidly, risks and complications associated with IONM remains, as there is for any medical procedure.

●	Types of injuries induced by electrical current: Burns may occur at the contact of stimulating electrodes with tissue when the current density is high. The leakage of high-frequency current through alternate pathways can also cause burns. In addition, high current flow can cause macro shock.
●	Use of needle electrodes: Risk of infection at the electrode site.
●	Electrical cortical stimulation: Transcranial electrical cortical stimulation during Motor Evoked Potential monitoring can cause tongue lacerations, oral injuries, and even mandibular fractures. These adverse effects occur due to forceful contraction of the biting muscles as a result of the stimulation. This risk is largely mitigated by appropriate use of bite blocks.

Competition

The IONM industry is highly competitive. We face significant competition from other IONM and tele-neurology providers for patients, physicians, INPs and supervising practitioners. Some of our competitors are larger and have longstanding and well-established relationships with physicians and third-party payors. We also compete with other health care providers in our efforts to hire and retain experienced professionals. As a result, we may have difficulty attracting or retaining key personnel or securing clinical resources.

Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Assure also has significantly larger competitors, some of which have access to greater marketing, financial and other resources and may be better known in the general community. As a result of these factors, the Company may not be able to compete effectively against current and future competitors. See “Risk Factors” beginning on page 5 of this prospectus.

Corporate Structure

Assure Holdings Corp.

Assure Holdings Corp., formerly Montreux Capital Corp, a Canadian Capital Pool Company (“Montreux”), was formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017. A Canadian Capital Pool Company is a special purpose acquisition company organized for the purposes of completing acquisition transactions, known as “qualifying transactions,” with operating companies for the purposes of taking the operating companies public in Canada. Qualifying transactions are subject to Canadian securities laws and exchange listing requirements.

Assure Holdings, Inc.

Our direct subsidiary is Assure Holdings, Inc., a Colorado corporation, formed under the laws of the State of Colorado on November 7, 2016. Assure Holdings, Inc. became a wholly owned subsidiary of Assure Holdings Corp. on May 15, 2017 when Assure Holdings Inc. and its stockholders and Montreux and its stockholders entered into a Share Exchange Agreement pursuant to which the stockholders of Assure Holdings, Inc. received shares of Montreux as consideration for their assignment of their shares in Assure Holdings, Inc. to Montreux in the “Qualifying Transaction” under the rules of the TSX Venture Exchange (“TSX-V”). One of the primary objectives of the Qualifying Transactions was to facilitate our going public and listing on the TSX-V.

Assure Holdings, Inc. is the sole member of Assure Neuromonitoring, LLC (“Assure Neuromonitoring”), a Colorado limited liability company formed under the laws of the state of Colorado on August 25, 2015. Assure Neuromonitoring became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Neuromonitoring to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Networks, LLC (“Assure Networks”), a Colorado limited liability company formed under the laws of the state of Colorado on November 2, 2016. Prior to the Reorganization and Qualifying Transaction, Preston Parsons owned a controlling ownership interest in Assure Networks. Assure Networks became a wholly owned subsidiary of Assure

Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Networks to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Equipment Leasing, LLC (“Assure Equipment Leasing”), a Colorado limited liability company formed under the laws of the state of Colorado on April 20, 2020.

Assure Neuromonitoring

Assure Neuromonitoring exists for the purpose of facilitating leading IONM support to surgeons and patients. This includes a Technical Component via our INP staff who utilize technical equipment and technical training to monitor EEG, EMG and a number of complex modalities during surgical procedures to pre-emptively notify the underlying surgeon of any nerve related issues that are identified. The INP’s perform their services in the operating room during the surgeries. The INP’s are certified by a third-party accreditation agency.

Assure Networks

Assure Networks exist for the purpose of facilitating the performance of the Professional Component of IONM. Assure Networks provides off-site tele-neurology services for IONM. In some cases, the remote neurology is done directly via the Company’s own supervising practitioners. In other instances, these services are provided by and through the Assure Networks subsidiaries, which owns interest in entities that either (i) directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians. These oversight services support the INP and strengthen our capacity to pre-emptively notify the underlying surgeon of any nerve related issues that are identified during a surgical procedure.

Assure Networks Texas Holdings, LLC

Assure Networks Texas Holdings, LLC (“Assure Networks Texas Holdings”) is a Texas limited liability company, formed under the laws of the State of Texas on November 12, 2019. On October 31, 2019, Assure Networks Texas Holdings, a wholly owned subsidiary of Assure Networks, acquired all of the assets of Neuro- Pro Series, LLC, Neuro-Pro Mgmt., LLC, Neuro-Pro Monitoring, LLC, MONRV, PLLC, NPJC, LLC, MONRVortho, PLLC, NPJCorto LLC and PRONRV, LLC (collectively, the “Neuro-Pro Asset Purchase”). The Neuro-Pro Asset Purchase increased the number of cases for both the Technical Component and the Professional Component and expanded the presence for Assure Neuromonitoring, the Assure Neuromonitoring subsidiaries, Assure Networks and the Assure Networks subsidiaries in the State of Texas.

Corporate Model

Ownership Model:

In the instances where Assure Networks, or the applicable Assure Networks subsidiary, owns an interest in the entity performing the Professional Component, our corporate structure is based on a legal analysis that is completed by a third-party law firm to determine the specific state law requirements with respect to the corporate practice of medicine. Once Assure Networks or the applicable Assure Networks subsidiary obtains a legal determination regarding the recommended corporate structure, the applicable entity is established.

Management Services Model:

In the instances where Assure Networks or the applicable Assure Networks subsidiary is unable to own an interest in the entity performing the professional component due to state laws or regulations, Assure Networks or the applicable Assure Networks subsidiary enters into a management services agreement whereby Assure Networks or the applicable Assure Networks subsidiary agrees to perform management services on behalf of a third party unrelated entity performing the Professional Component and is paid fair market value compensation for such services. The fair market value compensation is based on a third-party fair market value valuation prepared by a professional valuation firm engaged by Assure Networks or the applicable Assure Networks subsidiary. Assure’s goal is to terminate its MSA relationships by the end of the first half of 2023.

Privacy

Assure is committed to protecting the privacy of its patients by safeguarding all medical information in compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economics and Clinical Health Act (“HITECH”). Assure relies on third-party companies and their cloud-based services to ensure all confidential information is safeguarded. These third-party companies include ShareFile, Microsoft 365, Microsoft Azure, NetSuite, and USMON. Microsoft, NetSuite, ShareFile, and USMON have Business Associate Agreements in place per HIPAA regulations. Microsoft, NetSuite, which is owned and operated by Oracle Corporation, and ShareFile, which is owned and operated by Citrix Systems, Inc., have, among other security measures, a third-party validated application and datacenter control from SOC 2 and SSAE 18 audits, bank-level encryption technology, multiple data storage locations around the globe, and disaster recovery centers in the United States and Europe. You can find Assure’s privacy policy on its website at www.assureneuromonitoring.com. Please note that the information on our website is not incorporated by reference into this prospectus.

Government Regulation

We are subject to numerous federal, state and local laws, rules and regulations. Government regulation affects our business by controlling our growth, requiring licensure and certification for our facilities and the physicians and other health care personnel who provide services in our facilities and regulating the use of our properties.

Licensure and Accreditation

The health care facilities and our partner professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of health care items or services paid for by federal health care programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal Anti-Kickback Statute could result in felony conviction, administrative penalties, liability (including penalties) under the False Claims Act and/or exclusion from federal health care programs.

Several states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored health care programs, but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law.

Our management carefully considers the importance of anti-kickback laws when structuring company operations and relationships. That said, we cannot ensure that the applicable regulatory authorities will not determine that some of our arrangements with hospitals, surgical facilities, physicians, or other referral sources violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self-Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. §1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by physicians to health care entities with whom the physician has a financial relationship). Such physician self- referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state.

Our management carefully considers the importance of physician self-referral laws when structuring company operations and relationships and seeks legal guidance on the parameters of the law. That said, we cannot ensure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment from a government-sponsored program, such as Medicare and Medicaid. Under the 2023 annual adjustment, the minimum False Claims Act penalty assessed per violation after January 30, 2023, will be not less than $13,508 and not more than $27,018. This per violation statutory penalty is in addition to the statutory penalty of three times the amount of damages which the government sustains because of the violation. 31 U.S.C. §3729(a)(1). The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and private whistleblowers to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations and relationships. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

Health Information Privacy and Data Security

The privacy and data security regulations under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”); (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties. HIPAA has four tiers of violations that reflect increasing levels of culpability, with minimum and maximum penalty amounts within each tier and an annual cap on penalties for multiple violations of an identical provision. The indexed penalty amounts for each violation of a HIPAA administrative simplification provision are as follows:

●	Tier 1—lack of knowledge: The minimum penalty is $127;
●	Tier 2—reasonable cause and not willful neglect: The minimum penalty is $1,280;
●	Tier 3—willful neglect, corrected within 30 days: The minimum penalty is $12,794; and
●	Tier 4—willful neglect, not corrected within 30 days; The minimum penalty is $63,973.
●	For all tiers, the maximum penalty is $63,973 and the calendar-year cap is $1,919,173.

In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.2

Our management carefully considers the importance of compliance will patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. We are compliant with all state and federal licensure and permit requirements. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

Other Federal and State Health Care Laws

We are also subject to other federal and state health care laws that could have a material adverse effect on our business, financial condition or results of operations. The Health Care Fraud Statute, 18 U.S.C. § 1347, prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program, which can be either a government or private payor plan. Violation of this statute, even in the absence of actual knowledge of or specific intent to violate the statute, may be charged as a felony offense and may result in fines, imprisonment, or both. The Health Care False Statement Statute, 18 U.S.C. § 1035, prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both.

Under the Civil Monetary Penalties Law, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Penalties range from $10,000 to $50,000 per violation, treble damages, and exclusion from federal health care programs. The Civil Monetary Penalties Law also prohibits a person from transferring any remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services.

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. Many states have implemented laws and regulations related to so-called “tele-health,” which govern the use of technology to provide health care services, including allowing patients and providers to be in different geographic locations. Tele-health laws may apply to our operations, and the obligations they impose, vary wildly and are in a state of flux. Some states have so-called corporate practice of medicine prohibitions, which govern how physicians are organized to practice medicine (including corporate structure, employment and management). Such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies and the obligations they impose vary. Some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have an adverse effect on our business. The limitations and obligations under “surprise billing” laws vary by state, and many states are actively considering additional legislation and/or regulation in this area creating a state of flux in the law.

Many states have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some of these state laws apply to all health care services and not just those covered under a governmental health care program. From time to time, private health plans attempt to use such laws as a basis to deny claims or recoup payments previously made to health care providers.

A determination of liability under any of the laws above could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable laws.

Other Regulations

In addition to the regulatory initiatives described above, health care facilities, including our partner facilities, are subject to a wide variety of federal, state, and local environmental and occupational health and safety laws and regulations that may affect their operations, facilities, and properties. Violations of these laws could subject us to civil penalties and fines for not investigating and remedying any contamination by hazardous substances, as well as other liability from third parties.

Human Capital - Employees

Our human capital resources consist of employees and relationships that we maintain with third party service providers, including surgeons and hospitals. As of December 31, 2022, we had 127 full-time employees.

While we do not use any formal human capital measures or objectives, we focus our hiring efforts on offering competitive opportunities, which means recruitment, training and retaining personnel that demonstrate a high level of technical expertise and experience in the medical profession. We value diversity, professionalism, safety and collaboration within our organization.

None of our employees are represented by a labor union covered by a collective bargaining agreement. As of the date of this prospectus, we have not experienced any work stoppages.

Diversity

We value the benefits that diversity brings and seek to maintain a workforce comprised of talented and dedicated employees with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which we operate. In identifying qualified hires, we will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by management as being important in fostering a culture which solicits multiple perspectives and views.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	exemptions from non-binding stockholders advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may, and intend to, take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Available Information

Our executive office address is 7887 E. Belleview Ave., Suite 500, Denver, Colorado 80111. The telephone number for our executive office is (720) 287-3093.

We make available, free of charge, on or through our Internet website, at www.assureneuromonitoring.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our Internet website and the information contained therein or connected thereto are not intended to be, and are not, incorporated into this prospectus.

DESCRIPTION OF PROPERTY

Assure currently leases approximately 17,000 square feet of office space for its corporate offices at 7887 East Belleview Avenue, Suite 500, Denver, Colorado 80111. The current leases expire in December 2025.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company or any of our subsidiaries, nor are we involved as a plaintiff in any other material proceeding or pending litigation. There are no other proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder of more than 5% of the Company’s issues and outstanding voting securities, is an adverse party or has a material interest adverse to our interest.

In April 2022, the U.S. Department of Justice (“DOJ”) issued Civil Investigative Demands which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act.  We voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions.  While our policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company we used at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies.  We have worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and we believe we have returned substantially all such payments that we have discovered to date, totaling approximately $450,000.  The DOJ has not made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing, or outcome of this investigation. As a result, we are unable to estimate the amount or range of any potential loss, if any, arising from this investigation. For additional information regarding legal proceedings is summarized in Note 16, “Commitments and Contingencies” of the Notes to Consolidated Financial Statements included in this Form S-1 Registration Statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of various factors, including the factors we describe in the section entitled “Risk Factors” and elsewhere in this prospectus.

RESULTS OF OPERATIONS

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

The following table provides selected financial information from the condensed consolidated financial statements of income for the years ended December 31, 2022 and 2021. All dollar amounts set forth in the table below are expressed thousands of dollars, except share and per share amounts.

	Year Ended December 31,		Change	Change
	2022	2021	$	%
Revenue
Technical services	$825	$13,527	$(12,702)	(94)%
Professional services	7,498	12,330	(4,832)	(39)%
Other	2,653	3,335	(682)	(20)%
Total revenue	10,976	29,192	(18,216)	(62)%
Cost of revenues, excluding depreciation and amortization	15,190	14,318	872	6%
Gross (loss) margin	(4,214)	14,874	(19,088)	(128)%
Operating expenses
General and administrative	15,065	14,805	260	2%
Sales and marketing	945	1,082	(137)	(13)%
Depreciation and amortization	4,060	1,114	2,946	264%
Impairment charges	3,540	—	3,540	100%
Total operating expenses	23,610	17,001	6,609	39%
Loss from operations	(27,824)	(2,127)	(25,697)	(1,208)%
Other income (expenses)
Income from equity method investments	39	225	(186)	83%
Gain on Paycheck Protection Program loan	1,665	—	1,665	100%
Other expense, net	(1,370)	(46)	(1,324)	2,878%
Accretion expense	(681)	(556)	(125)	(22)%
Interest expense, net	(1,739)	(1,081)	(658)	61%
Total other expense	(2,086)	(1,458)	(628)	43%
Loss before income taxes	(29,910)	(3,585)	(26,325)	(734)%
Income tax benefit (expense)	(202)	829	(1,031)	(124)%
Net loss	$(30,112)	$(2,756)	$(27,356)	(993)%
Loss per share
Basic	$(40.06)	$(4.70)	$(35.36)	(752)%
Diluted	$(40.06)	$(4.70)	$(35.36)	(752)%
Weighted average number shares – basic	751,659	586,271	165,388	28%
Weighted average number shares – diluted	751,659	586,271	165,388	28%

Revenue

Total Revenue. Total revenues for the years ended December 31, 2022 and 2021 were $11.0 million and $29.2 million, respectively, net of implicit price concessions. For the years ended December 31, 2022 and 2021, we recorded an allowance for implicit price concessions of $17.9 million and $7.4 million, respectively. Gross revenue for the years ended December 31, 2022, and 2021, prior to the application of implicit price concessions, totaled $28.9 million and $36.6 million.  The decrease in gross revenue is primarily related to a decrease in the revenue accrual rate, partially offset by an increase in managed case volume of approximately 4,200 from nearly 17,400 in the year ended December 31, 2021 to nearly 21,600 in the same period of 2022.  The increase in managed cases is primarily related to the acquisition of Sentry Neuromonitoring, LLC (“Sentry”) that was completed during the second quarter of 2021, and the Company’s expansion into remote neurology.  These gains were partially counteracted by Assure’s decision to exit certain markets. The Company utilized market intelligence and data warehousing analytics it did not previously possess to inform our decision to exit certain lower performing markets that were dragging down the Company’s average revenue per case. Assure’s go-forward strategy is anchored on achieving the benefit of scale in geographies underpinned by above average reimbursement.

Gross Revenue. Gross revenue for the year ended December 31, 2022 was negatively impacted by implicit price concessions related to aged claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months. As such, the Company estimated the portion of the Company’s accounts receivable that may become uncollectible due to age, or the implicit price concessions, is $17.9 million for December 31, 2022. In the fourth quarter of 2021, Assure made additional refinements to the reserve process based on multi-year life-to-date collections information which is now possible due to stabilized actual and collection rates over the most recent two years. This process provides a clearer picture of the Company’s estimated collectible accounts receivable. The new process led to a higher than anticipated reserve in 2022. The Company reserves accounts receivable beginning in the fifth quarter after date of service and continuing to increase the reserve percentage until the receivable is aged to 24 months and a day at which point it is fully reserved. The benefit of refining the process in this manner: (1) Assure’s anticipated go-forward exposure in 2023 is substantially reduced and (2) Increased precision and increased visibility in our estimation process.  Going forward, as the Company continues to accelerate its cash receipts there will be less accounts receivable at risk. Management has designated a tactical team to specifically pursue these reserved claims.

Technical and professional service revenue is recognized in the period in which IONM services are rendered, at net realizable amounts due from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third-party insurers. We estimate out-of-network technical and professional revenue per case based upon our historical cash collection rates from private health insurance carriers. Our revenue estimation process for out-of-network revenue is based on the collection experience from insurance cases that are between 1-24 months old as management believes the more recent collection experience is more indicative of future per case collection rates.

Other revenue consists of revenue from managed service arrangements on a contractual basis. Revenue from services rendered is recorded after services are rendered.

Cost of Revenues

Cost of revenues for the years ended December 31, 2022 were $15.2 million compared to $14.3 million for the same period in 2021. During the year ended December 31, 2022, the number of neuromonitoring cases increased 24% compared to the year ended December 31, 2021, which drove the costs of revenues increase, partially offset by cost cutting measures. Cost of revenues consist primarily of the cost of our internal billing and collection department, internal and external collection costs, technologist and supervising practitioner wages, third-party supervising practitioner fees, and medical supplies. Technologist and supervising practitioner wages and medical supplies vary with the number of neuromonitoring cases. The cost of our internal billing and collection department increased as we have increased headcount to align with expected growth in volume and the number of cases to invoice has increased. A primary focus for Assure during 2023 will be on reducing the Company’s average cost of the delivery in providing our services, both on the technologist and the remote neurology parts of the business.

General and administrative

General and administrative expenses were $15.1 million and $14.8 million for the years ended December 31, 2022 and 2021, respectively. The increase period-to-period was primarily related to higher employee costs due to severance payments, increased professional fees, such as legal expenses, and higher insurance premiums, partially offset by a decrease in stock-based compensation and other cost cutting measures.

Depreciation and amortization

Depreciation and amortization was $4.1 million and $1.1 million for the years ended December 31, 2022 and 2021, respectively.   The increase period-to-period was primarily related to the additional amortization due to the change in the estimated life of intangible assets for doctor agreements.  During December 2022, the Company evaluated the useful life of doctor agreements which resulted in a decrease in the useful life from 10 years to one year.  See Note 3 to the consolidated financial statements for a completed discussion of this change in estimate.

Impairment charges

Impairment charges were $3.5 million for the year ended December 21, 2022. The impairment charge of $3.4 million related to the qualitative evaluation of the Company’s goodwill balance in comparison to the Company’s market cap and net equity position.  Additionally, the Company wrote off its tradename intangible balance of $117 thousand since the tradename is no longer in use.  There were no similar transactions during the year ended December 31, 2021.

Gain on Paycheck Protection Program loan forgiveness

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) pursuant to the recently adopted Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”) in the amount of $1.7 million. During January 2022, the Company was granted forgiveness of the PPP Loan. As of June 30, 2022, the Company recorded a gain on forgiveness of the PPP Loan of $1.7 million. There were no similar transactions during the year ended December 31, 2021.

Other expense, net

Other expense, net was $1.4 million for the years ended December 31, 2022 was primarily related to the settlement of amounts due from MSAs and PEs due to the termination of the related MSA and/or PE agreement.

Accretion expense

The Company recorded non-cash accretion expense of $681 thousand and $556 thousand for the years ended December 31, 2022 and 2021, respectively.  The Company accretes the difference between the fair value of the convertible notes and the face value of the convertible debt over the term of the convertible note.

Interest expense, net

Interest expense, net was $1.7 million for the year ended December 31, 2022 compared to $1.1 million for the year ended December 31, 2021 The increase year-over-year is primarily due to higher outstanding debt balances. Specifically, interest expense was $221 thousand and $304 thousand for the years ended December 31, 2022 and 2021, respectively, related to the convertible debt, and $1.2 million and $456 thousand for the years ended December 31, 2022 and 2021, respectively, for the Centurion debenture.

Income tax benefit

For the year ended December 31, 2022, income tax benefit was $202 thousand compared to $829 thousand for the year ended December 31, 2021. The Company had an effective tax rate of (0.7)% and 23.1% for the years ended December 31, 2022 and 2021, respectively. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis.

Financial Position, Liquidity and Capital Resources

Funding Requirements

Our cash position as of December 31, 2022 was $905 thousand compared to the December 31, 2021 cash balance of $4.0 million. Working capital was $16.4 million as of December 31, 2022 compared to $34.3 million at December 31, 2021. Our working capital balance and our estimated cash flows from operations during 2022 will not support our operating activities and our obligations for the next 12 months. We intend to seek equity or debt financing and have implemented significant cost cutting measures to mitigate our going concern. Such financings may include the issuance of shares of common stock, warrants to purchase common stock, convertible debt or other instruments that may dilute our current stockholders. Financing may not be available to us on acceptable terms depending on market conditions at the time we seek financing. We plan to apply for a $3.2 million refund under the CARES Act Employee Retention Credit program, however there is no guarantee when, or if, these funds will be received during 2023. Furthermore, our independent registered public accountants have expressed that substantial doubt exists as to the Company’s ability to continue as a going concern.   See Item 8. Report of Independent Registered Public Accountant for further discussion.

On October 11, 2022, we received a notification letter from The Nasdaq Stock Market stating that we are not in compliance with the Minimum Bid Price Requirement, which requires our listed securities to maintain a minimum bid price of $1.00 per share. During March 2023, the Company effectuated a twenty-for-one reverse split in order to comply with the Minimum Bid Price Requirement. However, there is no guarantee our common stock will not fall below the minimum bid price of $1.00 per share in the future.  A delisting from The Nasdaq Stock Market would negatively impact our ability to raise additional capital through equity financings on acceptable terms in order to meet our plan of continued growth.

We are also dependent on Centurion Financial Trust granting us certain add-backs and other one-time adjustments in the calculation of our financial covenants related to EBITDA and if we are not granted such allowances we may not meet our financial covenants which could result in a default on our obligations and the lender could foreclose on our assets if we cannot otherwise payoff the debt.

Our near-term cash requirements relate primarily to payroll expenses, trade payables, debt payments, capital lease payments, and general corporate obligations.

Cash flows from operating activities

For the year ended December 31, 2022, we collected approximately $21.8 million of cash from operations compared to collecting approximately $14.3 million in the same prior year period. As of December 31, 2022, accounts receivable, which are recorded net of implicit price concessions, was $13.9 million compared to $27.8 million at December 31, 2021. The decrease in our accounts receivable balance during 2022 is primarily related to the increased velocity of cash receipts and implicit price concession charges.

Cash used in operating activities for the year ended December 31, 2022, was $8.0 million compared to $13.4 million for the same period in the preceding year. Cash was used to fund operations and to fund our growth strategy.

In October, we experienced a meaningful decrease in the Texas reimbursement benchmark, which has been utilized in state arbitration claims to great success through September of this year. Texas state arbitration reimbursement has realigned to a level much closer to the state average across our operational footprint, based on our arbitration experience. Since Texas represents approximately 60% of our patient volume, we expect to remain focused on participation rates for state arbitrations in Texas.

Cash flows from investing activities

Cash used in investing activities of $280 thousand for the year ended December 31, 2022, was related the PE distributions of $80 thousand, offset by payments related to acquisition liabilities of $280 thousand and fixed asset purchases of $80 thousand. Cash provided by investing activities of $1 thousand for the year ended December 31, 2021, was related the PE distributions of $308, offset by payments related to the Sentry acquisition of $307.

We have receivables from equity investments in PEs and other entities that are due and payable upon those entities collecting on their own accounts receivable. To the extent that these entities are unable to collect on their accounts receivable or there is an impairment in the valuation of those accounts receivable, the Company will need to reduce its related party receivables and/or its equity investments in the PEs.

Cash flows from financing activities

Cash provided by financing activities of $5.2 million for the year ended December 31, 2022, was due to equity financing. Cash provided by financing activities of $13.0 million for the year ended December 31, 2021, was due to $10.4 million of net proceeds from the debenture, $1.7 million of proceeds from the Payroll Protection Program loan, and $5.1 million in proceeds from common stock issuances, offset by $4.1 million payments of bank debt.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with GAAP. Application of GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes and within this MD&A. We consider our most important accounting policies that require significant estimates and management judgment to be those policies with respect to revenue, accounts receivable and income taxes, which are discussed below. Our other significant accounting policies are summarized in Note 2, “Basis of Presentation” and Note 3, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Form S-1 Registration Statement.

We continually evaluate the accounting policies and estimates used to prepare the consolidated financial statements. In general, our estimates are based on historical experience, evaluation of current trends, information from third-party professionals and various other assumptions that we believe to be reasonable under the known facts and circumstances. Estimates can require a significant amount of judgment and a different set of assumptions could result in material changes to our reported results.

Revenue Recognition and Collection Cycle

The Company recognizes revenue primarily from fees for IONM services provided. Revenue is recognized at a point in time upon satisfaction of the Company’s performance obligation to a customer, which is at the time of service. Revenue is based on the Company’s best estimate of the transaction price the Company expects to receive in exchange for the services rendered. Our estimate of the transaction price includes estimates of price concessions for such items as contractual allowances from third-party payors, potential adjustments that may arise from payment, and uncollectible amounts.

The Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its estimated transaction price if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed monthly.

The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price.

Technical and professional service revenue

Technical and professional service revenue is recognized at a point in time in which performance obligations are satisfied at the amount that reflects the consideration to which the Company expects to be entitled. Performance obligations are satisfied when IONM services are rendered. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party commercial insurers. Since allowable charges for services rendered out-of-network are not explicitly identified in the contract, the Company determines the transaction price based on standard charges for services provided, reduced by an estimate of contractual adjustments and implicit price concessions based on evaluating the payor mix, historical settlements and payment data for payor types and current economic conditions to calculate an appropriate net realizable value for revenue and accounts receivable. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods.

Other revenue

The Company recognizes revenue from managed service arrangements on a contractual basis. Revenue is recorded when the Company has completed its performance obligations, which is the time of service.

Stock-based Compensation Expense

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on stock-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

The authoritative guidance also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of a stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the event the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period.

The Company may grant performance share units (“PSUs”) to employees or consultants. PSU awards will vest if certain employee-specific or company-designated performance targets are achieved. If minimum performance thresholds are achieved, each PSU award will convert into common stock at a defined ratio depending on the degree of achievement of the performance target designated by each individual award. If minimum performance thresholds are not achieved, then no shares will be issued. Based upon the expected levels of achievement, stock-based compensation is recognized on a straight-line basis over the PSUs’ requisite service periods. The expected levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was determined using the asset and liability method prescribed by GAAP. Under this method, deferred tax assets and liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. If and when it is determined that a deferred tax asset will not be realized for its full amount, we will recognize and record a valuation allowance with a corresponding charge to earnings. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes.

New Accounting Pronouncements

For information regarding new accounting pronouncements that were issued or became effective during the year ended December 31, 2022 that had, or are expected to have, a material impact on our financial position, results of operations or financial statement disclosures, see the “Recently Adopted Accounting Pronouncements” and “Recent Accounting Pronouncements Not Yet Adopted” sections of Note 3, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Annual Report.

Subsequent Events

Reverse stock split

On March 3, 2023, the Company announced that it effected a reverse stock split (the “Reverse Stock Split”) of its shares of common stock, $0.001 par value, at a ratio of 20 (old) for 1 (new) which became effective on March 4, 2023.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its common stock on the NASDAQ Capital Market and to make the bid price more attractive to investors.

As a result of the 20:1 Reverse Stock Split, the total number of shares of common stock authorized by the Company under its Articles of Incorporation will be reduced from 180,000,000 shares of common stock, par value $0.001, to 9,000,000 shares of common stock, par value $0.001. The number of shares of common stock held by each stockholder of the Company will consolidate automatically on a twenty (old) shares for one (new) share basis.  No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share, pursuant to NRS 78.205(2)(b).

The Reverse Stock Split affects all issued and outstanding shares of common stock. All outstanding options, restricted stock awards, warrants, preferred stock and convertible notes and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the Reverse Stock Split by decreasing the number of shares acquirable pursuant to the ratio of 20:1 and increasing the exercise or conversion price, as applicable, by the same ratio, as required by the terms of each such security. The number of shares of common stock available to be awarded under the Company’s equity incentive plans will also be proportionately adjusted.

As of March 3, 2022, the Company had 22,021,952 shares of common stock issued and outstanding, and after the Reverse Stock Split, the Company had approximately 1,101,098 shares of common stock issued and outstanding.

Private placement

On March 3, 2023, the Company completed a private placement for $300 thousand by issuing 50,000 common shares at a price of $6.00 per common share.

Nasdaq listing

As discussed in Note 10 to the consolidated financial statements, the Company received a letter from Nasdaq stating the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share.  The Company completed a reverse split, discussed above, in order to comply with the minimum bid price requirements.  As of March 20, 2023, the Nasdaq has confirmed Assure is compliant with the min minimum bid price requirements.

Departure of Director

Effective April 11, 2023, Martin Burian voluntarily resigned from his position as a member of the Company’s Board of Directors. Mr. Burian did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Changes in Company’s Certifying Accountant

On April 11, 2023, Baker Tilly US, LLP (“Baker Tilly”) informed Assure Holdings Corp. (the “Company”) and the Audit Committee of the Company that Baker Tilly would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023.

MANAGEMENT

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position	Term
John Farlinger	63	Executive Chairperson and Chief Executive Officer	Since May 24, 2017
John Price	53	Chief Financial Officer	Since March 26, 2021
John Flood	63	Director	Since April 15, 2021
Christopher Rumana	54	Director	Since December 19, 2018
Steven Summer	73	Director	Since December 19, 2019

The following is a description of the business background of the current directors, director nominees and executive officers of the Company.

Directors

John Farlinger, Director, Chief Executive Officer and Executive Chairperson: Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairman on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairman, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairman on May 15, 2018. Mr. Farlinger held the position of Chairman and CEO of Urban Communications Inc. from July 8, 2014 to June 2018. His past positions also include director and Chair of the Governance and Audit Committee of Freckle Ltd. (TSX-V) from June 2019 to February 2020, Senior Vice-President of Telephone Navigata-Westel from February 2013 to April 2014, and CEO of Titan Communications from 2009 to February 2013. Mr. Farlinger has been a Board member and Audit Committee member for BillDirect.com Technologies Inc. ((TSX-V) from August 2021 to April 2022 and a Board member for Lite Access Technologies, Inc. (TSX-V) from April 2021 until June 2022. He is also an advisor to CareCru Inc., a healthcare start up.

Mr. Farlinger was selected by the Board to serve as the Executive Chairman because he is the Chief Executive Officer of the Company and his prior experience as an Executive Chairman and director of other public companies brings valuable insight to the operation of the Board. Additionally, Mr. Farlinger holds a CPA, CA designation (Canada).

John Flood, Director: Mr. Flood has nearly four decades of capital markets experience, as well as extensive operations, business building and governance expertise. Until retiring in 2019, he served as chairman and managing partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm that Flood co-founded in 1997. At Craig-Hallum, Flood led the investment banking and institutional equity sales teams. He was also a member of Craig-Hallum’s board of governors, and executive, research, banking and M&A committees.

Mr. Flood was selected by the Board to serve as director because his extensive capital markets experience provides the Board with valuable experience and oversight in relation to the Company’s capital raising activities which are of significant importance to the Company at its current stage of operations.

Christopher Rumana, Director: Dr. Rumana brings over 20 years’ experience in the medical field as a board-certified neurosurgeon. Dr. Rumana has served in many roles including Chairman of Department of Surgery, Chief of Neurosurgery, Chairman of the Medical staff, Chairman of the Medical Executive Committee, and Chairman of the Board of Directors at Tallahassee Memorial Hospital. Dr. Rumana has previously served as the President of the Tallahassee Neurological Clinic from 2000 to 2017 and served as the President and chairman of Caduceus, LLC, a joint venture pain management facility and surgery center from 2005 to 2017. Dr. Rumana currently runs a consulting company and serves on the board of multiple health-related companies.

Mr. Rumana was selected by the Board to serve as director because his experience in the medical field as a neurosurgeon and his service on numerous committees and boards in the neurology medical community provides the Board with specialized knowledge of the Company’s industry and its customer’s operations which is valuable to the Board’s oversight role of the Company’s operations.

Steven Summer, Director: Steven Summer brings over four decades of management experience in health care to the Company’s board. From 2006 to December 2019, Mr. Summer served as President and CEO of the Colorado Hospital Association. Previously, from 1993 through 2006, he was the President and CEO of the West Virginia Hospital Association and prior to that he was with the Maryland Hospital Association, where he also held various senior level roles prior to becoming an executive. In January 2020, Mr. Summer was named President of the Healthcare Institute (HI), an organization whose membership consists of 35 of the nation’s most prestigious non-profit hospitals and health care systems.

Mr. Summer has selected by the Board to serve as director because of his management experience in the health care industry including his experience as President and CEO of a number of Hospital Associations provides specialized knowledge of the Company’s industry which is valuable to the Board’s oversight role of the Company’s operations.

Non-Director Executive Officers

John Price, Chief Financial Officer: Mr. Price was appointed as Chief Financial Officer effective March 26, 2021. Mr. Price has over 25 years of experience in accounting, financial planning and analysis, and business process improvement. He is also highly experienced in capital raise and debt financing, M&A, accounting operations, compliance, and system implementations. Mr. Price’s prior positions include serving as chief accountant of National Beverage (December 2019 to November 2020), chief financial officer and president at Alliance MMA (August 2016 to October 2019), and chief financial officer at MusclePharm (March 2015 to August 2016) and in various accounting and finance roles in high growth technology companies in the Silicon Valley. Mr. Price spent the first seven years of his career at Ernst & Young (October 1995 to July 2003). Mr. Price earned a Bachelor of Science in Accounting from Pennsylvania State University. Mr. Price does not have any family relationship with any other member of the Board of Directors or any executive officer of the Company.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our executive officers and any other person, including directors, pursuant to which the executive officer or director was selected to serve as an executive officer or director.

Family Relationships

None of our directors or executive officers is related by blood, marriage, or adoption to any other director or executive officer.

Other Directorships

None of our directors or director nominees are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (or subject to the requirements of Section 15(d) of the Exchange Act or any company required to be registered as an investment company under the Investment Company Act of 1940, as amended).

Legal Proceedings

We know of no material proceedings in which any of our directors, executive officers, affiliates or any stockholder of more than 5% of any class of our voting securities, or any associate thereof, is a party adverse or has a material interest adverse to Assure or its subsidiaries. To the best of our knowledge, except as provided below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	proceeding among private litigants, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term success and our ability to create value for our stockholders. We regularly review our corporate governance practices, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit the Company and our stockholders to do so. We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, the SEC rules and regulations, and the corporate governance standards set forth in the Listing Rules of the Nasdaq Stock Market LLC (the “NASDAQ Standards”). The Board is of the view that the Company’s system of corporate governance meets or exceeds this set of guidelines and requirements.

We maintain a corporate governance page on our website that includes: our Code of Business Conduct and Ethics, and the charters for the Audit, Nomination and Corporate Governance, and Compensation Committees of our Board, all of which can be found at www.assuremneuromonitoring.com by clicking on “Investor Info” under the heading “Governance” and sub-heading “Governance Documents”. Reference to our website is provided herein for informational purposes only and no content on our website is incorporated herein by reference or otherwise forms a part of this Proxy Statement, unless otherwise stated herein.

Board Composition

The Board is currently composed of four (4) directors. The Company’s current bylaws require the number of directors of the Company to be not less than one (1) nor more than the number as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. All of the proposed nominees of the Board of Directors for election as directors at the Annual Meeting are current directors of the Company.

Director Independence

We had four Directors at April 13, 2023 (including three independent Directors) as follows:

●	John Farlinger
●	Christopher Rumana, independent
●	Steven Summer, independent
●	John Flood, independent

The Board applies the requirements for independence set out in Rule 5605(a)(2) of the NASDAQ Standards and considers all relevant facts and circumstances in making its assessment. Consistent with NASDAQ Standards, the Board assesses the independence of its members not less than annually.

In addition, the Company’s Code of Business Conduct and Ethics specifically addresses conflict of interest situations involving directors. Pursuant to our Code of Business Conduct and Ethics, all directors are required to act in the best interests of the Company and to avoid conflicts of interest.

With the assistance of the Nominating & Corporate Governance Committee, the Board has considered the relationship of the Company to each of the directors and has determined that three of the four directors are independent (Rumana, Summer, and Flood). The one director who is not independent (Farlinger) is an executive officer of the Company and member of management.

Meetings of the Board and Committees

In 2022, the Board met 13 times, the Audit Committee met 4 times, the Compensation Committee met 2 times and the Nomination and Corporate Governance Committee met 6 times. None of the incumbent directors attended fewer than 75% of the meetings of the Board and Committees on which they served in the year ended December 31, 2022.

Company’s Policy regarding Board Members’ Attendance at the Annual Meeting

The Company does not have a policy that requires directors to attend the Annual Meeting. 1 director attended the Company’s annual meeting in 2022.

Communications to the Board

Stockholders may communicate directly with members of the Board, or the Board as a group, by writing directly to the individual Board member or the Board, Assure Holdings Corp., 7887 E. Belleview Ave., Suite 500, Denver, Colorado, USA 80111. The Company’s Corporate Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Manager, Investor Relations will review all communications, and if requested by the stockholder or if the matter relates to Company business, shall forward them to the appropriate Board member(s).

Board Leadership Structure and Role in Risk Oversight

The positions of our principal executive officer and the chairperson of our Board are served by one individual, John Farlinger. We have determined that the leadership structure of our Board is appropriate, especially given the size of our company and the Board. Our Board currently consists of four directors. Prior to his resignation on April 11, 2023, the Board had appointed Mr. Martin Burian as lead independent director. Following his resignation, the Board has determined to search for an additional director to take on the role of lead independent director. In the meantime, due to the size of the Board, the independent directors, believe they are able to adequately closely monitor the activities of our Company without a lead independent director. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that having one individual serve as principal executive officer and chairperson of the Board does not negatively impact the ability of the Board to provide independent oversight. To the extent the composition of the Board changes and/or grows in the future, the Board may re-evaluate the need for an independent chairperson.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition, our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the company.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to the Company’s officers, directors, employees, and contractors.

We have adopted a corporate Code of Business Conduct and Ethics (the “Code”) that applies to all our employees including our principal executive officer, principal financial officer, and principal accounting officer and is administered by our Chief Financial Officer, John

Price, and the Chair of the Nomination and Corporate Governance Committee, Christopher Rumana. We believe our Code provides written standards for deterring, and is reasonably designed to deter, wrongdoing. The purpose of our Code is to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by the Company;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
●	accountability for adherence to the Code.

Our Code is available on our website at https://www.assureneuromonitoring.com/. A copy of the Code will be provided to any person without charge upon written request to the Company at its administrative office: Assure Holdings Corp., 7887 E. Belleview Ave., Suite 500, Denver, Colorado 80111. We intend to disclose on our website any waiver from a provision of our Code that applies to any of our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions that relates to any element of our Code.

Hedging Policy

The Company’s share trading policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. The policy notes that these transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into these types of transactions may no longer have the same objectives as the Company’s other shareholders. In addition, under the policy no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any the Company’s securities granted as compensation or held, directly or indirectly, by such director or officer.

BOARD COMMITTEES

The Board has established an Audit Committee, a Nomination & Corporate Governance Committee and a Compensation Committee. The Company also has a Medical Monitoring Advisory Committee which includes both directors and non-director advisors. Terms of reference for each committee, which delineate the mandate of the committee, the composition of the committee, the frequency of committee meetings and other relevant matters, have been approved and adopted by the Board.

Audit Committee and Audit Committee Financial Expert

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and the NASDAQ Standards. The Audit Committee, in accordance with its written charter, is responsible for reviewing and approving the financial statements and public reports of the Company, considering the existence and adequacy of internal and management controls and reviewing and approving material accounting policies and measurements. The Audit Committee is also responsible for reviewing the annual audit and quarterly reviews and communicating directly with the external auditor as to their findings.

The Audit Committee’s mandate provides for regularly scheduled meetings to review and approve annual audited financial statements and quarterly unaudited financial statements and other reports to stockholders. Additional meetings may be held as warranted with respect to public financing initiatives and other material transactions. In addition, the Audit Committee has the authority to pre-approve non-audit services which may be required from time to time. The Charter for the Audit Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our Audit Committee consists of John Flood (Chairperson), Steven Summer and Christopher Rumana. The Board has determined that all members of the Audit Committee are “independent” and “financially literate,” within the meaning of such terms in NI 52-110, and that all members are “independent” within the meaning of Rule 5605 of the NASDAQ Standards and Rule 10A-3 of the Exchange Act. Our Board has determined that John Flood qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K based on education, professional designations held, experience and background.

Compensation Committee

The Compensation Committee’s mandate provides for regularly scheduled meetings to review the processes and procedures as may be reasonably necessary to allow the Compensation to make recommendations to the Board with respect to executive compensation. The Compensation Committee administers the Company’s Stock Option Plan, and determines all direct, indirect and incentive compensation and benefits of the executive management team. The Compensation Committee has the authority to form and delegate all or a portion of its duties and authority to subcommittees or individuals; communicate directly with officers, employees, and legal counsel; and in its discretion, may obtain advice from a compensation consultant. The Charter for the Compensation Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our Compensation Committee consists of Steven Summer (Chairperson), John Flood, Christopher Rumana, and John Flood. The Board has determined that all members of the Compensation Committee are “independent” within the meaning of Rule 5605 of the NASDAQ Standards.

Nomination & Corporate Governance Committee (“NCG Committee”)

The NCG Committee, in accordance with its charter, is responsible in assisting the Board in the exercise of their responsibilities as it relates to nomination and corporate governance matters delegated to it by the Board. The NCG Committee is also responsible for annually overseeing the evaluation of the effectiveness of the Board and its Committees and making recommendations to the Board with respect to any changes which may be advisable to improve the functioning of the Board or any of its committees. The NCG Committee’s mandate provides for regularly scheduled meetings to review the corporate governance guidelines applicable to the Company. The Charter for the NCG Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our NCG Committee consists of Christopher Rumana (Chairperson), Steven Summer, and John Flood. The Board has determined that all members of the NCG Committee are “independent” are “independent” within the meaning of Rule 5605 of the NASDAQ Standards.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates. In identifying qualified candidates for nomination to the Board, the NCG Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

The Board does not adhere to any specific targets or quotas in determining Board membership but the Board is committed to increasing diversity on the Board and realizes the potential benefits from new perspectives that could be gained through increasing diversity within the Board’s ranks. The NCG Committee strives to see diversity, inclusion and equity in connection with its vision and mission for the Board and the Company.

Nomination Responsibilities and Duties

The Board believes that directors should ideally reflect a mix of experience and other qualifications important to the Board’s role in oversight of the Company. While there is no firm requirement of minimum qualifications or skills that candidates must possess we seek directors with high integrity and experience relevant to our business and public company listings in order to maintain a board with a mix of skills and experience. The NCG Committee evaluates director candidates based on a number of qualifications, including their resume, independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the NCG Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Proxy Statement.

The NCG Committee does not have a policy pursuant to which it considers director candidates recommended by stockholders. It is the NCG Committee’s view that a formal policy is not necessary because stockholders can make recommendations to the NCG Committee by writing to: NCG Committee Chair c/o Corporate Secretary at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 500, Denver, Colorado, USA 80111 and the Company’s bylaws contain provisions pursuant to which Company’s stockholders can nominate a person for election to the Board at stockholders meetings.

The Company’s bylaws permit certain stockholders to nominate persons for election to the Board. Pursuant to the bylaws, any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of a notice for a nomination and on the record date for notice of the applicable meeting of stockholders, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below, may nominate persons for election to the Board. The Nominating Shareholder must give timely written notice, in proper form, to the Corporate Secretary of the Company at Assure Holdings Corp., 7887 E. Belleview Ave., Suite 500, Denver, Colorado, USA 80111 to make a nomination.

To be timely, a Nominating Shareholder’s notice to the corporate secretary of the Company must be made (i) in the case of an annual meeting of stockholders, not less than 30 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting of stockholders (which is not also an annual meeting of stockholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of stockholders was made.

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary of the Company must set forth:

●	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation(s) or employment(s) of the person, (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to applicable laws; and
●	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Company may require any proposed nominee to furnish such other information as may be required under applicable law or the rules of any stock exchange on which the Company’s securities are listed to determine the eligibility of such proposed nominee to serve as an independent director on the Board.

Medical Monitoring Advisory Committee

The Medical Monitoring Advisory Committee, is responsible for assisting the Board in (i) establishing best practices related to the Company’s, including its subsidiaries, performance of services, (ii) continually evolving and refining techniques, process and procedures to ensure the highest quality of services, (iii) understanding how technology and equipment can be used and implemented to ensure the highest quality of services, and (iv) making recommendations to the Board on matters delegated to it by the Board from time to time. It is the intention of the Board that the Medical Monitoring Advisory Committee be comprised, in part, of medical professionals who can assist the Company with establishing, through research, development, and implementation of best practices and technology advancements, processes and operational infrastructure aimed at increasing the rate of successful outcomes in patient cases as a result of the use of intraoperative monitoring.

Currently, our Medical Monitoring Advisory Committee consists of Dr. Rumana (Chairperson), Mr. Summer and Dr. Isador Lieberman.

Dr. Isador Lieberman, M.D., M.B.A, FRCSC, was appointed to our Medical Monitoring Advisory Committee on March 18, 2021. Dr. Lieberman is a fellowship trained Orthopaedic and Spinal Surgeon. He is board certified by the American Board of Orthopaedic Surgery and holds specialist certification from the Royal College of Physicians and Surgeons of Canada. Dr. Lieberman completed medical school and residency at the University of Toronto and completed Spine Surgery and Trauma Surgery fellowships at the Toronto Hospital in Canada and at Queen’s Medical Center in Nottingham, England. Dr. Lieberman joined the Texas Back Institute in 2010 and is currently the president and director of its scoliosis and spine tumor program. Prior to joining Texas Back Institute he served as teaching faculty at the University of Toronto, then was recruited to the Cleveland Clinic. His research interests include; clinical outcomes in spinal surgery, biomechanics of spinal implants, robotics for spinal surgery and disc replacement technologies. Dr. Lieberman has conceived and developed a number of spinal surgery instruments and implants and holds over thirty issued U.S. patents. He has been recognized internationally for contributions to minimally invasive/endoscopic spinal surgery and robotics and navigation for spine surgery. In addition, Dr. Lieberman established the Uganda Spine Surgery Mission. Over the past fifteen years this organization has provided more than 250 operations to Ugandans afflicted with spinal ailments including scoliosis.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board oversees the Company’s executive compensation programs that are both motivational and competitive for executive officers and other members of senior management. Additionally, the Compensation Committee is charged with reviewing and approving all compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. At least once each year, and at such other times as is necessary, the Board reviews any and all relationships that each director has with the Company. The Board has determined that none of the Compensation Committee members has any material business relationship with the Company.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	to review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board for approval;
●	to produce an annual report on senior executive officer compensation for inclusion in the Company’s annual report or the proxy statement relating to its annual meeting of stockholders;
●	to review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
●	to establish peer groups of comparable companies and targeting competitive positioning for the Company’s compensation programs; and
●	to consider the implications of the potential risks associated with the Company’s compensation policies and programs; and
●	to review and make recommendations to the Board with respect to the compensation of the senior executive officers.

Overview of Executive Compensation Program

The objectives of our executive compensation policy are to attract and retain individuals of high caliber to serve as officers, to motivate their performance in order to achieve our strategic objectives and to align the interests of executive officers with the long term interests of our stockholders. Short-term compensation, including base salaries and annual performance bonus, is used to attract and retain employees. Long-term compensation, including our Stock Option Plan and Equity Incentive Plan, is used to reward growth in asset value per share.

Our compensation policy is reviewed and examined annually by the Compensation Committee in accordance with its charter. The Compensation Committee considered the implications of the risks associated with our compensation policies and practices and did not identify any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

We do not have any written policies which prohibit a named executive officer or director from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the named executive officer or director.

For the purposes of this prospectus, named executive officers or “NEOs” means each of the following individuals:

(a)	each individual who, in respect of the Company, during any part of the financial year ended December 31, 2022, served as chief executive officer, including an individual performing functions similar to a chief executive officer (“CEO”) of the Company;
(b)	the Company’s two most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year;

(c)	up to two individuals who would be an NEO under paragraph (b) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, as of December 31, 2022.

During the financial year ended December 31, 2022, we had two NEOs: John Farlinger (CEO) and John Price (CFO). Mr. Farlinger was appointed the CEO on August 28, 2019. Prior to his appointment as CEO, Mr. Farlinger was appointed as Interim Chief Executive Officer on May 15, 2018. Mr. Price was appointed as Chief Financial Officer effective March 26, 2021. Prior to his appointment as CFO, Mr. Price was appointed as Vice President of Finance on November 30, 2020.

Compensation Elements and Rationale

Executive officer (including the NEOs) compensation consists of essentially three components: (i) base salary; (ii) annual performance bonus; and (iii) the equity compensation under our Stock Option Plan as amended, Equity Incentive Plan as amended, 2021 Stock Incentive Plan, 2021 Employee Stock Purchase Plan, or written grant agreements. Each component of our executive officer compensation arrangements are briefly described below.

Base Salaries

Salaries for executive officers and other members of senior management are determined by evaluating the responsibilities of each executive’s position, as well as the experience and knowledge of the individual, with a view to market competitiveness. Assure benchmarks its executive salaries, by position and responsibility, against other comparable business enterprises. The base salaries for executive officers are reviewed in the fourth quarter of each financial year for the ensuing year by the NCG Committee. Annual salary adjustments take into account the market value of the executive’s role, the executive’s performance throughout the year and the economic factors that affect Assure’s industry and marketplace.

Retention of executive officers is a risk considered by the Compensation Committee in setting base salaries.

Annual Performance Bonus

Each executive is eligible to receive an annual bonus (the “Annual Bonus”) based upon achievement of milestones established by the Compensation Committee. The Annual Bonus is determined, at the discretion of the Compensation Committee at the beginning of each year and is paid during the first quarter of the subsequent year. If the executive voluntarily resigns from their employment with us or if their employment is terminated for cause prior to payment of the Annual Bonus, they shall not be entitled to receive payment of the Annual Bonus, or any portion thereof, whether prorated or otherwise.

Our Annual Bonus provides NEOs and key employees with the opportunity to earn annual incentive awards in respect of their leadership and contribution towards enhanced levels of operating performance. As such, the Annual Bonus is designed to increase alignment with Assure’s strategic and operational goals with awards earned based on the achievement of both financial and personal performance goals.

The “financial performance” of each executive (including NEOs) is measured and calculated on three pre-established annual financial performance measure (the “Financial Performance Measure”). The Financial Performance Measures are designed around key drivers of profitability and operational cash flow, namely: (i) revenue growth; (ii) EBITDA growth; and (iii) cash flow growth, increase in procedures and other identified metrics. For each Financial Performance Measure, there are three performance levels set: threshold, target and maximum.

The ‘personal performance’ of each executive is measured against the extent to which each executive achieves his or her personal strategic objective (“Personal Strategic Objective”). The Personal Strategic Objectives are set by the executives in conjunction with the CEO at the commencement of each fiscal year and are expressed with reference to specific, measurable targets and given a weighting for each.

Equity Compensation

Options and Awards are granted by the Board at the recommendation of the NCG Committee. In monitoring or adjusting the option allotments, the NCG Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to shareholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The NCG Committee makes these determinations subject to and in accordance with the provisions of the Amended Stock Option Plan.

See “Equity Compensation Plans” below for a description of our current equity compensation plans – the Amended 2020 Stock Option Plan, the 2020 Equity Incentive Plan, the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. On November 4, 2021, the Board approved and the Company adopted the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan (the “2021 Plans”), and the Company’s stockholders subsequently approved the 2021 Plans at the Annual Meeting on December 9, 2021. The Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan have been remained in effect; however, Since November 9, 2021, the Company has been and intends to continue to grant its awards under the 2021 Stock Incentive Plan. In addition, executive officers have the right to participate in the 2021 Employee Stock Purchase Plan along with other employees of the Company.

Compensation Governance

The Compensation Committee exercises general responsibility regarding overall employee and executive officer compensation. It determines the total compensation of the CEO, CFO and other senior executives of the Company, all subject to Board approval. The Compensation Committee also meets with the CEO to review all other salaries and compensation items. These salaries and compensation items are ultimately approved by the Board annually in the overall general and administrative expense budget.

Options and Awards are also granted by the Board at the recommendation of the Compensation Committee. In monitoring or adjusting the option allotments, the Compensation Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to stockholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The Compensation Committee makes these determinations subject to and in accordance with the provisions of the 2021 Stock Incentive Plan.

Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for the years ended December 31, 2022, 2021, and 2020 and are set out below and expressed in the currency of the United States unless otherwise noted. On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

SUMMARY COMPENSATION TABLE

							Change in
							pension value
							and
							nonqualified
						Non-Equity	deferred
Name and				Stock	Option	Incentive Plan	compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
John Farlinger, (1)	2022	420,131	218,000	70,153	Nil	Nil	Nil	32,694	740,978
Executive	2021	401,610	323,380	144,918	330,382	Nil	Nil	61,889	1,262,179
Chairperson and
Chief Executive Officer	2020	306,583	200,000	315,600	Nil	Nil	Nil	48,484	870,667

John Price, (2)	2022	276,826	48,740	67,713	Nil	Nil	Nil	13,884	407,163
Chief Financial	2021	244,800	97,920	61,900	67,113	Nil	Nil	17,400	489,133
Officer	2020	20,000	Nil	Nil	Nil	Nil	Nil	Nil	20,000
(1)	Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairperson on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairperson, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairperson on May 15, 2018. During the year ended December 31, 2022, Mr. Farlinger received a car allowance of $14,394 and a matched retirement investment contribution of $18,300 paid by Assure, which values have been included in the column “All Other Compensation”. Stock awards in 2021 consists of a grant of 810 common shares at $123.80 and 302 common shares at $80.00 per common share. On January 29, 2021, Mr. Farlinger was granted 4,500 stock options exercisable to acquire shares of common stock of Assure at $106.00 per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.
(2)	Mr. Price joined the Company as the Vice President of Accounting and Finance during November 2020 and was appointed Chief Financial Officer on March 26, 2021. Mr. Price received a matched retirement investment contribution of $13,884 paid by Assure, which value has been included in the column “All Other Compensation”. Stock Awards in 2021 consist of a grant of 500 common shares at a price of $123.80 per common share.

Outstanding Equity Awards Table

The following table discloses the particulars of unexercised options, stock that has not vested and equity incentive plan awards for our NEOs for the last completed fiscal year ending December 31, 2022. On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive				Market	Number	Market
			Plan			Number	Value	of	or Payout
			Awards:			of	of	Unearned	Value of
			Number of			Shares	Shares	Shares,	Shares,
	Number of	Number of	Securities			or	or Units	Units or	Units or
	Securities	Securities	Underlying			Units of	of	Other	Other
	Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name and	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Principal Position	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John Farlinger, (1)	3,020	Nil	Nil	$180.00	10/1/2023	3,000	$315,000	Nil	Nil
Executive Chairperson	1,170	Nil	Nil	$156.00	1/16/2024
and Chief Executive Officer	2,700	1,800	Nil	$106.00	2/1/2026
John Price, (2) Chief Financial Officer	1,833	667	Nil	$97.00	12/10/2025	Nil	Nil	Nil	Nil
	233	267	Nil	$153.00	10/1/2026
(1)	As of December 31, 2022, Mr. Farlinger has an aggregate of 8,690 options to purchase common stock of the Company. The options are exercisable to purchases: (a) 3,020 shares of the Company at an exercise price of $180.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Farlinger on October 1, 2018; (b) 1,170 shares of the Company at an exercise price of $156.00 which expire on January 16, 2024 and (c) 4,500 shares of the Company at an exercise price of $106.00 which expire on February 1, 2026. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 17,000 Performance shares to certain employees and senior management, including Mr. Farlinger (3,000 shares). On December 29, 2020, Assure issued 3,000 shares of common stock in settlement of the Performance shares to Mr. Farlinger, subject to forfeiture under the vesting terms of a restricted stock award agreement. The restricted shares vested under the terms of the restricted stock award agreement on September 29, 2021.
(2)	As of December 31, 2022, Mr. Price has an aggregate of 3,000 options to purchase common stock of the Company. The options are exercisable to purchase (a) 2,500 shares of the Company at an exercise price of $97.00 which expire on December 10, 2025, pursuant to options awarded to Mr. Price on December 10, 2021 and (b) 500 shares of the Company at an exercise price of $153.00 which expire on October 1, 2026 pursuant to options award to Mr. Price on October 1, 2021.

Option Exercise and Vested Stock

There were no option exercises or stock that vested on an aggregated basis for our NEOs during the year ended December 31, 2022.

Pension Plans, Defined Benefit Plans, Deferred Compensation Plans

The Company has not established a pension plan, defined benefits plan, or deferred compensation plan.

Potential Payments Upon Termination or Change-In-Control

The Company does not currently have any employment agreements which include material payments related to termination or change-in-control.

Agreements with Named Executive Officers

The Company has entered into employment agreements with certain NEOs. The agreements establish the terms and conditions that will apply during their employment with the Company as well as the terms and conditions that will apply upon their termination of employment.

John Farlinger, Executive Chairperson, Chief Executive Officer

The Company entered into an employment agreement with John Farlinger effective June 1, 2018. Mr. Farlinger is employed as Chief Executive Officer of the Company and provides corporate management, financial strategy, capital market advisory, business expansion, compliance and advisory, corporate communications and general operational services to the Company that are relevant to his position. As compensation, Mr. Farlinger received an annual salary of $420,131 during the financial year ended December 31, 2022. The Company reimburses Mr. Farlinger for reasonable and customary “out of pocket” expenses. Mr. Farlinger is entitled to insurance benefits, sick leave, five weeks of vacation time, a car allowance, a 401k matching plan of up to 6%, performance-based bonuses allocated at the discretion of the Board, a phone allowance and stock options pursuant to the Stock Option Plan. The agreement contains customary confidentiality arrangements for an executive in the healthcare industry and provides that for one year following the termination of Mr. Farlinger’ s employment with the Company, he will not directly or indirectly engage in any business competitive with the Company.

John Price, Chief Financial Officer (effective March 26, 2021)

The Company is currently in the process of negotiating an employment agreement with John Price to serve as its Chief Financial Officer. Per the terms of Mr. Price’s offer letter as the Vice President of Finance, as compensation, Mr. Price receives an annual salary of $270,000. In addition, the Company reimburses Mr. Price for reasonable and customary “out-of-pocket” expenses. Mr. Price is entitled to insurance benefits, sick leave, four weeks of vacation time, a 401k matching plan of up to 6%, performance-based bonuses allocated at the discretion of the Board, and stock options pursuant to the Stock Option Plan.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our independent directors for the fiscal year ended December 31, 2021. On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Martin Burian, (1)(2)	52,000	40,000	Nil	Nil	Nil	Nil	92,000
Former Director
Christopher Rumana, (1)(3)	40,000	40,000	Nil	Nil	Nil	Nil	80,000
Independent Director
Steven Summer, (1)(4)	46,000	40,000	Nil	Nil	Nil	Nil	86,000
Independent Director
John Flood, (1)(5)	46,000	40,000	Nil	Nil	Nil	Nil	86,000
Independent Director
(1)	All directors who are not employees of the Company are entitled to receive a quarterly retainer of $10,000 for their services as directors of the Company and a quarterly retainer of $1,500 for serving on a committee of the Company. The quarterly retainer is paid 50% in cash and 50% in stock.
(2)	Mr. Burian resigned as a director effective April 11, 2023. As of December 31, 2022, Mr. Burian has options to purchase (a) 15,000 common shares of the Company at an exercise price of $180.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Burian on October 1, 2018; (b) 1,500 common shares of the Company at an exercise price of $156.00 which expire on January 16, 2024, pursuant to options awarded to Mr. Burian on January 16, 2019 and (c) 500 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Burian on January 29, 2021. As of December 31, 2022, all of the 750 of the options granted on October 1, 2018 have vested, all of the 1,500 options granted on January 16, 2019 have vested, and 300 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 133 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(3)	As of December 31, 2022, Dr. Rumana has options to purchase (a) 1,500 common shares of the Company at an exercise price of $156.00 which expire on January 16, 2024, pursuant to options awarded to Dr. Rumana on January 16, 2019 and (b) 1,000 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Dr. Rumana on January 29, 2021. As of December 31, 2022, all of the 1,500 options granted on January 16, 2019 had vested and 600 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 133 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(4)	As of December 31, 2022, Mr. Summer has options to purchase (a) 1,500 common shares of the Company at an exercise price of Cdn$171.00 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019 and (b) 1,000 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Summer on January 29, 2021. As of December 31, 2022, all of the 1,500 options granted on October 4, 2019 have vested and 600 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 133 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(5)	As of December 31, 2022, Mr. Flood has options to purchase 1,500 common shares of the Company at an exercise price of $112.00 which expire on April 15, 2026, pursuant to options awarded to Mr. Flood on April 15, 2021. As of December 31, 2022, of 1,500 options granted on April 15, 2021, 900 have vested, with the balance of options vesting in increments of 200 options each April 15 and October 15, until such time that the options have fully vested on April 15, 2024.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets out those securities of the Company which have been authorized for issuance under our equity compensation plan, as of December 31, 2022. On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average	available for future issuance
	outstanding options and	exercise price of	under equity compensation plans
	rights	outstanding options and	(excluding securities reflected in
Plan category	(a)	rights (b)	column (a)) (c)
Equity compensation plans approved by security holders	49,640	$117.80	93,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	49,640	$117.80	93,500

As of December 31, 2022, there was 42,540 stock options outstanding under the Amended Stock Option Plan.  No additional stock options will be issued under the Amended Stock Option Plan.  As of December 31, 2022, there was 6,500 stock options outstanding and an aggregate of 93,500 shares of common stock were available for issuance under the 2021 Stock Option Plan.  As of December 31, 2022, no transactions have occurred under the 2021 Employee Stock Purchase Plan.

Equity Compensation Plan Descriptions

The Company currently has adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan, the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan. The intent of the Company and the Board is that while the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will continue in existence in relation to the options and awards previously granted thereunder, the Board will not grant future options or awards thereunder. Instead, moving forward, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants thereunder.

The following is a description of the plans.

Amended 2020 Stock Option Plan

The material features of the Amended 2020 Stock Option Plan are summarized below.

1.	Purpose of the Amended 2020 Stock Option Plan. The purpose of the Amended 2020 Stock Option Plan is to encourage share ownership by directors, senior officers and employees, together with consultants, who are primarily responsible for the management and growth of the Company. The number of shares, the exercise price per Common Share, the vesting period and any other terms and conditions of options granted pursuant to the Amended 2020 Stock Option Plan, from time to time, are determined and approved by the Board at the time of the grant, subject to the defined parameters of the Amended 2020 Stock Option Plan.
2.	Maximum Plan Shares. The maximum aggregate number of shares that may be reserved for issuance pursuant to the exercise of options granted under the Amended 2020 Stock Option Plan shall not exceed ten percent (10%) of the issued and outstanding shares of the Company at the time of the grant. Notwithstanding the foregoing, the maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined in the Amended 2020 Stock Option Plan) granted under the Amended 2020 Stock Option Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 3,497,123 shares.

3.	Grant of Options. The Amended SOP is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of options to eligible participants in the discretion of the Board. The term and vesting provisions of any options will be fixed by the Board at the time of grant, subject to the terms of the Amended 2020 Stock Option Plan.
4.	Eligibility and Limitations. The following restrictions on issuances of options are applicable under the Amended 2020 Stock Option Plan: (a) no eligible participant will be granted options to acquire more than five percent (5%) of the issued and outstanding common shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; and (b) in any twelve (12) month period, options granted to all eligible participants conducting investor relations activities may not exceed two percent (2%) of the issued and outstanding common shares, calculated at the date such options are granted.
5.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of common shares pursuant to options granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding common shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of options, which exceeds ten percent (10%) of the issued and outstanding common shares of the Company as at the time of grant.
6.	Exercise Price. he exercise price of an option will be set by the Board at the time such option is granted under the Amended 2020 Stock Option Plan, and cannot be less than the Fair Market Value (defined in the Amended 2020 Stock Option Plan as a price that is determined by the Board, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
7.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.
8.	Term and Expiry. The exercise period of each option cannot exceed ten (10) years. Upon termination of employment of the eligible participant all rights to purchase shares of the Company pursuant to the options granted under the Amended 2020 Stock Option Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the participant’s option granting agreement; (b) upon the death, disability or leave of absence of a participant, any vested options held by such participant will be exercisable by the participant’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any participant will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the participant’s continuous service; and (d) if a participant is dismissed for cause, such participant’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
9.	Disinterested Shareholder Approval. The Company will be required to obtain disinterested shareholder approval prior to any of the following actions – whether by reason of an amendment to the Amended Option Plan or otherwise – becoming effective: (a) the Amended Option Plan, together with all of the Company’s other previous compensation arrangements, could result at any time in: (i) the aggregate number of Common Shares reserved for issuance under options granted to insiders of the Company exceeding ten percent (10%) of the issued and outstanding Common Shares; (ii) the number of Common Shares issued to insiders upon exercise of options within a one (1) year period exceeding ten percent (10%) of the issued and outstanding Common Shares; or (iii) the issuance to any one Service Provider, within a twelve (12) month period, of a number of Common Shares exceeding 5% of the issued and outstanding Common Shares; or (b) any reduction in the exercise price of an option previously granted to an insider.
10.	Adjustments. The Amended 2020 Stock Option Plan also provides for adjustments to outstanding options in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.

11.	Amendments. The Amended 2020 Stock Option Plan provides that it may be amended by the Board or the Compensation Committee without stockholder approval, (i) correct typographical errors; (ii) clarify existing provisions of the 2020 Stock Option Plan, which clarifications do not have the effect of altering the scope, nature or intent of such provisions; and (iii) maintain compliance with any applicable laws. No such amendment, suspension or termination shall adversely affect rights under any options previously granted without the consent of the optionees to whom such options were granted.
12.	Governing Law. The Amended 2020 Stock Option Plan is governed and construed in accordance with the laws of the State of Colorado and the federal laws of the United States applicable therein.

2020 Equity Incentive Plan

The material features of the 2020 Equity Incentive Plan are summarized below.

1.	Purpose of the Equity Incentive Plan. The purpose of the 2020 Equity Incentive Plan is to (a) enable the Company to attract and retain the types of employees, consultants and directors (collectively, the “EIP Recipients” and each, an “EIP Recipient”) who will contribute to the Company’s long term success; (b) provide incentives that align the interests of EIP Recipients with those of the security holders of the Company; and (c) promote the success of the Company’s business.
2.	Available Awards. Awards that may be granted under the Equity Incentive Plan include: (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards (collectively, “EIP Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise of the EIP Awards granted under the 2020 Equity Incentive Plan is 3,497,123 shares. The maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined under the 2020 Equity Incentive Plan) granted under the 2020 Equity Incentive Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 3,497,123 shares.
4.	Grant of EIP Awards. The 2020 Equity Incentive Plan is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of EIP Awards to EIP Recipients in the discretion of the Board. The term and vesting provisions of any options or EIP Awards will be fixed by the Board at the time of grant, subject to the terms of the 2020 Equity Incentive Plan.
5.	Limitations on Issue. The following restrictions on issuances of EIP Awards are applicable under the 2020 Equity Incentive Plan: (a) no eligible award recipient will be granted EIP Awards to acquire more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; (b) no consultant or EIP Recipient conducting investor relations activities (may be granted options to acquire more than two percent (2%) of the issued and outstanding common stock in any twelve (12) month period; and (c) the Company and the EIP Recipient granted the EIP Award are responsible for ensuring and confirming the EIP Recipient is a bona fide employee, consultant or management company employee.
6.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of shares pursuant to EIP Awards granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of EIP Awards, which exceeds ten percent (10%) of the issued and outstanding shares of the Company as at the time of grant, unless prior to such grant the Company has obtained disinterested shareholder approval.
7.	Exercise Price. The exercise price of an option will be set by the Board at the time such option is granted under the 2020 Equity Incentive Plan, and cannot be less than the Fair Market Value (defined in the 2020 Equity Incentive Plan as a price that is determined by the Board, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.

8.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.
9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. Upon termination of an EIP Recipient’s continuous service all rights to purchase shares of the Company pursuant to the options granted under the 2020 Equity Incentive Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the EIP Recipient’s option granting agreement; (b) upon the death, disability or leave of absence of an EIP Recipient any vested options held by such EIP Recipient will be exercisable by the EIP Recipient’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any EIP Recipient will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the EIP Recipient’s continuous service; and (d) if an EIP Recipient is dismissed for cause, such EIP Recipient’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
10.	Restricted Awards. The Board may, from time to time, grant restricted share units (“RSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further RSU issuance to the EIP Recipient. At the discretion of the Board, each RSU may be credited with cash and stock dividends paid by the Company in respect of one share, which shall be evidenced in the EIP Recipient’s share unit account, and distributed, upon settlement of such RSU after the date on which they vest, in cash or at the discretion of the Board, in shares for the fair market value equivalent of such cash distribution, such shares to be either issued from treasury, purchased in the open market, or any combination thereof. The RSUs shall be subject to forfeiture until vested, such vesting schedule to be determined for each grant of RSUs in the discretion of the Board, which may provide for acceleration of vesting upon the occurrence of specified events.
11.	Performance Share Units. The Board may, from time to time, grant performance share units (“PSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further PSU issuance to the EIP Recipient. The Board in its discretion shall determine: (i) the number of shares subject to a PSU granted to any EIP Recipients; (ii) the specified performance goals and other conditions as well as the time period to achieve such goals in order to earn to a PSU; and (iii) the other terms, conditions and restrictions of the PSU.
12.	Other Equity-Based and Cash Awards. The Board may grant other equity-based awards, either alone or in tandem with other awards under the EIP, in such amounts and subject to such conditions as the Board shall determine in its sole discretion. Each such award shall be evidenced by an award agreement. The Board may grant cash awards to participants, such awards to be evidenced in such form as the Board may determine.
13.	Disinterested Shareholder Approval. Unless disinterested shareholder approval is obtained, under no circumstances shall the 2020 Equity Incentive Plan, together with all of the Company’s other previously established or proposed stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of shares (including the Amended 2020 Option Plan), result in or allow at any time: (a) the number of shares reserved for issuance pursuant to EIP Awards granted to insiders (as a group) at any point in time exceeding 10% of the issued and outstanding shares; (b) the grant to insiders (as a group), within any 12 month period, of an aggregate number of EIP Awards exceeding 10% of the issued and outstanding shares at the time of the grant of the EIP Awards; (c) the issuance to any one EIP Recipient, within any 12 month period, of an aggregate number of EIP Awards exceeding 5% of the issued and outstanding shares at the time of the grant of the EIP Awards; (d) any individual EIP Award grant that would result in any EIP Recipient being granted EIP Awards to acquire or receive more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period; or (e) any amendment to options held by insiders that would have the effect of decreasing the exercise price of such options.
14.	Adjustments. The 2020 Equity Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.

15.	Amendments. The 2020 Equity Incentive Plan provides that the Board or the Compensation Committee without stockholder approval may make the following amendments: (i) amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in the 2020 Equity Incentive Plan, or to correct or supplement any provision of the 2020 Equity Incentive Plan that is inconsistent with any other provision of the 2020 Equity Incentive Plan; (ii) amendments necessary to comply with the provisions of applicable law; (iii) amendments necessary for EIP Awards to qualify for favorable treatment under applicable tax laws; (iv) amendments to the vesting provisions of the 2020 Equity Incentive Plan or any EIP Award; (v) amendments to the termination or early termination provisions of the 2020 Equity Incentive Plan or any EIP Award, whether or not such EIP Award is held by an insider, provided such amendment does not entail an extension beyond the original expiry date of the EIP Award; and (vi) amendments necessary to suspend or terminate the 2020 Equity Incentive Plan.
16.	Governing Law. The 2020 Equity Incentive Plan is governed and construed in accordance with the laws of the State of Colorado and the Federal laws of the United States applicable therein.

2021 Stock Incentive Plan

The material features of the 2021 Stock Incentive Plan are summarized below.

1.	Purpose of the 2021 Stock Incentive Plan. The purpose of the 2021 Stock Incentive Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, senior officers, consultants, advisors and non-employee Directors (collectively, the “Eligible Award Recipients” and each, an “Eligible Award Recipient”) capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
2.	Available Awards. Awards that may be granted under the 2021 Stock Incentive Plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation right, (d) restricted stock and restricted stock units, and (e) performance share units (collectively, the “Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise or vesting of the Awards granted under the 2021 Stock Incentive Plan is 2,000,000 shares. If any shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2021 Stock Incentive Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the 2021 Stock Incentive Plan. In addition, any shares subject to any outstanding award under any prior stock plan (Amended 2020 Stock Option Plan or 2020 Equity Incentive Plan) that, on and after the date shareholders approve the 2021 Stock Incentive Plan, are not purchased or are forfeited, paid in cash or reacquired by the Company, or otherwise not delivered to the participant of such prior plans due to termination or cancellation of such award shall again be available for granting Awards under the 2021 Stock Incentive Plan. Awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the number of shares available for Awards under the 2021 Equity Incentive Plan.
4.	Limitations on Issue. Notwithstanding any provision to the contrary in the 2021 Incentive Stock Plan, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any calendar year shall not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

5.	Eligibility. Any Eligible Award Recipient shall be eligible to be designated as a participant under the 2021 Stock Incentive Plan. In determining which Eligible Award Recipients shall receive an Award and the terms of any Award, the Compensation Committee may take into account the nature of the services rendered by the respective Eligible Award Recipient, their present, and potential contributions to the success of the Company or such other factors as the Compensation Committee. An incentive stock option may only be granted to full time or part time employees. Such incentive stock option shall not be granted to an employee of an affiliate of the Company, unless such affiliate is also a “subsidiary corporation” of the Company.
6.	Composition of Eligible Award Recipients. The Company currently has approximately 125 employees, 2 senior officers, and 4 non-employee Directors who are eligible for the 2021 Stock Incentive Plan.
7.	Grant of Options. The 2021 Stock Incentive Plan is administered by the Compensation Committee and provides for grants of options to Eligible Award Recipients at the discretion of the Compensation Committee. The term and vesting provisions of any options will be fixed by the Compensation Committee at the time of grant, subject to the terms of the 2021 Stock Incentive Plan.
8.	Exercise Price. The exercise price of an option will be set by the Compensation Committee at the time such option is granted under the 2021 Stock Incentive Plan, and cannot be less than the 100% of the Fair Market Value (defined in the 2021 Stock Incentive Plan as a price that is determined by the Committee, provided that if the Shares are traded on a securities exchange, the Fair Market Value of a share as of a given date shall be the closing price of one share as reported on the securities exchange where the shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading; the Compensation Committee may designate a purchase price below Fair Market Value on the date of grant if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or a subsidiary) of a share on the grant date, and no less than 110% of the Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. If an Eligible Award Recipient’s service with the Company and all Affiliates terminates for any reason during the term, then the Eligible Award Recipient’s Option shall expire on the earliest of the following dates: (a) the Option’s term expiry date fixed by the Committee at the date of grant; (b) the date an Eligible Award Recipient’s service is terminated for cause; or (c) the date twelve months after the termination of the Eligible Award Participant’s service for any reason other than cause, or such earlier date or dates as the Compensation Committee may determine and specify in the applicable award agreement at the date of grant.
10.	Time and Method of Exercise. The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms including, but not limited to, cash, bank draft or certified cheque at the time of such exercise, in an amount equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.
11.	Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Eligible Award Recipient a number of shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such shares.
12.	Death of Eligible Award Participant. If an optionee who has been granted Options ceases to be employed by the Company because of the death of such optionee, such Option will cease to be qualified as an Option as of the date that is one year after the date of death (or upon the expiration of the term of such Option, if earlier).
13.	Incentive Stock Options. The following provisions apply to incentive stock options under the 2021 Stock Incentive Plan (“Incentive Stock Options”):

o	To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Eligible Award Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the United States Internal Revenue Code (the “Code”)) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).
o	All Incentive Stock Options must be granted within ten years from the earlier of the date on which the 2021 Stock Incentive Plan was adopted by the Board or the date the Stock Incentive Plan was approved by the Shareholders of the Company.
o	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.
o	The purchase price per share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, the purchase price per share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option.
o	Any Incentive Stock Option authorized under the 2021 Stock Incentive Plan shall contain such other provisions as the Compensation Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
14.	Stock Appreciation Rights. A stock appreciation right may be granted and confer on the holder a right to receive upon exercise a cash amount equal to excess of (i) the Fair Market Value of one share on the date of exercise, or a value determined by the Compensation Committee, over (ii) the grant price of the stock appreciation right as specified by the Compensation Committee, which price shall not be less than 100% of the Fair Market Value of one share on the date of grant of such stock appreciation right; provided that the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company. Subject to the terms of the 2021 Stock Incentive Plan and any applicable Award agreement, the grant price, term, dates of exercise and any other terms and conditions of any stock appreciation right shall be as determined by the Compensation Committee (except that the term of each stock appreciation right shall be subject to the limitations on term applicable to Options and grant limitations applicable to Awards generally). However, stock appreciation rights may not contain features providing for dividend equivalent rights other than equitable adjustments. The Compensation Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

15.	Restricted Stock and Restricted Stock Units. The Compensation Committee may, from time to time, grant restricted stock or restricted stock units, which include performance share units and deferred share units, to Eligible Award Recipients.
o	Restrictions. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate. Vesting of such Awards may, at the Compensation Committee’s discretion, be conditioned upon the Eligible Award Recipient’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance-based conditions. Notwithstanding the foregoing, rights to dividend equivalent payments shall be subject to limitations. Restricted stock units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Compensation Committee and specified in an Award agreement.
o	Issuance and Delivery of Shares. Any restricted stock granted under the 2021 Stock Incentive Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Compensation Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the 2021 Stock Incentive Plan. Such certificate or certificates shall be registered in the name of the Eligible Award Recipient and shall bear an appropriate legend referring to the restrictions applicable to such restricted stock. Shares representing restricted stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Eligible Award Recipient promptly after the applicable restrictions lapse or are waived. In the case of restricted stock units, no shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of all restrictions and the restricted (or deferred) period relating to restricted stock units evidencing the right to receive shares, such shares (or a cash payment equal to the Fair Market Value of the shares) shall be issued and delivered to the holder of the restricted stock units.
16.	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or required by applicable law.
17.	Limits on Transfer of Awards. No Award (other than fully vested and unrestricted shares issued pursuant to any Award) and no right under any such Award shall be transferable by an Eligible Award Recipient other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Compensation Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 and provided, further, that such transfers shall not be made for consideration to the Eligible Award Recipient. The Committee may also establish procedures as it deems appropriate for an Eligible Award Recipient to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Eligible Award Recipient and receive any property distributable with respect to any Award in the event of the Eligible Award Recipient’s death.
18.	Restrictions; Securities Exchange Listing. All shares or other securities delivered under the 2021 Stock Incentive Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the 2021 Stock Incentive Plan, applicable federal or state securities laws and regulatory requirements, including the policies of any applicable exchange, and the Compensation Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.

19.	Prohibition on Option and Stock Appreciation Right Repricing. The Compensation Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or other Awards in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award.
20.	Adjustments. The 2021 Stock Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
21.	Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate the 2021 Stock Incentive Plan, and the Compensation Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the 2021 Stock Incentive Plan, or with the written consent of the Eligible Award Recipient or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to an Eligible Award Recipient under the 2021 Stock Incentive Plan. Any amendment to this 2021 Stock Incentive Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. The 2021 Stock Incentive Plan provides for certain amendments that the Board and Compensation Committee can make without seeking stockholder approval including amendments to: (i) amend the eligibility for, and limitations or conditions imposed upon, participation in the 2021 Stock Incentive Plan; (ii) amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; (iii) add or amend any terms relating to the provision of financial assistance to participants or resulting in participants receiving securities of the Company while no cash consideration is received by the Company; (iv) make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or (v) amend any terms relating to the administration of the 2021 Stock Incentive Plan, including the terms of any administrative guidelines or other rules related to the 2021 Stock Incentive Plan.
22.	Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Stock Incentive Plan or any Award, and any rules and regulations relating to the 2021 Stock Incentive Plan or any Award.
23.	Term of the Plan. No Award shall be granted under the 2021 Stock Incentive Plan and the 2021 Stock Incentive Plan will terminate on the date that is ten (10) years after the effective date of the 2021 Stock Incentive Plan.

2021 Employee Stock Purchase Plan

The material features of the 2021 Employee Stock Purchase Plan are summarized below.

1.	Purpose of the 2021 Employee Stock Purchase Plan. The 2021 Employee Stock Purchase Plan was adopted to provide employees of the Company and certain subsidiaries with an opportunity to purchase the Company’s shares through accumulated payroll deductions (collectively, the “Eligible Employees” and each, an “Eligible Employee”). It is the intention of the Company to have the 2021 Employee Stock Purchase Plan and the offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the offerings, accordingly, will be construed so as to extend and limit 2021 Employee Stock Purchase Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.	Maximum Plan Shares. The maximum aggregate number of shares available for sale pursuant to the 2021 Employee Stock Purchase Plan is two million (2,000,000) shares.
3.	Eligibility. Any individual who is an Eligible Employee on the first trading day of each offering period (the “Offering Date”), which commences on February 1, May 1, August 1, and November 1, will be eligible to participate in the 2021 Employee Stock Purchase Plan. An Eligible Employee is any individual who is a common law employee of the Company and is customarily employed for at least twenty (20) hours per week, not including any individual who performs services for the Company or any certain subsidiary of the Company pursuant to (i) an agreement that classifies such individual’s relationship with the Company or certain subsidiary of the Company as other than an employee or (ii) a collective bargaining agreement that provides for the exclusion of such individual from participation in the 2021 Employee Stock Purchase Plan.
4.	Composition of Eligible Employees. The Company currently has approximately 127 employees who are eligible for the 2021 Employee Stock Purchase Plan.
5.	Offering Periods. The 2021 Employee Stock Purchase Plan will be implemented by consecutive “Offering Periods”, and unless the administrator provides otherwise, Offering Periods will have a duration of approximately three months (i) commencing on the first trading day on or after February 1 and terminating on the last trading day in the period ending the following April 30; (ii) commencing on the first trading day on or after May 1 and terminating on the last trading day in the period ending the following July 31; (iii) commencing on the first trading day on or after August 1 and terminating on the last trading day in the period ending the following October 31; and (iv) commencing on the first trading day on or after November 1 and terminating on the last trading day in the period ending the following January 31, continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the 2021 Employee Stock Purchase Plan will be determined by the administrator. The administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
6.	Payroll Deductions. Eligible Employees may purchase shares by means of payroll deduction of an amount not exceeding twenty (20) percent of the employee’s compensation during the Offering Period. Compensation means, in general, base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation. After initial enrollment in the plan, payroll deductions will continue from the first pay day following the Offering Date and will end on the last pay day prior to the last trading day of each purchase period (the “Exercise Date”) to which such authorization is applicable, unless sooner terminated by the employee. The amounts deducted will be credited to the participant’s account under the plan, and no interest on the deducted amounts will be paid.
7.	Grant and Exercise of Option to Purchase Shares. On the Offering Date, the Company is deemed to grant each participant a non-transferable option to purchase, on the “Exercise Date”, the amount of shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable purchase price; provided that in no event will an Eligible Employee be permitted to purchase during each offering period more than fifteen-thousand (15,000) shares. Unless, withdrawn, the option to purchase will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option to purchase will be purchased. No fractional shares will be purchased; any payroll deductions accumulated in an employee’s account which are not sufficient to purchase a full share will be retained in the employee’s account for the subsequent option offering, subject to earlier withdrawal by the employee. Any other funds left over in an employee’s account after the Exercise Date will be returned to the employee. During an employee’s lifetime, the employee’s option to purchase shares under the 2021 Employee Stock Purchase Plan is exercisable only by him or her.
8.	Withdrawal. An Eligible Employee may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2021 Employee Stock Purchase Plan at any time by providing notice to the plan administrator. All of the employee’s payroll deductions credited to his or her account will be paid to such employee as promptly as practicable after receipt of notice of withdrawal and such employee’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such offering period. An employee’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in any similar plan which may thereafter be adopted by the Company or in succeeding offerings which commence after the termination of the offering from which the employee withdraws.

9.	Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option in a form determined by the administrator (in its sole discretion) and pursuant to rules established by the administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.
10.	Termination of Employment. If a participant ceases to be an employee for any reason during an offering period, his or her outstanding option to purchase shares under the plan will immediately terminate, his or her payroll deductions will immediately cease, and all amounts previously collected from the participant during the offering period will be refunded.
11.	Death of Participant. In the event of the death of a participant, the Company shall, subject to local law, deliver any remaining cash balance to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered, subject to local law, to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).
12.	Administration. The plan is administered the Compensation Committee. The Compensation Committee will have full and exclusive discretionary authority to determine how and when the option to purchase shares shall be granted and the terms for such offering; to designate which certain subsidiary shall be eligible to participate in the 2021 Employee Stock Purchase Plan; to construe, interpret, and apply the terms of the 2021 Employee Stock Purchase Plan; to determine eligibility and to adjudicate all disputed claims filed under the 2021 Employee Stock Purchase Plan; to adopt rules and procedures relating to the operation and administration of the 2021 Employee Stock Purchase Plan; to adopt procedures and sub-plans as necessary or appropriate to permit participation in the 2021 Employee Stock Purchase Plan by employees who are foreign nationals or employed outside the United States; and to exercise powers and to perform acts as the Committee deems necessary to promote the interest of the Company and to carry out the intent of the 2021 Employee Stock Purchase Plan.
13.	Non-Assignability. Neither payroll deductions credited to a participant’s account nor any rights to acquire shares under the 2021 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution and rights to acquire shares may be exercised only by a participant during the lifetime of a participant. The 2021 Employee Stock Purchase Plan custodian will maintain accounts only in the names of the participants.
14.	Adjustments. The 2020 Employee Stock Purchase Plan also provides for adjustments to the number of shares to be delivered under the 2020 Employee Stock Purchase Plan in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.

15.	Amendment or Termination. The Board may terminate or amend the 2021 Employee Stock Purchase Plan and any rights to acquire shares under the 2021 Employee Stock Purchase Plan at any time for any reason. Without stockholder consent, the Board will be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the 2021 Employee Stock Purchase Plan. If the offering periods are terminated prior to expiration, all amounts then credited to employees’ accounts which have not been used to purchase shares will be returned to the employees (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.
16.	Term of Plan. The 2021 Employee Stock Purchase Plan will become effective upon its adoption by the Board, but no offerings will be treated as qualified under Section 423 of the Code unless the 2021 Employee Stock Purchase Plan has been approved by the stockholders of the Company. The Plan will continue in effect until terminated under or until no options are available for grants thereunder.

Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Employee Stock Purchase Plan or any option, and any rules and regulations relating to the 2021 Employee Stock Purchase Plan or any option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of March 23, 2023 regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Assure Holdings Corp, 7887 E. Belleview Ave., Suite 500 Denver, Colorado. As of March 23, 2022, there were 1,101,098 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

Name and Address of	Amount and nature of
Beneficial Owner	beneficial ownership	Percent of Class
John Farlinger (1)	20,132	1.8%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
John Price (2)	6,202	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Martin Burian (3)	9,075	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Christopher Rumana (4)	7,273	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Steven Summer (5)	6,273	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
John Flood (6)	6,359	*	%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Directors and Executive Officers as a Group (6 persons)	55,314	5.0%

Manchester Management Company, LLC/James Besser/Morgan Frank(7)	92,742	8.1%
2 Calle Nairn, #701 San Juan, PR 00907
AWM Investment Company(8)(9)(10)(11)(12)	156,250	13.2%
527 Madison Ave., Suite 2600 New York, NY 10022
Preston Parson (13)	182,880	16.6%
5 Mockingbird Lane Cherry Hills Village, CO 80113
●Less than 1%.

(1)	Mr. Farlinger is CEO and Executive Chairman of Assure. Consists of 11,042 shares of common stock and 9,090 shares of common stock acquirable upon exercise of stock options (7,490 shares) and warrants (1,600 shares) within 60 days of March 23, 2023. Of the shares of common stock beneficially owned by Mr. Farlinger, 3,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, such shares are fully vested Includes options exercisable to purchases: (a) 3,020 shares of the Company at an exercise price of $180.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Farlinger on October 1, 2018; (b) 1,170 shares of the Company at an exercise price of $156.00 which expire on January 16, 2024 and (c) 4,500 shares of the Company at an exercise price of $106.00 which expire on February 1, 2026. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 17,000 Performance shares to certain employees and senior management, including Mr. Farlinger (3,000 shares). On December 29, 2020, Assure issued 3,000 shares of common stock in settlement of the Performance shares to Mr. Farlinger, subject to forfeiture under the vesting terms of a restricted stock award agreement. The restricted shares vested under the terms of the restricted stock award agreement on September 29, 2021.
(2)	Mr. Price is CFO of Assure. Consists of 4,071 shares of common stock and 2,131 shares of common stock acquirable upon exercise of stock options 60 days from March 23, 2023. Includes options exercisable to purchase (a) 2,500 shares of the Company at an exercise price of $97.00 which expire on December 10, 2025, pursuant to options awarded to Mr. Price on December 10, 2021 and (b) 500 shares of the Company at an exercise price of $153.00 which expire on October 1, 2026 pursuant to options award to Mr. Price on October 1, 2021.
(3)	Mr. Burian is a former director of Assure having resigned on April 11, 2023. Consists of 6,459 shares of common stock and 2,616 shares of common stock acquirable upon exercise of vested stock options within 60 days of March 23, 2023. Mr. Burian holds 4,138 shares of common stock directly. Mr. Burian beneficially holds 1,600 shares of common stock through Burian Investments Inc. of which Mr. Burian is a 1/3 beneficial owner, a director and acting secretary. Mr. Burian does not control investment decisions of shares held by Burian Investments Inc. Mr. Burian’s wife, Cheryl Burian, holds 320 shares of common stock directly and 400 shares of common stock ITF Cameron & Lauren Burian. Mr. Burian does not have voting or dispositive power over the shares held by his wife, directly or in trust, and disclaims beneficial ownership of such shares. Includes options to purchase (a) 750 common shares of the Company at an exercise price of $180.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Burian on October 1, 2018; (b) 1,500 common shares of the Company at an exercise price of $156.00 which expire on January 16, 2024, pursuant to options awarded to Mr. Burian on January 16, 2019 and (c) 500 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Burian on January 29, 2021. As of March 23, 2023, all of the 750 of the options granted on October 1, 2018 have vested, all of the 1,500 options granted on January 16, 2019 have vested, and 367 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 67 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(4)	Mr. Rumana is a director of Assure. Consists of 4,649 shares of common stock and 2,624 shares of common stock acquirable upon exercise of stock options (2,233 shares) and warrants (391) within 60 days of March 23, 2023. Includes options to purchase (a) 1,500 common shares of the Company at an exercise price of $156.00 which expire on January 16, 2024, pursuant to options awarded to Dr. Rumana on January 16, 2019 and (b) 1,000 common shares of the Company at an exercise price of $106.00 which expire on January 27, 2026, pursuant to options awarded to Dr. Rumana on January 29, 2021. As of March 23, 2023, all of the 1,500 options granted on January 16, 2019 had vested and 733 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 133 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(5)	Mr. Summer is a director of Assure. Consists of 3,649 shares of common stock and 2,624 shares of common stock acquirable upon exercise of stock options (2,233 shares) and warrants (391) within 60 days of March 23, 2023. Includes options to purchase (a) 1,500 common shares of the Company at an exercise price of Cdn$171.00 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019 and (b) 1,000 common shares of the Company at an exercise price of $112.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Summer on January 29, 2021. As of March 31, 2023, all of the 1,500 options granted on October 4, 2019 have vested and 733 of the options granted on January 29, 2021 have vested with the balance of options vesting in increments of 133 on each February 1 and August 1, until such time that the options have fully vested February 1, 2024.
(6)	Mr. Flood is a director of Assure. Consists of 5,259 shares of common stock held directly and 1,100 shares of common stock acquirable upon exercise of stock options within 60 days of March 23, 2023. Includes options to purchase 1,500 common shares of the Company at an exercise price of $112.00 which expire on April 15, 2026, pursuant to options awarded to Mr. Flood on April 15, 2021. As of March 23, 2023, of 1,500 options granted on April 15, 2021, 900 have vested, with the balance of options vesting in increments of 200 options each April 15 and October 15, until such time that the options have fully vested on April 15, 2024.

(7)	Includes shares beneficially owned and 46,875 shares acquirable upon exercise of outstanding warrants held by the following affiliated entities and persons: 40,739 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Manchester Explorer, L.P., over which James Besser and Morgan Frank have shared voting and disposition power, 45,867 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Manchester Management Company, LLC and Manchester Management PR, LLC (which includes the 40,739 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Manchester Explorer, L.P.), 44,646 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Morgan Frank (which includes the 40,739 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Manchester Explorer, L.P. and 3,907 shares over which Mr. Frank has sole voting and disposition power) and 49,782 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by James Besser (which includes the 45,867 shares and 46,875 shares acquirable upon exercise of warrants beneficially owned by Manchester Management Company, LLC and 3,907 shares over which Mr. Besser has sole voting and disposition power). Pursuant to a letter agreement by and between Assure Holdings Corp. and Manchester Explorer, L.P., the beneficial ownership of Manchester Explorer, L.P. and its affiliated persons may not exceed 9.99% for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. Accordingly, stock purchase warrants may not be exercised by Manchester Explorer, L.P. if the beneficial ownership of Manchester Explorer, L.P. and its affiliated persons exceed 9.99%. Ownership information is based on the Schedule 13G filed on February 10, 2023.
(8)	Includes 11,538 shares of common stock and 32,907 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) held by Special Situations Fund III QP, L.P. David Greenhouse is managing partner of Special Situations Fund III QP, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.
(9)	Includes 3,821 shares of common stock and 10,913 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) held by Special Situations Cayman Fund, L.P. David Greenhouse is managing partner of Special Situations Cayman Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.
(10)	Includes 10,084 shares of common stock and 15,625 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) held by Special Situations Life Sciences Fund, L.P. David Greenhouse is managing partner of Special Situations Life Sciences Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.
(11)	Includes 10,084 shares of common stock and 15,625 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under the Registration Statement. David Greenhouse is managing partner of Special Situations Private Equity Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.
(12)	AWM Investment Company, Inc., a Delaware Corporation (AWM), is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Life Sciences Fund, L.P. David Greenhouse is managing partner of Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Life Sciences Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “Holders”). Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over securities owned by the Holders. The Holders collectively beneficially own 115,625 shares of common stock, approximately 9.9%, however pursuant to agreed upon terms under the warrants, they may not be exercised if beneficial ownership of the funds and its affiliated persons exceed 9.99% Ownership information based on Form 4 filed on August 8, 2022.
(13)	Mr. Parsons is the founder and a former director of Assure. Consists of 181,317 shares of common stock and 1,563 shares of common stock acquirable upon exercise of warrants (1,563 shares) within 60 days of March 23, 2023. Mr. Parsons holds a portion of the shares of common stock through Triple C Holdings, LLC (a family holding company). Of the shares of common stock beneficially owned by Mr. Parsons, 33,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, such shares are fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended December 31, 2021, in which the amount involved in the transaction exceeded or exceeds the lesser of $120 thousand or one percent of the average of our total assets at year-end for the years ended December 31, 2022 and 2021.

Balances and transactions between Assure Holdings Corp. and its wholly owned and controlled subsidiaries have been eliminated in consolidation and are not disclosed in this note. For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting and these transactions are reported as related party.

On March 4, 2020, Mr. Parsons agreed to reallocate 17,000 Performance shares to six employees and/or officers of Assure, including John Farlinger, our CEO (3,000 shares), under the terms of restricted stock award agreements. On December 29, 2020, we issued 50,000 shares of common stock in settlement of performance shares as “restricted common stock” to seven current and former employees and/or officers. The restricted common stock was subject to forfeiture under the terms of the restricted stock award agreements dated December 29, 2020.  The restricted common stock vested under the terms of the restricted stock award agreements on September 29, 2021.

In June 2021, we entered into common stock purchase agreements, pursuant to which the Company issued 7,802 shares of common stock at a deemed issuance price of $80.00 per shares to certain employees, directors and third parties. Pursuant to the share issuance, John Flood a director, purchased 1,500 shares of common stock, persons affiliated with Martin Burian, a former director, purchased 1,000 shares of common stock and John Farlinger, our Chairman and Chief Executive Officer, purchased 302 shares of common stock.

In November 2021, we entered into common stock purchase agreements, pursuant to which the Company issued 3,515 shares of common stock at a price of $123.80 per shares to certain employees, directors and consultants. Pursuant to the agreements, John Farlinger, our Chairman and Chief Executive Officer, purchased 810 shares of common stock, John Price, our Chief Financial Officer, purchased 685 shares of common stock, Preston Parsons, our founder, purchased 405 shares of common stock, John Flood, a director, purchased 150 shares of common stock, Christopher Rumana, a director, purchased 150 shares of common stock and Steven Summer, a director, purchased 150 share of common stock.

In November 2022, we entered into common stock purchase agreements, pursuant to which the Company issued 24,820  shares of common stock at a price of 12.00 per shares to certain employees, directors and consultants. Pursuant to the agreements, John Farlinger, our Chairman and Chief Executive Officer, purchased 3,531 shares of common stock, and John Price, our Chief Financial Officer, purchased 4,071 shares of common stock.

Policies and Procedures for the Review, Approval, or Ratification of Related Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock acquired pursuant to this prospectus. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders (each as defined below) who hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. And, except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;
●	tax-exempt organizations and government organizations;
●	banks or other financial institutions;
●	brokers or dealers in securities or foreign currency;
●	traders in securities who elect to apply a mark-to-market method of accounting;
●	real estate investment trusts, regulated investment companies or mutual funds;
●	pension plans;
●	controlled foreign corporations;
●	passive foreign investment companies;
●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;
●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax;
●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	U.S. holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to their shares of common stock, or that hold our common stock in connection with a trade or business, permanent establishment, or fixed base outside the United States;
●	persons that have a “functional currency” other than the U.S. dollar;
●	persons that acquire our common stock as compensation for services;
●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	holders subject to special accounting rules;
●	S corporations (and shareholders thereof); and
●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof).

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the purchase, ownership and disposition of our common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of the purchase, ownership and disposition of our common stock.

U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition.”

Dividends we pay to a U.S. holder that is a taxable corporation may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period, and debt financing. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.

Gain on Sale, Exchange or Other Taxable Disposition

Upon the sale or other taxable disposition of common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such common shares sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.

Non-U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Non-U.S. Holders —Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or
●	the Company is or has been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of shares of common stock; provided that as long as the Company’s shares of common stock are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of shares of common stock under this rule unless the non-U.S. holder has owned: (i) more than 5% of the Company’s shares of common stock at any time during such 5-year or shorter period; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Company’s shares of common stock on such date (in any case, a “5% Shareholder”). In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. The Company believes that it is not currently, and does not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, the Company can provide no assurances that it is not currently, or will not become, a USRPHC, or if it is or becomes a USRPHC, that the shares of common stock will meet the Regularly Traded Exception at the time a non-U.S. holder purchases shares of common stock or sells, exchanges or otherwise disposes of shares of common stock. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Common Stock” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our common stock generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our common shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our common stock. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common shares, including the applicability of any intergovernmental agreements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 9,000,000 shares of common stock, par value $0.001 per share. As of March 28, 2023 there were 1,101,098 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 9,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock entitled to cast at least a majority of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues (“NRS”) 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;
●	the ability of our board of directors to alter our bylaws without obtaining shareholder approval; and
●	the requirement that a special meeting of stockholders may be called only by either (i) the directors; (ii) the chairman of the board; or (iii) the chief executive officer.

Forum Selection and Jurisdiction

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”),which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

(i)	a derivative action;
(ii)	an application for an oppression remedy, including an application for leave to commence such a proceeding;
(iii)	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any shareholder;
(iv)	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any shareholder;
(v)	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
(vi)	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that, United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company,N.A.

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

UNDERWRITING

           , or           , is acting as the sole book-running manager in connection with this offering. Subject to the terms and conditions of the underwriting agreement dated ____, 2023,            , as the underwriter, has agreed to purchase from us, and we have agreed to sell, ____ shares at the public offering price, less the underwriting discount and commissions set forth on the cover page of this prospectus.

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares and warrants being offered to the public, other than those covered by the over-allotment option, is subject to certain conditions, and the underwriter is obligated to purchase all of the shares of common stock and warrants offered hereby if any of the shares and warrants are purchased.

Underwriting Discounts, Commissions and Expenses

We have agreed to sell the securities to the underwriter at the offering price of $            per share which represents the offering price of such securities set forth on the cover page of this prospectus, less the applicable            % underwriting discount.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock that we have granted to the underwriter):

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We have also agreed to reimburse the underwriter for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $           and to pay the underwriter a non-accountable expense allowance up to $          . We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discount and commissions, will be approximately $           .

Underwriter Warrants

We have also agreed to issue to the underwriter warrants (the “Underwriter Warrants”) to purchase that number of shares of common stock equal to              % of the aggregate number of the shares of common stock issued in this offering, subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Underwriter Warrants shall be exercisable, in whole or in part, immediately upon the closing of this offering and expire on the            -year anniversary of the date of issuance at an initial exercise price per share of $           .

The Underwriter Warrants and underlying shares of common stock are being registered pursuant to the registration statement of which this prospectus is a part, and we have agreed to maintain such registration during the term of the Underwriter Warrants. Pursuant to FINRA Rule 5110(g), the Underwriter Warrants and any shares issued upon exercise of the Underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth below for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to            days after the date of this prospectus, permits the underwriter to purchase up to           shares of our common stock from us to cover over-allotments, in each case at the public offering price that appears on the cover page of this prospectus, less the underwriting discounts and commissions.

Indemnification

We have agreed to indemnify the underwriter against liabilities under the Securities Act. We have also agreed to contribute to payments the underwriter may be required to make in respect of such liabilities.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “IONM”.

Lock-up Agreements

Our executive officers, directors and certain of our significant stockholders have agreed, subject to certain exceptions, to a              -day “lock-up” from the date of this prospectus relating to shares of our common stock that they beneficially own, including the issuance of shares of common stock upon the exercise of currently outstanding options and options which may be issued without the prior written consent of              . This means that, for a period of             days following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of               , subject to certain exceptions.

In addition, the underwriting agreement provides that we will not, for a period of                days following the date of this prospectus, offer, sell or distribute any of our securities, without the prior written consent of            .

Stabilization

The rules of the SEC generally prohibit the underwriter from trading in our securities on the open market during this offering. However, the underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.
●	Short sales and over-allotments occur when the representative sells more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The representative will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the representative are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.
●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative in order to reduce a short position.
●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Activities and Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its business, the underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by any purchaser of the securities offered pursuant to the registration statement of which this prospectus forms a part.

CHANGES IN CERTIFYING ACCOUNTANTS

On April 11, 2023, Baker Tilly US, LLP (“Baker Tilly”) informed Assure Holdings Corp. (the “Company”) and the Audit Committee of the Company that Baker Tilly would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023.

Baker Tilly’s reports on our financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding existence of substantial doubt about the Company’s ability to continue as a going concern in the report for the year ended December 31, 2022.

During our two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through April 14, 2023, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

We provided Baker Tilly with the disclosures above, and requested Baker Tilly to furnish us with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by us herein and, if not, stating the respects in which it does not agree. We will furnish the letter as an exhibit to the regsitration statement of which this prospectuss forms a part promptly upon receipt and in no event later than 10 business days from the date hereof.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to United States federal law has been passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Certain legal matters in connection with this offering will be passed upon for the underwriter by            .

EXPERTS

The audited consolidated financial statements of Assure Holdings Corp. and its subsidiaries, as of and for the years ended December 31, 2022 and 2021 included in this prospectus have been so included in reliance upon the report of Baker Tilly US, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the effectiveness of our registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock offered hereby, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

For further information about Assure, please visit our main corporate website located at www.assureneuromonitoring.com, or our Assure’s profile on www.sedar.com (“SEDAR”) or www.sec.gov. Information contained on these websites is not a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Assure Holdings Corp.

Denver, Colorado

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Assure Holdings Corp. and its subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As noted in Note 2 to the financial statements, the Company has suffered recurring losses from operation and negative cash flow from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also included in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company’s auditor since 2018.

Los Angeles, California

March 31, 2023

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$905	$4,020
Accounts receivable, net	15,143	27,810
Income tax receivable	140	136
Other current assets	200	151
Due from MSAs	5,006	5,886
Total current assets	21,394	38,003
Equity method investments	310	525
Fixed assets	76	85
Operating lease right of use asset, net	672	956
Finance lease right of use asset, net	382	743
Intangibles, net	390	3,649
Goodwill	1,025	4,448
Total assets	$24,249	$48,409
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,919	$2,194
Current portion of debt	965	515
Current portion of lease liability	550	702
Current portion of acquisition liability	306	306
Other current liabilities	231	—
Total current liabilities	4,971	3,717
Lease liability, net of current portion	964	1,482
Debt, net of current portion	11,874	13,169
Acquisition liability	179	459
Fair value of stock option liability	—	25
Deferred tax liability, net	796	601
Total liabilities	18,784	19,453
Commitments and contingencies (Note 16)
SHAREHOLDERS’ EQUITY
Common stock: $0.001 par value; 9,000,000 shares authorized; 1,051,098 and 645,943 shares issued and outstanding, as of December 31, 2022 and 2021, respectively	21	13
Additional paid-in capital	50,000	43,387
Accumulated deficit	(44,556)	(14,444)
Total shareholders’ equity	5,465	28,956
Total liabilities and shareholders’ equity	$24,249	$48,409

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2022	2021
Revenue
Technical services	$825	$13,527
Professional services	7,498	12,330
Other	2,653	3,335
Total revenue	10,976	29,192
Cost of revenues, excluding depreciation and amortization	15,190	14,318
Gross (loss) margin	(4,214)	14,874
Operating expenses
General and administrative	15,065	14,805
Sales and marketing	945	1,082
Depreciation and amortization	4,060	1,114
Impairment charge	3,540	—
Total operating expenses	23,610	17,001
Loss from operations	(27,824)	(2,127)
Other income (expenses)
Income from equity method investments	39	225
Gain on Paycheck Protection Program loan forgiveness	1,665	—
Other expense, net	(1,370)	(46)
Accretion expense	(681)	(556)
Interest expense, net	(1,739)	(1,081)
Total other expense	(2,086)	(1,458)
Loss before income taxes	(29,910)	(3,585)
Income tax benefit (expense)	(202)	829
Net loss	$(30,112)	$(2,756)
Loss per share
Basic	$(40.06)	$(4.70)
Diluted	$(40.06)	$(4.70)
Weighted average number of shares used in per share calculation – basic	751,659	586,271
Weighted average number of shares used in per share calculation – diluted	751,659	586,271

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(30,112)	$(2,756)
Adjustments to reconcile net loss to net cash used in operating activities
Income from equity method investments	(39)	(225)
Stock-based compensation	1,029	1,913
Depreciation and amortization	4,060	1,114
Amortization of debt issuance costs	161	93
Provision for stock option fair value	(25)	9
Impairment charge	3,540	—
Gain on Paycheck Protection Program loan	(1,665)	—
Accretion expense	681	556
Tax impact of equity transactions	2	—
Change in operating assets and liabilities
Accounts receivable, net	12,667	(10,845)
Prepaid expenses	(49)	133
Right of use assets	280	48
Accounts payable and accrued liabilities	724	(920)
Due from MSAs	1,054	(1,071)
Lease liability	(750)	(500)
Income taxes	191	(846)
Other assets and liabilities	217	(76)
Net cash used in operating activities	(8,034)	(13,373)
Cash flows from investing activities
Purchase of fixed assets	(80)	—
Net cash paid for acquisitions	(280)	(307)
Distributions received from equity method investments	80	308
Net cash (used in) provided by investing activities	(280)	1
Cash flows from financing activities
Proceeds from exercise of stock options	4	19
Proceeds from share issuance, net	5,195	5,062
Proceeds from Paycheck Protection Program loan	—	1,665
Proceeds from debenture	—	10,360
Repayment of short-term debt	—	(4,100)
Net cash provided by financing activities	5,199	13,006
Decrease in cash	(3,115)	(366)
Cash at beginning of period	4,020	4,386
Cash at end of period	$905	$4,020
Supplemental cash flow information
Interest paid	$1,451	$850
Income taxes paid	$—	$16
Supplemental non-cash flow information
Purchase of equipment with finance leases	$79	$431
Settlement of performance share issuance liability	$—	$2,668
Settlement of acquisition share issuance liability	$—	$540
Convertible debt exercised for common shares	$—	$60
Intangible assets acquired in exchange for common shares issued	$390	$—

See accompanying notes to the consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

			Additional		Total
	Common Stock		paid-in	Accumulated	shareholders'
	Shares	Amount	Capital	deficit	equity
Balances, December 31, 2020	563,789	$11	$30,886	$(11,688)	$19,209
Exercise of stock options	150	—	19	—	19
Share issuance, net	57,530	1	5,061	—	5,062
Share issuance, acquisition related	21,606	1	2,814	—	2,815
Stock-based compensation	—	—	1,913	—	1,913
Convertible debt converted into common shares	669	—	60	—	60
Equity component of debenture issuance	—	—	1,203	—	1,203
Tax impact of equity transactions	—	—	(862)	—	(862)
Settlement of performance share liability	2,198	—	2,293	—	2,293
Other	1	—	—	—	—
Net loss	—	—	—	(2,756)	(2,756)
Balances, December 31, 2021	645,943	13	43,387	(14,444)	28,956
Exercise of stock options	40	—	4	—	4
Share issuance, net	278,804	6	5,189	—	5,195
Stock-based compensation	126,311	2	1,418	—	1,420
Tax impact of equity transactions	—	—	2	—	2
Net loss	—	—	—	(30,112)	(30,112)
Balances, December 31, 2022	1,051,098	$21	$50,000	$(44,556)	$5,465

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Assure Holdings Corp. (“Assure” or the “Company”), through its two indirect wholly-owned subsidiaries, Assure Neuromonitoring, LLC (“Neuromonitoring”) and Assure Networks, LLC (“Networks”), provides technical and professional intraoperative neuromonitoring (“IONM”) surgical support services for neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat, and other surgical procedures that place the nervous system at risk. These services have been recognized as the standard of care by hospitals and surgeons for risk mitigation. Assure Holdings, Inc., a wholly owned subsidiary, employs most of the corporate employees and performs various corporate services on behalf of the consolidated Company. Assure Neuromonitoring employs interoperative neurophysiologists (“INP”) who utilize technical equipment and their technical training to monitor evoked potentials (”EPS”), electroencephalographic (“EEG”) and electromyography (“EMG”) signals during surgical procedures and to pre-emptively notify the underlying surgeon of any nervous related issues that are identified. The INPs perform their services in the operating room during the surgeries. The INPs are certified by a third-party accreditation agency.

The Company was originally incorporated in Colorado on November 7, 2016. In conjunction with a reverse merger, the Company was redomiciled in Nevada on May 16, 2017.

Neuromonitoring was formed on August 25, 2015 in Colorado and currently has multiple wholly-owned subsidiaries. The Company’s services are sold in the United States, directly through the Company.

Networks was formed on November 7, 2016 in Colorado and holds varying ownerships interests in numerous Provider Network Entities (“PEs”), which are professional IONM entities. These entities are accounted for under the equity method of accounting. Additionally, Networks manages other PEs that Networks does not have an ownership interest and charges those PEs a management fee.

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and majority-owned entities. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s current cash balance and estimated cash from operations for the next 12 months is not sufficient to meet the Company’s working capital needs for the next 12 months. The Company intends to seek equity or debt financing and have implemented significant cost cutting measures to mitigate our going concern. Such financings may include the issuance of shares of common stock, warrants to purchase common stock, convertible debt or other instruments that may dilute our current stockholders. Financing may not be available to us on acceptable terms depending on market conditions at the time we seek financing. The Company plans to file for a refund from the IRS under the CARES Act Employee Retention Credit program, however, there is no guarantee when, or if, these funds will be received during 2023. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern. All significant intercompany balances and transactions have been eliminated in consolidation.

For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting.

The Company’s fiscal year ends on December 31 and the Company employs a calendar month-end reporting period for its quarterly reporting.

Common Stock Reverse Split

During March 2023, the Company effectuated a twenty-for-one reverse stock split. All share, stock option and warrant information has been retroactively adjusted to reflect the stock split. See Note 11 for additional discussion.

Reclassifications

Certain amounts for the year ended December 31, 2021 have been reclassified to conform to the 2022 presentation.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition and measurement of patient service fees, net, hospital, management and other revenue, the collectability of accounts receivable, the fair value measurements of goodwill and intangible assets, the assessment of the recoverability of goodwill, the assessment of useful lives and recoverability of intangible assets and long-lived assets, recognition and measurement of current and deferred income tax assets and liabilities, the assessment of unrecognized tax benefits, the valuation and recognition of stock-based compensation expense, among others. Actual results experienced by the Company may differ from management’s estimates.

Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods. Significant assumptions, judgments, and estimates that management has made at the end of the reporting period that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following: patient service fees, net; hospital, management, and other revenue; accounts receivable; and due to/from related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. The Company did not have any cash equivalents as of December 31, 2022 or 2021.

Financial Instruments

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, bank debt, trade and other receivables, trade and other payables, acquisition indebtedness, convertible debentures, and finance leases. The carrying amounts of the Company’s cash, receivables, and payables, as reflected in the consolidated financial statements approximate fair value due to the short-term maturity of these items. The other long-term instruments approximate their carrying amounts as assessed by management.

The Company’s financial instruments are exposed to certain financial risks, including concentration risk, liquidity risk, and market risk.

Concentration risk is the risk of financial loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s cash and trade receivables. The carrying amount of the financial assets represents the maximum credit exposure.

The Company limits its exposure to concentration risk on cash by placing these financial instruments with high-credit, quality financial institutions and only investing in liquid, investment grade securities.

The Company has a number of individual third party payors and no individual third party insurers that represent a concentration risk. Net patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts from third party payors when collection is reasonably assured and can be estimated. The Company bills national, regional and local third party insurers which pose a low risk of insolvency because they are regulated by state insurance commissions which require appropriate reserves to be maintained to reimburse healthcare providers for submitted claims. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. Since allowable charges for services rendered out-of-network are not contractually based, the Company establishes net realized value by evaluating the payor mix, historical settlement and payment data for a given payor type, and current economic conditions to calculate an appropriate net realizable value for net patient service revenue and accounts receivables. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its net patient service revenue estimates as necessary in subsequent periods.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due and arises from the Company’s management of working capital. The Company ensures that there is sufficient liquidity to meet its short-term business requirements, considering its anticipated cash flows from operations and its holdings of cash. A significant portion of the trade and other payables balance is related to amounts owed to third-parties for professional fees and the accrual of billing and collection fees to be paid to the Company’s third party billing and collection vendors. The billing and collection fees are accrued in the same period as services are rendered and revenue is recognized by the Company. The accrued billing and collection fees are calculated based on a percentage of the estimated net realized value of the of the revenue recognized. The accrued fees to be paid to the third party billing and collection vendors are contingent on cash collections and are typically paid the following month after collections are achieved. Additional billing and collection fees are accrued when the cash collected exceeds the revenue recognized by the Company at the time of services rendered.

Market risk is the risk that changes in the market prices, such as interest rates, will affect the Company’s income or the value of the financial instruments held. The Company’s policy is to invest cash at floating rates of interest, in order to maintain liquidity, while achieving a satisfactory return for the Company. Fluctuations in the interest rates impact the value of cash but such fluctuations will have no significant impact to the Company’s financial instruments.

Goodwill and Identified Intangible Assets

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than the carrying amount, then the quantitative goodwill impairment test is unnecessary.

If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than the carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using a Level 1 input which estimates the fair value of the Company’s equity by utilizing the Company’s trading price as of the end of the reporting period. The Company then compares the derived fair value of a reporting unit with the carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. During the fourth quarter 2022, the Company determined there to be an indicator of goodwill impairment based upon the Company’s market capitalization exceeding book capital.  The Company its analysis and recorded an impairment charge $3.4 million for the year ended December 31, 2022.  There was no impairment charge for the year ended December 31, 2021.

Identified intangible assets

Identified finite-lived intangible assets consist of trade names and other agreements. The tradename has an indefinite life and is not being amortized, while the agreements are being amortized on a straight-line bases over their estimated useful lives:

Doctor agreements	1	year
Noncompete agreements	2	years

The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. During the year ended December 31, 2022, the Company’s estimated useful life for doctor agreements decreased to one year from 10 years since the

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company believes this useful life better reflects the assessment surgeons make when evaluating service providers.  As a result, the Company recorded additional amortization of $3.1 million related to this change in estimate.  Additionally, the Company recorded impairment charges related to trade names that are no longer in use during the years ended December 31, 2022 and 2021 of $117 thousand and nil, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:

Medical equipment	2.5	years
Computer equipment	2.0	years
Furniture and fixtures	4.0	years

Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred.

Debt Issuance Costs

Debt issuance costs are presented in the consolidated balance sheets as a deduction from the carrying amount of the long-term debt and are amortized over the term of the associated debt to interest expense using the effective interest method. In addition, the Company elects to continue to defer the unamortized debt issuance costs when it pays down a portion of the debt as the prepayment is factored into the terms agreed to on the debt.

Share Issuance Costs

Costs attributable to the raising of capital are applied against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of shares to which the costs relate.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued liabilities, and noncurrent lease liabilities in the Company’s consolidated balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Revenue Recognition and Collection Cycle

The Company recognizes revenue primarily from fees for IONM services provided. Revenue is recognized at a point in time upon satisfaction of the Company’s performance obligation to a customer, which is at the time of service. Revenue is based on the Company’s best estimate of the transaction price the Company expects to receive in exchange for the services rendered. Our estimate of the transaction price includes estimates of price concessions for such items as contractual allowances from third-party payors, potential adjustments that may arise from payment, and uncollectible amounts.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its estimated transaction price if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed monthly.

The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price.

Technical and professional service revenue

Technical and professional service revenue is recognized at a point in time in which performance obligations are satisfied at the amount that reflects the consideration to which the Company expects to be entitled. Performance obligations are satisfied when IONM services are rendered. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party commercial insurers. Since allowable charges for services rendered out-of-network are not explicitly identified in the contract, the Company determines the transaction price based on standard charges for services provided, reduced by an estimate of contractual adjustments and implicit price concessions based on evaluating the payor mix, historical settlements and payment data for payor types and current economic conditions to calculate an appropriate net realizable value for revenue and accounts receivable. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods.

Other revenue

The Company recognizes revenue from managed service arrangements on a contractual basis. Revenue is recorded when the Company has completed its performance obligations, which is the time of service.

Stock-based Compensation Expense

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on stock-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

The authoritative guidance also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of a stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the event the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period.

The Company may grant performance share units (“PSUs”) to employees or consultants. PSU awards will vest if certain employee-specific or company-designated performance targets are achieved. If minimum performance thresholds are achieved, each PSU award will convert into common stock at a defined ratio depending on the degree of achievement of the performance target designated by each individual award. If minimum performance thresholds are not achieved, then no shares will be issued. Based upon the expected levels of achievement, stock-based compensation is recognized on a straight-line basis over the PSUs’ requisite service periods. The expected levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period.

Other income (expense), net

The Company records transactions to other income (expense), net that are not related to the normal course of business.   During the year ended December 31, 2022, the Company recorded other expense of $1.3 million primarily related to the settlement of amounts due from MSAs and PEs due to the termination of those agreements.  The Company expects to incur similar settlement charges during the first half of 2023 related to the termination of MSA and/or PE agreements during 2023.

Segment and Geographic Information

The Company operates in one segment and its services are sold nationally in the United States directly through the Company.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was determined using the asset and liability method prescribed by GAAP. Under this method, deferred tax assets and liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. If and when it is determined that a deferred tax asset will not be realized for its full amount, the Company will recognize and record a valuation allowance with a corresponding charge to earnings. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes.

Contingencies

From time to time, the Company may be involved in legal and administrative proceedings and claims of various types. The Company records a liability in its consolidated financial statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated. Management reviews these estimates in each accounting period as additional information becomes known and adjusts the loss provision when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements. If a loss is probable but the amount of loss cannot be reasonably estimated, the Company discloses the loss contingency and an estimate of possible loss or range of loss (unless such an estimate cannot be made). The Company does not recognize gain contingencies until they are realized. Legal costs incurred in connection with loss contingencies are expensed as incurred.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

On January 1, 2023, the Company adopted Accounting Standards Update No, 2016-13, Measurement of Credit Losses on Financial Instruments, and its related amendments using the prospective method.    The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period. The adoption of this standard will not have a material impact to the Company’s 2023 financial statements.

4. REVENUE

The Company disaggregates revenue from contracts with customers by revenue stream as this depicts the nature, amount, timing and uncertainty of its revenue and cash flows as affected by economic factors. Commercial insurance consists of all Neuromonitoring cases whereby a patient has healthcare insurance. Facility billing consists of services related to uninsured or government patients whereby the Company has an agreement with the facility for services for the patient and other contracted agreements with facilities.

The Company’s revenue disaggregated by payor is as follows (stated in thousands):

	Year Ended December 31,
	2022	2021

Commercial insurance	$3,597	$21,978
Facility billing	4,726	3,879
Managed service agreements and other	2,653	3,335
Total	$10,976	$29,192

Accounts Receivable

A summary of the accounts receivable by revenue stream is as follows (stated in thousands):

	December 31,	December 31,
	2022	2021

Technical service	$3,072	$18,904
Professional service	11,829	8,209
Other	242	697
Total accounts receivable, net	$15,143	$27,810

The concentration of accounts receivable by payor as a percentage of total accounts receivable is as follows:

	As of December 31,	As of December 31,
	2022	2021

Commercial insurance	84%	91%
Facility billing	9%	2%
Other	7%	7%
Total	100%	100%

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net, consisted of the following (stated in thousands):

	December 31,
	2022	2021
Medical equipment	$401	$347
Computer equipment	43	43
Furniture and fixtures	84	69
Gross property, plant and equipment	528	459
Less: Accumulated depreciation and amortization	(452)	(374)
Property, plant and equipment, net	$76	$85

Depreciation expense related to equipment and furniture and fixtures was $78 thousand and $102 thousand for the years ended December 31, 2022 and 2021, respectively.

6. LEASES

Under ASC 842, Leases, a contract is a lease, or contains a lease, if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of an identified asset for a period of time, an entity shall assess whether, throughout the period of use, the entity has both of the following: (a) the right to obtain substantially all of the economic benefits from the use of the identified asset; and (b) the right to direct the use of the identified asset. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably assured at lease commencement. Lease agreements generally do not contain material residual value guarantees or material restrictive covenants.

Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. As a practical expedient, the Company elected not to separate non-lease components for the corporate office facility (e.g., common-area maintenance costs) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Operating leases

During November 2021, the Company entered into a new lease for corporate office facilities commencing December 1, 2021 which expires on October 31, 2025. The incremental borrowing rate for this lease was 10%.

Finance leases

The Company leases medical equipment under financing leases with stated interest rates ranging from 5.2% — 13.4% per annum which expire at various dates through 2026.

The consolidated balance sheets include the following amounts for ROU assets as of December 31, 2022 and 2021 (stated in thousands):

	December 31,	December 31,
	2022	2021
Operating	$672	$956
Finance	382	743
Total	$1,054	$1,699

Finance lease assets are reported net of accumulated amortization of $2.4 million and $2.0 million as of December 31, 2022 and 2021, respectively.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are the components of lease cost for operating and finance leases (stated in thousands):

	Year Ended December 31,
	2022	2021
Lease cost:
Operating leases:
Amortization of ROU assets	$309	$124
Interest on lease liabilities	89	—
Total operating lease cost	398	124
Finance leases:
Amortization of ROU assets	449	381
Interest on lease liabilities	81	67
Total finance lease cost	530	448
Total lease cost	$928	$572

The Company incurred rent expense of $210 thousand from July through December 2021 related to the month-to-month office lease agreement prior to entering into the lease agreement discussed above.

The following are the weighted average lease terms and discount rates for operating and finance leases:

	As of	As of
	December 31, 2022	December 31, 2021
Weighted average remaining lease term (years):
Operating leases	1.0	3.8
Finance leases	1.4	2.9
Weighted average discount rate (%):
Operating leases	10.0	10.0
Finance leases	7.6	8.0

The Company obtained ROU assets in exchange for lease liabilities of $79 thousand and $1.4 million upon commencement of finance leases during the year ended December 31, 2022 and 2021, respectively.

Future minimum lease payments and related lease liabilities as of December 31, 2022 were as follows (stated in thousands):

			Total
	Operating	Finance	Lease
	Leases	Leases	Liabilities
2023	$303	$360	$663
2024	328	268	596
2025	279	153	432
2026	—	23	23
Total lease payments	910	804	1,714
Less: imputed interest	(123)	(77)	(200)
Present value of lease liabilities	787	727	1,514
Less: current portion of lease liabilities	234	316	550
Noncurrent lease liabilities	$553	$411	$964

Note: Future minimum lease payments exclude short-term leases as well as payments to landlords for variable common area maintenance, insurance and real estate taxes.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. ACQUISITIONS AND INTANGIBLES

Sentry Neuromonitoring

Effective on April 30, 2021 (the “Closing Date”), Assure Networks Texas Holdings II, LLC, a Colorado limited liability company and wholly-owned subsidiary of Assure Holdings (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sentry Neuromonitoring, LLC (the “Seller”), and certain owners (collectively “Principals”).

Under the terms of the Purchase Agreement, Assure Texas Holdings agreed to purchase certain assets (“Acquired Assets”) related to the Seller’s interoperative neuromonitoring business (the “Business”) and assumed certain liabilities of the Seller.  The Acquired Assets included, among other items, all assets used in the Business, certain tangible personal property, inventory, Seller’s records related to the Business, deposits and prepaid expenses, certain contracts related to the Business, licenses, intellectual property, goodwill and accounts receivables. The purchase qualified as a business combination for accounting purposes.

The purchase price for the assets consisted of cash and stock, payable as follows:

Cash Payment

Cash consideration of $1,125,000 in installment payments, payable (a) $153,125 at closing, (b) $153,125 within 30 days of Closing Date and (c) $818,750, together with interest at the applicable federal rate, shall be paid in cash in thirty-six equal monthly installments, with the first installment being due on or before the first business day of the first month following the sixtieth day from the Closing Date and the remaining installments being due on the first business day of each month thereafter.

Stock Payment

The Company issued 11,861 shares of common stock issued to the Seller or the Principals, as elected by Seller, with a value of $1,625,000, determined on the Closing Date, as quoted on the TSX Venture Exchange, on or about the Closing Date and 4,745 shares of common stock were placed in escrow with a value of $650,000 and are being held by the Escrow Agent pursuant to terms set forth in an escrow agreement to be mutually agreed to by Purchaser and Seller.  The common stock is subject to regulatory restrictions and requirements and a 12 month lock up from the date of delivery, in addition to any additional lock up period imposed on the common stock under applicable law and/or regulation,

Reimbursements

Reimbursement to Seller for operational capital injected by Seller or its Principals since December 31, 2020, for verifiable and reasonable expenses, consistent with past business practices up to a cap of $50 thousand.

Receivable Bonus

Purchaser agreed to pay Seller or the Principals, as elected by Seller, a bonus in an amount equal to $250,000 (“Receivable Bonus”) upon collecting $3,000,001 in accounts receivable acquired by Purchaser for accounts receivable that was generated by Seller prior to the Closing.  The Receivable Bonus, if earned, will be paid to Seller or the Principals, as elected by Seller, in three payments: (i) the first payment being in the amount of $100 thousand, payable on the thirtieth (30th) day following the date the Receivable Bonus is earned, (ii) the second payment being in the amount of $100 thousand, payable on the sixtieth (60th) day following the date the Receivable Bonus is earned, and (iii) the third payment in the amount of $50 thousand, payable on the ninetieth (90th) day following the date the Receivable Bonus is earned.

Founders’ Bonus

The Company agreed to pay a $50 thousand bonus (“Founders’ Bonus”) payment to certain owners in installments: (i) $25 thousand at Closing and (ii) $25 thousand within twelve (12) months of Closing. The Founders’ Bonus is additional consideration, which is independent, separate and apart from other consideration to be paid by Purchaser.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the Purchase Agreement, Purchaser agreed to enter into employment agreements with certain key personnel of Seller, as determined by Purchaser. The employment agreements, in standard form of employment agreement of Purchaser, include: (i) a minimum annual base salary of $175 thousand with full benefits and (ii) up to $50 thousand in annual variable compensation bonus to be memorialized in a mutually agreeable form of agreement that details the scope of services and compensation.

 The following table summarizes the allocation of the total consideration to the assets acquired and liabilities assumed as of the date of the acquisition (stated in thousands):

The table below presents the fair value that was allocated to assets and liabilities based upon fair values as determined by the Company (stated in thousands).

Purchase price consideration:
Cash	$1,125
Common stock, at fair value	2,275
Total consideration	$3,400

Assets acquired:
Cash	$51
Accounts receivable	2,000
Right of use assets	131
Total assets acquired	2,182

Liabilities assumed:
Accounts payable and accrued liabilities	242
Lease liability	131
Total liabilities assumed	373

Goodwill	1,591
Total	$3,400

8. INTANGIBLES AND GOODWILL

Goodwill

As of December 31, 2022 and 2021, the Company had goodwill of $1.0 million and $4.4 million, respectively. As of December 31, 2022, the Company utilized the market capitalization, a level one input, to estimate the Company’s single reporting unit.   Based on the analysis the estimated fair value of the reporting unit was $5.5 million, compared to the carrying value of $8.9 million.  As such, the fair value of the Company’s single reporting unit was deemed to be below its carrying value as of December 31, 2022, resulting in a goodwill impairment charge of $3.4 million, which is reflected in the consolidated statement of operations for the year ended December 31, 2022.

Intangibles

Nerve Pro

On December 31, 2022, the Company completed the acquisition of substantially all of the assets of Neuroprotect Neuromonitoring, LLC, and certain of its affiliated entities (collectively, “NervePro”), a Colorado-based IONM service provider. Assure determined that the transaction should be accounted for as an asset purchase.  As consideration, Assure issued to NervePro 75,000 shares of common stock of the Company at a deemed price of $5.20 per share based on closing price on December 30, 2022.  The Company recorded an intangible asset of $390 thousand related to this agreement which will be amortized over one year.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Identified intangible assets consisted of the following (stated in thousands):

	December 31,
	2022	2021
Finite-lived intangible assets
Doctor agreements	$390	$4,509
Non-compete agreements	—	36
Total finite-lived intangible assets	390	4,545
Less accumulated amortization	—	(1,013)
Finite-lived intangible assets, net	390	3,532
Indefinite-lived intangible assets
Tradenames	—	117
Total intangible assets	$390	$3,649

Amortization expense was $3.5 million and $466 thousand for the years ended December 31, 2022 and 2021, respectively. The increase in amortization for the year ended December 31, 2022 compared to the year ended December 31, 2021 was a result of the change in estimated useful life of Doctor agreements (see Note 3 for the change in estimate). Additionally, during the year ended December 31, 2022, the Company recorded an impairment charge of $117 million as the intangible did not have a future economic benefit.

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following (stated in thousands):

	December 31,
	2022	2021
Accounts payable	$2,296	$1,236
Payroll liabilities	86	552
Other accrued liabilities	537	406
Accounts payable and accrued liabilities	$2,919	$2,194

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. DEBT

As of December 31, 2022 and 2021, the Company’s debt obligations are summarized as follows (stated in thousands):

	December 31,	December 31,
	2022	2021
Paycheck Protection Program loan	$—	$1,687
Total	—	1,687

Face value of convertible debenture	3,450	3,450
Less: principal converted to common shares	(60)	(60)
Less: deemed fair value ascribed to conversion feature and warrants	(1,523)	(1,523)
Plus: accretion of implied interest	1,086	705
Total convertible debt	2,953	2,572

Face value of Centurion debenture	11,000	11,000
Less: deemed fair value ascribed to warrants	(1,204)	(1,204)
Plus: accretion of implied interest	476	176
Less: net debt issuance costs	(386)	(547)
Total Centurion debt	9,886	9,425
Total debt	12,839	13,684
Less: current portion of debt	(965)	(515)
Long-term debt	$11,874	$13,169

As of December 31, 2022, future minimum principal payments are summarized as follows (stated in thousands):

	Convertible
	Debt	Debenture
2023	$965	$—
2024	2,425	—
2025	—	11,000
Total	3,390	11,000
Less: fair value ascribed to conversion feature and warrants	(1,523)	(1,204)
Plus: accretion and implied interest	1,086	476
Less: net debt issuance costs	—	(386)
	$2,953	$9,886

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table depicts accretion expense, debt issuance cost amortization and interest expense related to the Company’s debt obligations for the years ended December 31, 2022 and 2021 (in thousands):

	Year Ended December 31,
	2022	2021
Accretion expense
Convertible debenture	$381	$381
Centurion debenture	300	175
	$681	$556

Debt issuance cost amortization
Centurion debenture	$161	$93

Interest paid
Convertible debenture	$221	$304
Centurion debenture	1,230	456
	$1,451	$760

Paycheck Protection Program

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) in the amount of $1.7 million. Assure executed a PPP promissory note, which was to mature on February 25, 2026. The PPP Loan carried an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on the earlier of: (i) the day the amount of loan forgiveness granted to Assure is remitted by the Small Business Administration to the Bank of Oklahoma; or (ii) 10 months after the end of the 24-week period following the grant of the Loan. All or a portion of the Loan may be forgiven if the Company maintains its employment and compensation within certain parameters during the 24-week period following the loan origination date and the proceeds of the Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020. The Company submitted its application for forgiveness of the PPP promissory note during the fourth quarter of 2021. During January 2022, the Company received forgiveness of the $1.7 million PPP promissory note.

Convertible Debt

On November 22, 2019, the Company launched a non-brokered private placement of convertible debenture units (“CD Unit”) for gross proceeds of up to $4 million, with an option to increase the offering by an additional $2 million (the “Offering”). On December 13, 2019, the Company closed on Tranche 1 of the Offering for gross proceeds of $965 thousand and the issuance of 3,445 warrants. These proceeds will be used for working capital and growth capital purposes. Each CD Unit was offered at a price of $1. Each CD Unit included, among other things, 3 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $190.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock at a conversion price of $140.00 per share for a period of four years. The CD Units carry a 9% coupon rate.

The fair value of the debt was determined to be $401 thousand, the conversion feature $376 thousand and the warrants $188 thousand. The difference between the fair value of the debt of $401 thousand and the face value of debt of the $965 thousand will be accreted as interest expense over the four-year life of the CD Units. The finders’ received $67 thousand and 9,650 warrants to purchase shares of the Company’s common stock at a price of $9.50 per share for three years.

From January 2020 to April 2020, the Company closed on three separate tranches of the Offering for total proceeds of $1.7 million. The net proceeds from these tranches of the Offering are being utilized for working capital purposes.  Each CD Unit was offered at a price of $1.  Each CD Unit includes, among other things, 72 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $190.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $140.00 per share for a period of four years. The CD Units carry a 9% coupon

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

rate.  In conjunction with these Offerings, finders’ received $79 thousand and 563 warrants to purchase shares of the Company’s common stock at a price of $190.00 per share for three years.

The fair value of the second tranche of debt was determined to be $259 thousand, the conversion feature $152 thousand and the warrants $58 thousand.  The difference between the fair value of the debt of $259 thousand and the face value of debt of $469 thousand will be accreted as interest expense over the four-year life of the CD Units.  The fair value of the third tranche of debt was determined to be $483 thousand, the conversion feature $291 thousand and the warrants $112 thousand.  The difference between the fair value of the debt of $483 thousand and the face value of debt of $886 thousand will be accreted as interest expense over the four-year life of the CD Units.  The fair value of the fourth tranche of debt was determined to be $159 thousand, the conversion feature $96 thousand and the warrants $45 thousand.  The difference between the fair value of the debt of $159 thousand and the face value of debt of $300 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded  to additional paid-in capital as the equity component of convertible debt issuance.

At the end of April 2020, the Company launched a separate non-brokered private placement of convertible debenture units (“April CD Unit”) for gross proceeds of up to $500 thousand, with an option to increase the offering by an additional $500 thousand (the “April Offering”). The $830 thousand proceeds from the April Offering were used for working capital and to retire part of the $800 thousand obligation due on May 15, 2020 to the Sellers of Neuro-Pro Monitoring. Each April CD Unit was offered at a price of $1.  Each April CD Unit included, among other things, 100 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $100.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $3.35 for a period of four years. The CD Units carry a 9% coupon rate.  On May 21, 2020, the Company closed the April Offering. In conjunction with the April Offering, finders’ received $23 thousand and 345 warrants to purchase shares of the Company’s common stock at a price of $67.00 per share for four years. The fair value of the April Offering of debt was determined to be $364 thousand, the conversion feature $279 thousand and the warrants $187 thousand. The difference between the fair value of the debt of $364 thousand and the face value of debt of $830 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded to additional paid-in capital as the equity component of convertible debt issuance.

Debenture

On June 10, 2021, the Company entered into definitive agreements to secure a credit facility under the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”).  Under the terms of the Commitment Letter, Assure issued a debenture to Centurion, dated June 9, 2021 (the “Debenture”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”).  The Senior Term Acquisition Line will be made available to the Company to fund future acquisitions, subject to certain conditions and approvals of Centurion.  The Credit Facility matures in June 2025.  During November 2021, the Company and Centurion entered into an amended to allow the Senior Short Term Acquisition Line to be utilized for organic growth and general working capital purposes.

The principal amount of the Debenture drawn and outstanding from time to time shall bear interest both before and after maturity, default and judgment from the date hereof to the date of repayment in full at the rate of the greater of 9.50% or the Royal Bank of Canada Prime Rate plus 7.05% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any obligations are outstanding, the first of such payments being due July 2, 2021 for the period from the Advance to the date of payment, and thereafter monthly.  The difference between the commitment and the amount of the Loan outstanding from time to time shall bear a standby charge, for the period between June 2021 and the end of the availability period, in the amount of 1.50% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any amount of the commitment remains available and undrawn, the first of such payments being due July 2, 2021.  Interest on overdue interest shall be calculated and payable at the same rate plus 3% per annum.

With respect to the Senior Revolving Loan, Assure may prepay advances outstanding thereunder from time to time, with not less than 10 business days prior written notice of the prepayment date and the amount, in the minimum amount of $250 thousand. Any amount of the Senior Revolving Loan prepaid may be re-advanced.  With respect to the Senior Term Loan and Senior Term Acquisition Line,

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assure may prepay the advances outstanding thereunder, without penalty or bonus, in an amount not to exceed 25% of the aggregate of all Advances then outstanding under the Term Loans, on each anniversary date of the first advance made hereunder, provided in each case with not less than 30 days written notice of the Company's intention to prepay on such anniversary date and the proposed prepayment amount. Any prepayments to the Term Loans other than those permitted in the immediately preceding sentence may only be made on 30 days prior written notice of the prepayment date and the amount, and are subject to the Company paying on such prepayment date a prepayment charge equal to the lesser of (i) twelve (12) months interest and (ii) interest for the months remaining from the prepayment date to the Maturity Date, on the amount prepaid at the interest rate in effect on the applicable Term Loan as of the date of prepayment. Any amount of the Term Loan prepaid may not be re-advanced.

The Credit Facility is guaranteed by the subsidiaries under the terms of the guarantee and secured by a first ranking security interest in all of the present and future assets of Assure and the Subsidiaries under the terms of the security agreement.

Assure paid Centurion on first Advance of the Loan a commitment fee of 2.25%, being $248 thousand, made by withholding from the first advance.

A portion of the proceeds from the Debenture were utilized to repay other debt which was outstanding at that time.

Warrant Fee

In addition, Assure issued Centurion an aggregate of 13,750 non-transferrable common stock purchase warrants.  Each warrant entitles Centurion to acquire one share in the capital of Assure, at an exercise price equal to $151.00 (representing the closing price of Assure’s shares of common stock as of the close of business on June 9, 2021 and multiplied by the Bank of Canada’s daily exchange rate on June 9, 2021) for a term of 48 months. The warrants and underlying shares of common stock are subject to applicable hold periods under U.S. securities laws.

11. SHAREHOLDERS’ EQUITY

Common Shares

The Company has 9,000,000 common shares authorized at $0.001 par value. As of December 31, 2022 and 2021, there were 1,051,098 and 645,943, respectively, common shares issued and outstanding (“Common Shares”).

Nasdaq Notice

On October 11, 2022, Assure Holdings Corp. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice had no immediate effect on the continued listing status of the Company's Common Stock on The Nasdaq Capital Market, and, therefore, the Company's listing remains fully effective.

The Company was provided a compliance period of 180 calendar days from the date of the Notice, or until April 10, 2023, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before April 10, 2023, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq would provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending April 10, 2023, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for Nasdaq, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During March 2023, the Company completed a reserve split, discussed below, in order to meet the minimum bid price requirement.

Reverse Share Split

During March 2023, the total number of shares of common stock authorized by the Company was reduced from 180,000,000 shares of common stock, par $0.001, to 9,000,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by twenty (20): effecting a twenty (20) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by twenty (20) and multiplying the exercise or conversion price thereof by twenty (20), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within these consolidated financial statements.

Acquisition shares

In connection with the acquisition of Nerve Pro, the Company issued 75,000 shares of common stock with a value of $390 thousand.

In connection with the acquisition of the Sentry Neuromonitoring, LLC (the “Seller”) assets, we issued to Seller or the Principals, as elected by Seller, shares of common stock of the Company with a value of $1,625,000, determined on the effective date, as quoted on the TSX Venture Exchange (11,861 shares of common stock).  In addition, the Company placed into escrow 4,745 shares of the Company’s common stock with a value of $650,000.  The common stock is subject to a 12-month lock up beginning on the date of delivery. See Note 7 for additional discussion.

Share issuances

In June 2021, in connection with common stock purchase agreements, the Company issued 7,802 shares of common stock at a deemed value of $80.00 per share to certain employees, directors and third parties.

On November 15, 2021, the Company announced that it closed a brokered private placement of 909,262 shares of the Company at an issue price of $105.00 per share, for gross proceeds of $4.75 million (the “Offering”). The proceeds of the Offering are expected to be used for expanding the Company’s remote neurology services offering for intraoperative neuromonitoring (“IONM”), extending the Company’s operational footprint into new states, supporting expected growth generated by the agreement with Premier, Inc. and general working capital purposes. Kestrel Merchant Partners LLC (the “Sponsor”) acted as the exclusive sponsor and The Benchmark Company, LLC (the “Agent”) acted as sole placement agent in connection with the Offering. Additionally, certain directors, officers and employees participated in a subsequent offering to settle approximately $435 thousand of compensation at a market price of $123.80 per share.

In August 2022, the Company completed an underwritten public offering with gross proceeds to the Company of approximately $6.2 million, before deducting underwriting discounts and other estimated expenses payable by the Company. Under the offering 278,804 common shares were issued at a price to the public of $22.40 per share. The Company is utilizing the net proceeds from this offering for general corporate purposes, including, but not limited to, repayment of indebtedness and increasing working capital expenditures. In addition, the Company granted the underwriter a 45-day option to purchase additional shares of common stock, representing up to 15% of the number of the shares offered in the base deal, solely to cover over-allotments. The overallotment expired unexercised in October 2022.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible debt

During the year ended December 31, 2021, certain holders of the convertible debenture exercised their right to convert $60,000 of outstanding principal into shares of common stock, resulting in the issuance of 669 common stock.

Stock Option Plan

On December 10, 2020, shareholders approved amendments to the Company’s stock option plan, which amended the plan previously approved on November 20, 2019 (the “Amended Stock Option Plan”).  On December 10, 2020, the Company’s shareholders approved the adoption of a new fixed equity incentive plan (the “Equity Incentive Plan”), which authorizes the Company to grant (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards for compensation purposes (collectively, “Awards”).

During November 2021, the Company has adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. The intent of the Company and the Board is that while the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will continue in existence in relation to the options and awards previously granted thereunder, the Board will not grant future options or awards thereunder. Instead, moving forward, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants thereunder.

As of December 31, 2022, there was 42,540 stock options outstanding under the Amended Stock Option Plan.  No additional stock options will be issued under the Amended Stock Option Plan.  As of December 31, 2022, there was 6,500 stock options outstanding and an aggregate of 93,500 shares of common stock were available for issuance under the 2021 Stock Option Plan.  As of December 31, 2022, no transactions have occurred under the 2021 Employee Stock Purchase Plan.

Options under the Plan are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board.

A summary of the stock option activity is presented below:

	Options Outstanding
		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares Subject	Price Per	Contractual	Intrinsic Value
	to Options	Share	Life (in years)	(in thousands)
Balance at December 31, 2020	37,430	$105.00	4.00
Options granted	27,250	$123.40
Options exercised	(150)	$128.00
Options canceled / expired	(4,318)	$119.80
Balance at December 31, 2021	60,212	$111.20	3.6
Options granted	6,500	$103.20
Options exercised	(40)	$100.80
Options canceled / expired	(17,632)	$50.20
Balance at December 31, 2022	49,040	$129.60	2.8	$—
Vested and exercisable at December 31, 2022	34,163	$135.20	2.4	$—

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about stock options outstanding and exercisable under the Company’s Stock Option Plan at December 31, 2022:

Options Outstanding			Options Exercisable
	Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number of	Contractual	Exercise Price	Number	Exercise Price
Outstanding	Life (in years)	Per Share	Exercisable	Per Share
750	5.0	$180.00	750	$180.00
4,200	0.8	$180.00	4,200	$180.00
7,290	1.0	$156.00	7,290	$156.00
3,695	1.8	$128.00	3,695	$128.00
4,150	2.9	$97.00	3,043	$97.00
12,655	3.1	$106.00	7,520	$106.00
1,500	3.3	$112.00	900	$112.00
8,300	3.8	$153.00	4,598	$153.00
6,500	4.2	$103.20	2,167	$103.20
49,040	2.8	$129.60	34,163	$135.20

The Company uses the Black-Scholes option pricing model to determine the estimated fair value of options. The fair value of each option grant is determined on the date of grant and the expense is recorded on a straight-line basis and is included as a component of general and administrative expense in the consolidated statements of operations. The assumptions used in the model include expected life, volatility, risk-free interest rate, dividend yield and forfeiture rate. The Company’s determination of these assumptions are outlined below.

Expected life — The expected life assumption is based on an analysis of the Company’s historical employee exercise patterns.

Volatility — Volatility is calculated using the historical volatility of the Company’s common stock for a term consistent with the expected life.

Risk-free interest rate — The risk-free interest rate assumption is based on the U.S. Treasury rate for issues with remaining terms similar to the expected life of the options.

Dividend yield — Expected dividend yield is calculated based on cash dividends declared by the Board for the previous four quarters and dividing that result by the average closing price of the Company’s common stock for the quarter. The Company has not declared a dividend to date.

Forfeiture rate — The Company does not estimate a forfeiture rate at the time of the grant due to the limited number of historical forfeitures. As a result, the forfeitures are recorded at the time the grant is forfeited.

The following assumptions were used to value the awards granted during the years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
Expected life (in years)	5.0	5.0
Risk-free interest rate	1.7%	0.4-0.9%
Dividend yield	—%	—%
Expected volatility	132%	91-137%

Stock-based compensation expense recognized in our consolidated financial statements for the years ended December 31, 2022 and 2021 was $1.0 million and $1.9 million, respectively. As of December 31, 2022, there was approximately $840 thousand of total unrecognized compensation cost related to 14,877 unvested stock options that is expected to be recognized over a weighted-average remaining vesting period of 3.0 years.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Derivative Liability

Stock options granted to consultants that have an exercise price this is stated in a different currency than the Company’s functional currency are treated as a liability and are revalued at the end of each reporting period for the term of the vesting period. Any change in the fair value of the stock option subsequent to the initial recognition is recorded as a component of other income, net in the consolidated statements of operations. These stock options expired unexercised during October 2022.

Changes in the Company’s stock option liability for the years ended December 31, 2022 and 2021 were as follows (stated in thousands):

Balance at December 31, 2020	$16
Gain on revaluation	(9)
Balance at December 31, 2021	$25
Gain on revaluation	25
Balance at December 31, 2022	$—

The assumptions used for the Black-Scholes Option Pricing Model to revalue the stock options granted to consultants as of December 31, 2021 were as follows:

	As of December 31,
	2021
Risk free rate of return	0.4%
Expected life	0.8	years
Expected volatility	186%
Expected dividend per share	nil

There were no stock options granted to consultants during the years ended December 31, 2022 or 2021 that required recurring fair value adjustments.

Warrants

The following table details warrant activity for the years ended December 31, 2022 and 2021:

Number of Warrants outstanding
Balance at December 31, 2020	183,250
Debenture, warrants issued (Note 10)	13,750
Balance at December 31, 2021	197,000
Warrants issued	9,000
Balance at December 31, 2022	206,000

2022 Warrants

During the year ended December 31, 2022, the Company issued 9,000 warrants to Roth Capital as compensation for consulting with management regarding future financing opportunities.

2021 Warrants

As part of the 2021 debenture issuance (Note 10), the Company issued 13,500 warrants to the debenture holder.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The assumptions used for the Black-Scholes Option Pricing model to value the 2022 and 2021 warrants were as follows:

	Year Ended		Year Ended
	December 31, 2022		December 31, 2021
Risk free rate of return	0.56%		0.39%
Expected life	4.0	years	5.0	years
Expected volatility	90%		90%
Expected dividend per share	nil		nil
Exercise price	$1.51		$0.78
Stock price	$1.50		$0.96

12. LOSS PER SHARE

The following table sets forth the computation of basic and fully diluted loss per common share for the years ended December 31, 2022 and 2021 (stated in thousands, except per share amounts):

	Year Ended December 31,
	2022	2021
Net loss	$(30,112)	$(2,756)
Basic weighted average common stock outstanding	751,659	586,271
Basic loss per share	$(40.06)	$(4.70)
Net loss	$(30,112)	$(2,756)
Dilutive weighted average common stock outstanding	751,659	586,271
Diluted loss per share	$(40.06)	$(4.70)

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the treasury stock method to calculate the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential dilutive common shares include incremental common shares issuable upon the exercise of stock options, less shares from assumed proceeds. The assumed proceeds calculation includes actual proceeds to be received from the employee upon exercise and the average unrecognized stock compensation cost during the period.

Stock options to purchase 49,040 and 60,212 common shares and warrants to purchase 206,000 and 197,000 common shares were outstanding at December 31, 2022 and 2021, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

13. INCOME TAXES

The following table sets forth income tax expense for the years ended December 31, 2022 and 2021 (stated in thousands):

	Years Ended December 31,
	2022	2021
Income tax expense:
Federal	$—	$—
State	5	30
	5	30
Deferred tax benefit:
Federal	179	(707)
State	18	(152)
	197	(859)
Total income tax benefit	$202	$(829)

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth deferred tax assets and liabilities as of December 31, 2022 and 2021 (stated in thousands):

	Years Ended December 31,
	2022	2021
Deferred Tax Assets (Liabilities):
Noncurrent:
Fixed assets	$(101)	$(185)
Stock-based and performance share compensation.	1,920	1,977
Equity method investments	(138)	(149)
Accrual to cash adjustment	(4,053)	(7,549)
Net operating loss and carryforward	7,792	5,762
Intangibles	1,773	(34)
Debt issuance costs	10	20
Accretion expense	(268)	(443)
Total Noncurrent DTL	6,935	(601)
Valuation Allowance	(7,731)	—
Deferred Tax Liabilities, net	$(796)	$(601)

The following table sets forth the effective tax rate reconciliation for the years ended December 31, 2022 and 2021 (stated in thousands):

	Years Ended December 31,
	2022	2021
Reconciliation of effective tax rate:
Federal taxes at statutory rate	21.0%	21.0%
State taxes, net of federal benefit	2.0%	2.8%
Permanent items	—%	(0.8)%
Performance shares	1.1%	—%
Provision to return adjustment and other	(0.4)%	(2.3)%
Change in rate	0.8%	3.8%
Change in valuation allowance	(24.7)%	—%
NOL carryback difference	(0.5)%	(1.4)%
Effective income tax rate	(0.7)%	23.1%

The Company had an effective tax rate of (0.7)% and 23.1% for the years ended December 31, 2022 and 2021, respectively.

At December 31, 2022, $33.3 million of cumulative net operating loss carryforwards for federal income tax purposes were available to offset future taxable income of which none is subject to expiration. The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss carryforwards if there has been a change in ownership as described in Internal Revenue Code Section 382. The Company has not prepared an analysis to determine if a change of control has occurred. Such a change of ownership may limit the Company’s utilization of its net operating losses.

In assessing the realizability of deferred tax assets, management considers whether it is probable that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is probable that the Company will realize the benefits of these deductible differences at December 31, 2022.

The Company accounts for unrecognized tax benefits in accordance with ASC Topic 740, Income Taxes.  As of December 31, 2022, the Company has not recorded a liability for uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in income tax (benefit)/expense. No interest and penalties related to uncertain tax positions were accrued as at December 31, 2022.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. EQUITY METHOD INVESTMENT

Assure Networks, LLC holds various interests in PEs that are accounted for under the equity method of accounting. Under the equity method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Company’s pro rata share of earnings or loss of the investee. The amount of the adjustment is included in the determination of the Company’s net income and the investment account is also adjusted for any profit distributions received or receivable from an investee. The table below details the activity from equity method investments for the years ended December 31, 2022 and 2021 (stated in thousands).

Balance, December 31, 2020	$608
Share of losses	225
Distributions	(308)
Balance, December 31, 2021	$525
Share of losses	39
Distributions	(254)
Balance, December 31, 2022	$310

15. 401K PLAN

The Company established the Assure Holdings 401(k) Plan (the “401k Plan”) under Section 401(k) of the Internal Revenue Code. Under the 401k Plan, employees, with greater than six months of service, may contribute up to 100% of their compensation per year subject to the elective limits as defined by IRS guidelines and the Company may make matching contributions in amounts not to exceed 6.0% of the employees’ annual compensation. Investment selections consist of mutual funds and do not include any of the Company’s common stock. The Company’s contributions to the 401k Plan amounted to $667 thousand and $467 thousand for the years ended December 31, 2022 and 2021, respectively.

16. COMMITMENTS AND CONTINGENCIES

Indemnifications

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited to medical malpractice and other liability. The impact of any such future claims, if made, on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to final outcome of these potential claims.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

17. SUBSEQUENT EVENTS

Reverse stock split

On March 3, 2023, the Company announced that it effected a reverse stock split (the “Reverse Stock Split”) of its shares of common stock, $0.001 par value, at a ratio of 20 (old) for 1 (new) which became effective on March 4, 2023.

The Reverse Stock Split was primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its common stock on the NASDAQ Capital Market.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of the 20:1 Reverse Stock Split, the total number of shares of common stock authorized by the Company under its Articles of Incorporation will be reduced from 180,000,000 shares of common stock, par value $0.001, to 9,000,000 shares of common stock, par value $0.001. The number of shares of common stock held by each stockholder of the Company will consolidate automatically on a twenty (old) shares for one (new) share basis.  No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share, pursuant to NRS 78.205(2)(b).

The Reverse Stock Split affects all issued and outstanding shares of common stock. All outstanding options, restricted stock awards, warrants, preferred stock and convertible notes and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the Reverse Stock Split by decreasing the number of shares acquirable pursuant to the ratio of 20:1 and increasing the exercise or conversion price, as applicable, by the same ratio, as required by the terms of each such security. The number of shares of common stock available to be awarded under the Company’s equity incentive plans will also be proportionately adjusted.

As of March 3, 2022, the Company had 22,021,952 shares of common stock issued and outstanding, and after the Reverse Stock Split, the Company will have approximately 1,101,098 shares of common stock issued and outstanding.

Private placement

On March 3, 2023, the Company completed a private placement for $300 thousand by issuing 50,000 common shares at a price of $6.00 per common share.

Nasdaq listing

As discussed in Note 10, the Company received a letter from Nasdaq stating the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share.  The Company completed a reverse split, discussed above, in order to comply with the minimum bid price requirements. As of March 20, 2023, the Nasdaq has confirmed Assure is compliant with the min minimum bid price requirements.

ASSURE HOLDINGS CORP.

Shares of Common Stock

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Assure Holdings Corp. in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC Registration Fee		$708
FINRA Filing Fee	$		**
Legal Fees and Expenses		$120,000	*
Accounting Fees and Expenses		$50,000	*
Printing and Engraving Expenses		$20,000	*
Miscellaneous Expenses		$15,000	*
Total		$205,708	*
*	Estimated.
**	To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

2020

During 2020, we issued securities pursuant to exemptions from the registration requirements of the Securities Act in the following transactions (amounts have been adjusted for the twenty-for-one reverse split effectuated during March 2023):

Rule 701 Compensatory Grants and Issuances

We granted options to purchase shares of common stock to officers, directors and employees pursuant to Rule 701 of the Securities Act as follows:

Grantee	Award	Exercise Price	Expiry Date
Alex Rasmussen,
Executive Vice President of Operations	750	$97.00	12/10/2025
John Price,
Vice President of Finance	2,500	$97.00	12/10/2025
Other Employees	3,000	$90.00	8/27/2025
	2,400	$97.00	12/10/2025

We issued 5,000 shares of common stock pursuant to the exercise of options granted to Preston Parsons in 2015 at an exercise price of $5.00 per share. The shares were issued pursuant to Rule 701 of the Securities Act.

Regulation D/Section 4(a)(2) Exempt Issuances

Convertible Debenture Units (November 2019 Offering)

From January 2020 to April 2020, we closed on three separate tranches of the non-brokered private placement of convertible debenture units that commenced in November 2019 for total proceeds of $1,655,000. The offering was made to “accredited investors” as defined in Rule 501(a) of Regulation D. In connection with the closings, we issued convertible debentures with a total face value of $1,655,000 and 5,908.35 share purchase warrants. Each convertible debenture unit was offered at a price of $1,000 and consisted of one convertible debenture with a face value of $1,000, convertible into common stock at a conversion price of $140.00 per share for a period of four years, and 3.55 common share purchase warrants, each whole warrant exercisable by the holder to acquire one share of common stock at a price of $190.00 per share for a period of three years. The convertible debenture units carry a 9% annual coupon rate.

In conjunction with the closing of the first tranche of the Units, finders were paid a total fee of $78,820 and 11,260 warrants. The Warrants allow the finders to acquire one common share of the Company at a price of $140.00 per share for a period of three years. GVC Capital LLC, Alpha North, Leede, Mackie and Canaccord Capital received finders fees and warrants.

The Debentures and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Convertible Debenture Units (April 2020 Offering)

At the end of April 2020, we launched a separate non-brokered private placement of convertible debenture units to “accredited investors” as defined in Rule 501(a) of Regulation D. Each convertible debenture unit consisted of one convertible debenture with a face value of $1,000, convertible into shares of common stock at a conversion price of $67.00 for a period of four years and 10 common share purchase warrants exercisable by the holder to purchase shares of common stock at a price of $100.00 per share for a period of three years. The convertible debenture carry a 9% annual coupon rate.

On May 21, 2020, we closed the offering for proceeds of $830,000 and issued convertible debentures with a face value of $830,000 and 8,300 share purchase warrants.

We paid finders a fee of $23,100 and 344.76 warrants exercisable to purchase shares of common stock at a price of $100.00 per share for four years. GVC Capital LLC, Leede, Canaccord Capital and Heidtke & Co. Inc. received finders fees and warrants.

The Debentures and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Other Private Placement

On July 13, 2020, we issued 1,259.25 shares of common stock at $81 per share and 629.62 warrants to purchase common shares for $81 per share, for gross proceeds of $120,000 to two investors. The proceeds were used for general and administrative expenses. The private placement was to two “accredited investors” as defined in Rule 501(a) of Regulation D in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 4, 2020, we issued 500 shares of common stock to one investor at $81 per share for gross proceeds of $40,500, which were in settlement of an account. The private placement was to an “accredited investors” as defined in Rule 501(a) of Regulation D in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended

December 2020 Private Placement

On December 1, 2020, we entered into securities purchase agreements with the selling stockholders, pursuant to which we sold and issued to the investors an aggregate of 163,577.05 units of the Company at an issue price of $64 per Unit, for gross proceeds of $10,468,930. Each unit consisted of one share of common stock and one common stock warrant, each exercisable to acquire one share of common stock at $78 per share for a period of five years from the date of issuance. Accordingly, we issued the Investors 163,577.05 shares of common stock and 163,577.05 common stock warrants. Pursuant to the Securities Purchase Agreement, we entered into a registration rights agreement, requiring us to register the shares of common stock issued under the units and the shares of common stock acquirable upon exercise of the warrants for resale under the Securities Act. The offering was made to “accredited investors” as defined in Rule 501(a) of Regulation D.

We paid finders a fee of $923,000. The following finders received finders fees: The Benchmark Company, LLC ($723,000) and Odeon Capital Group LLC ($200,000).

The Common Stock and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Performance Share Grant

On December 29, 2020, we issued 50,000 shares of restricted common stock to seven employees and/or officers of Assure, which were initially granted to Preston Parsons by our predecessor. On March 4, 2020, Mr. Parsons agreed to reallocate 17,000 shares of restricted common stock to six employees and/or officers of Assure, including John Farlinger, our CEO (3,000 shares) and Trent Carman, our CFO (2,000), under the terms of Incentive Stock Agreements. The restricted stock is subject to forfeiture under the terms of Restricted Stock Award Agreements dated December 29, 2020, and will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. The shares of common stock were issued to officers, directors and employees pursuant to Rule 701 of the Securities Act.

2021

Performance Share Grant

On January 25, 2021, we issued 2,198.38 shares of common stock as “Performance Shares” (pursuant to Section 4(a)(2) of the Securities Act) to certain creditors of Matthew Willer, a former officer and director of Assure Holdings Corp. Mr. Willer was entitled to the Performance Shares under a performance grant agreement (granted to Mr. Willer at the time we were operating as a private company); however, under the terms of a settlement and mutual release agreement with Mr. Willer (announced on March 4, 2019), his right to the Performance Shares were withheld to pay liabilities to Assure and under certain third-party contracts and tax liabilities.

Rule 701 Compensatory Grants

On January 29, 2021, Assure’s Board of Directors approved annual stock option grants to officers, directors and employees under the Assure’s Amended Stock Option Plan (non-U.S. residents) and Equity Incentive Plan (U.S. residents) (see, “Executive Compensation - Compensation Plans”). A aggregate of 16,250 stock options were granted to acquire shares of common stock of Assure at $106 (Cdn$136) per share, vesting 20% on the grant date and one-sixth every six months until fully vested. The stock options expire on

January 27, 2026. The stock options were granted to officers, directors and employees pursuant to exemptions from registration under Rule 701 of the Securities Act.

November 2021 Private Placement

On November 15, 2021, we entered into a securities purchase agreement with certain third-party private investors pursuant to which the Company sold and issued to the investors an aggregate of 45,463.1 shares of common stock of the Company, par value $0.001, at an issue price of $105 per share, for gross proceeds of $4,773,625.50. The shares of common stock were issued to the investors pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors, including that each of the Investors was an “accredited investor” as defined in Rule 501(a) of Regulation D.

Management Private Placement

On November 27, 2021, we entered into binding securities purchase agreements with certain of our officers, directors, employees and consultants pursuant to which the Company sold and issued to the investors an aggregate of 3,515 shares of common stock of the Company, par value $0.001 at an issue price of $123.8 per share, for gross proceeds of $435,157. The shares of common stock were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the investors.

2022

Other Private Placement

On July 1, 2022, we entered into an investor relations services agreement with an investor relations firm pursuant to which the Company agreed to issue to such firm 1,250 common stock purchase warrants in consideration of services to be rendered under the terms of the services agreement, such warrants to be issued to the firm at the end of the first 60-day period of the performance of such services.  Each warrant is exercisable to acquire one share of common stock of the Company for a period of five years from the date of issuance at an exercise price of $29.40 per share. The warrants were issued to the firm pursuant to Section 4(a)(2) under the United States Securities Act, pursuant to the representations of the firm contained in the services agreement.

Management Private Placement

On November 18, 2022, we entered into binding securities purchase agreements with certain of our officers and employees pursuant to which the Company sold and issued to the investors an aggregate of 24,819.9 shares of common stock of the Company, par value $0.001 at an issue price of $12 per share, for gross proceeds of $297,838. An additional placement of 809.75 shares of common stock was completed on November 23, 2022, at the same price per share of $12 for aggregate proceeds of $9,717. The shares were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the investors. The purchase price per share was higher than the closing bid price of the Company’s Shares on the Nasdaq Capital Market on November 17, 2022 and November 22, 2022, respectively, the day immediately preceding the date the Company and the investors entered into binding agreements in relation to the management private placement.

NervePro Shares

On December 30, 2022, Assure Holdings Corp. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with each of NervePro LLC, a Colorado limited liability company (“NervePro”), Neuroprotect Neuromonitoring, LLC, a Colorado limited liability company (“Neuroprotect”), Neurotech Neuromonitoring, LLC, a Colorado limited liability company (“Neurotech”), and Nervefocus, LLC, a Colorado limited liability company (“Nervefocus,” and together with NervePro, Neuroprotect, and Neurotech, the “Sellers,” and each, a “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchased all assets of the Sellers related to the Sellers’ operating businesses that provide intraoperative neuromonitoring and related services (the “Business”) and assume certain liabilities of the Seller.  The acquired assets include, but are not limited to, tangible personal property, inventory, records, prepaid expenses, contracts, licenses, warranties, intellectual property, goodwill, telephone numbers and email addresses, software, advertising, and accounts receivable related to work performed or billed on or after December 31, 2022 through the Closing (as defined below), including, without limitation, all rights to bill and collect for cases performed by Sellers between December 1, 2022 and Closing that were not billed or collected prior to the Closing, or that were billed between December 1, 2022 and Closing but were not collected in whole or in part, and the right to rebill any cases performed by Sellers between December 1, 2022 and Closing (“Acquired AR”) (collectively, the “Assets”); but excluding certain assets including cash and cash equivalents, retained liabilities, corporate records and documents, employee benefit-related files and records, insurance policies, tax assets, rights to actions, suits or claims, and rights which accrue to Sellers under the Purchase Agreement.

In connection with the acquisition of Seller’s Assets, the Company issued to Sellers 75,000 Shares. The Shares were issued pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act, and applicable state securities law exemptions based on the representations of the Sellers in the Purchase Agreement.  The Shares are “restricted securities” as defined in Rule 144 of the Securities Act.

Roth Warrants

On December 30, 2022, pursuant to a certain advisory agreement between the Company and Roth Capital Partners LLC (“Roth”), in consideration for the financial advisory services to be rendered thereunder, the Company issued to Roth common stock purchase warrants exercisable to purchase 9,000 shares of common stock of the Company at an exercise price of $28 per share for a period of five years from the date of issuance of the warrant.  The warrants were issued pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions based on the representations of Roth in the advisory agreement. The warrants and the shares of common stock issuable upon exercise thereof are “restricted securities” as defined in Rule 144 of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation of Montreux Capital Corp. dated May 15, 2017 (incorporated by referenced to Exhibit 3.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.2	Articles of Domestication (from British Columbia to State of Nevada) dated May 15, 2017 (incorporated by referenced to Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.3

Certificate of Amendment to Articles of Incorporation (Name Change) of Montreux Capital Corp. dated May 17, 2017 (incorporated by referenced to Exhibit 3.3 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

3.4	Bylaws of Assure Holdings Corp. (incorporated by referenced to Exhibit 3.4 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.5	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on September 3, 2021)
3.6	Amendment No.1 to the Bylaws (incorporated by referenced to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on September 3, 2021)
3.7	Amendment No. 2 to the Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on November 9, 2021)
3.8	Amended and Restated Bylaws of Assure Holdings Corp. (incorporated by reference to Exhibit 3.8 to the Company’s 10-Q filed with the SEC on November 15, 2021)
3.9	Amended Articles of Incorporation of Assure Holdings Corp. (incorporated by reference to Exhibit 3.9 to the Company’s 10-Q filed with the SEC on November 15, 2021)
4.1**	Form of underwriter’s warrant
5.1**	Opinion of Dorsey & Whitney LLP
10.1

Share Exchange Agreement among Montreux Capital Corp. and Assure Holdings Inc. dated May 16, 2017 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.2

Stock Grant Agreement between Assure Neuromonitoring and Preston Parsons dated June 15, 2016 (incorporated by referenced to Exhibit 10.2 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.3

Stock Grant Agreement between Assure Neuromonitoring and Matthew Willer dated June 15, 2016 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.4

Employment Agreement between Assure Holdings Corp. and Preston Parsons dated November 7, 2016 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.5	Employment Agreement between Assure Holdings Corp. and John Farlinger dated June 1, 2018 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.6	Executive Employment Agreement between Assure Holdings Corp. and Trent Carman (incorporated by referenced to Exhibit 10.6 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.7

Debt Settlement Agreement between Assure Holdings Corp. and Preston Parsons dated August 16, 2018 (incorporated by referenced to Exhibit 10.7 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.8

Share Grant Amendment and Transfer Agreement between Assure Holdings Corp. and Preston Parsons dated March 4, 2020 (incorporated by referenced to Exhibit 10.8 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.9	Form of Stock Grant Agreement dated December 29, 2020 (incorporated by referenced to Exhibit 10.9 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.10

Loan Agreement between Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.10 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.11

Guaranty Agreement between Subsidiaries of Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.11 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.12

Security Agreement between Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.12 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.13

Promissory Note of Assure Holdings Corp. to Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.13 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

Exhibit Number	Description

10.14

Securities Purchase Agreement among Assure Holdings Corp. and investors dated December 1, 2020 (incorporated by referenced to Exhibit 10.14 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.15

Registration Rights Agreement among Assure Holdings Corp. and investors dated December 1, 2020 (incorporated by referenced to Exhibit 10.15 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.16	Stock Option Plan, as amended (approved on December 10, 2020) (incorporated by referenced to Exhibit 10.16 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.17	Equity Incentive Plan (approved on December 10, 2020) (incorporated by referenced to Exhibit 10.17 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.18	Paycheck Protection Promissory Note (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 2, 2021)
10.19	Asset Purchase Agreement dated April 30, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 6, 2021)
10.20	Commitment Letter dated March 8, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.21	Debenture dated June 9, 2021 (incorporated by referenced to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.22	Guarantee dated June 9, 2021 (incorporated by referenced to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.23	Security Agreement dated June 9, 2021 (incorporated by referenced to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.24	Contract Assignment dated June 9, 2021 (incorporated by referenced to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.25	Form of Warrant dated June 9, 2021 (incorporated by referenced to Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.26

Securities Purchase Agreement among Assure Holdings Corp. and Selling Stockholders dated November 15, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.27

Form of Lock-up Agreement among Assure Holdings Corp. and certain of its officers and directors dated November 15, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.28

Registration Rights Agreement among Assure Holdings Corp. and Selling Stockholders dated November 15, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.29

Amending Agreement to the Company’s commitment letter with Centurion Financial Trust dated November 23, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 1, 2021)

10.30

Form of Securities Purchase Agreement among Assure Holdings Corp. and Selling Stockholders dated November 27, 2021(incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on December 1, 2021)

14.1	Code of Ethics (incorporated by referenced to Exhibit 14.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
21.1	Subsidiaries of the Company (incorporated by referenced to Exhibit 21.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
23.1**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2 +	Consent of Baker Tilly US, LLP
24.1 +	Power of Attorney (included on signature page)

101.INS+	Inline XBRL Instance Document
101.SCH+	Inline XBRL Schema Document
101.CAL+	Inline XBRL Calculation Linkbase Document
101.DEF+	Inline XBRL Definition Linkbase Document
101.LAB+	Inline XBRL Label Linkbase Document
101.PRE+	Inline XBRL Presentation Linkbase Document
104+	Cover Page Interactive Data File (formatted as Inline XBRL)
107+	Calculation of Filing Fee Table

+ Filed herewith.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 14th day of April, 2023.

ASSURE HOLDINGS CORP.

By: /s/ John Farlinger

Name: John Farlinger
Title: Executive Chairperson and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Farlinger	Executive Chairperson and Chief Executive Officer	April 14, 2023
John Farlinger	(Principal Executive Officer)

/s/ John Price	Chief Financial Officer and Principal Accounting Officer	April 14, 2023
John Price	(Principal Financial and Accounting Officer)

*	Director	April 14, 2023
Christopher Rumana

*	Director	April 14, 2023
Steven Summer

*	Director	April 14, 2023
John Flood

* By:	/s/ John Farlinger
John Farlinger
Attorney-in-Fact pursuant to Power of Attorney
dated January 27, 2023